As filed with the Securities and Exchange Commission on December 28, 2021
Investment Company Act File No. 811-23755
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM N-2
(CHECK APPROPRIATE BOX OR BOXES)
☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
☒ Amendment No. 1
NB CROSSROADS PRIVATE MARKETS
FUND VII ADVISORY LP
(Exact name of Registrant as specified in Charter)
325 North Saint Paul Street, 49th Floor
Dallas, Texas 75201
(Address of principal executive offices)
Registrant’s Telephone Number, including Area Code: (212) 476-8800
Corey Issing
Neuberger Berman Investment Advisers LLC
1290 Avenue of the Americas
New York, NY 10104
(Name and address of agent for service)
COPY TO:
Nicole M. Runyan, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Check each box that appropriately characterizes the Registrant:
☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the “Securities Act”)).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.
☐
If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).
This Registration Statement of NB Crossroads Private Markets Fund VII Advisory LP (the “Registrant”) has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Limited partnership interests in the Registrant (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Registrant may only be made by entities or persons that are both (i) “accredited investors” within the meaning of Regulation D under the Securities Act and (ii) “qualified clients” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). This Registration Statement does not constitute an offer to sell, or the solicitation of any offer to buy, Interests in the Registrant.

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

NB CROSSROADS PRIVATE MARKETS FUND VII ADVISORY LP

Offering of Limited Partnership Interests

December 2021
THE INFORMATION CONTAINED IN THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM (THE “OFFERING MEMORANDUM”) IS QUALIFIED IN ITS ENTIRETY BY THE REGISTRATION STATEMENT ON FORM N-2, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), AS DESCRIBED BELOW UNDER “REGISTRATION STATEMENT.”
Neuberger Berman Investment Advisers LLC (the “Investment Adviser”), an affiliate of Neuberger Berman Group LLC, is offering to suitable investors (the “Investors”) interests in NB Crossroads Private Markets Fund VII Advisory LP, a limited partnership organized under the laws of Delaware (the “Fund”). NB Crossroads PMF VII GP LLC (the “General Partner”) serves as the general partner of the Fund. The Fund invests all or substantially all of its assets in NB Crossroads Private Markets Fund VII Holdings LP (the “Master Fund”) as part of a “master/feeder fund” structure. The Investment Adviser has engaged NB Alternatives Advisers LLC (the “Sub-Adviser” and, together with the Investment Adviser, the “Adviser”) to make all investment decisions on behalf of the Master Fund. The Investment Adviser may form one or more additional feeder funds or parallel vehicles from time to time.
The Fund is offering limited partnership interests (the “Interests”) on a private placement basis to suitable investors. Interests are being offered only to persons or entities that are both “accredited investors” as defined in Section 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified clients” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act. The Investment Adviser is seeking commitments to the Master Fund in the aggregate of $350 million (or higher, in the discretion of the Investment Adviser). The minimum capital commitment (“Commitment”) to the Fund will be $50,000 although the Board of Directors of the Fund reserves the right to accept Commitments of lesser amounts in its discretion. An Investor’s Commitment will be drawn down pursuant to the terms detailed herein. See Section III – “Summary of Offering Terms” for other offering terms and a more extensive description of the Limited Partnership Agreement of the Fund (the “Partnership Agreement”).
The Fund will remain in existence for a period of approximately ten years, subject to two one-year extensions, which may be approved by the Board of Directors of the Fund. Further extensions thereafter must be approved by a majority-in-interest of the Investors.
•	An investment in the Fund is speculative with a substantial risk of loss.
•	No market for the Interests exists or is expected to develop and an investment in the Fund is only suitable for Investors who have no need for liquidity in the investment.
•	The transfers of Interests may be made only with the prior written consent of the Board of Directors of the Fund, which may be withheld in the Board’s sole discretion.
•	The Interests are not listed on any securities exchange, and it is not anticipated that a secondary market for the Interests will develop.
•	An investment in the Fund may not be suitable for investors who may need the money they invested in a specified timeframe.
•
An investment in the Fund involves substantial restrictions on liquidity and its Interests are not freely transferable. Consequently, Investors may be unable to redeem or liquidate their Interests. The Fund may provide liquidity through periodic tender offers to repurchase a limited amount of the Fund’s Interests. The Fund may offer to repurchase Interests from Investors at a purchase price equal to 80%, or such other amount as determined by the Board, of the net asset value of an Investor's Interests as of the applicable tender valuation date. However, the Fund currently does not expect to offer to repurchase Interests.

•	The amount of distributions that the Fund may pay, if any, is uncertain.
See Section XI – “Risk Factors and Potential Conflicts of Interest” for special considerations relevant to an investment in the Interests.
i

IN MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE INTERESTS HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. NONE OF THE FOREGOING AUTHORITIES HAVE PASSED UPON, OR ENDORSED, THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE INTERESTS HAVE NOT BEEN, AND WILL NOT BE, REGISTERED WITH THE SEC UNDER THE SECURITIES ACT, OR UNDER THE SECURITIES LAWS OF ANY STATES, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREUNDER. THERE IS NO PUBLIC OR OTHER MARKET FOR THE INTERESTS, NOR IS IT LIKELY THAT ANY SUCH MARKET WILL DEVELOP. THEREFORE, PROSPECTIVE INVESTORS MUST EXPECT TO BE REQUIRED TO RETAIN OWNERSHIP OF THE INTERESTS AND BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR THE TERM OF THE FUND.
IN ADDITION, THE FUND’S PARTNERSHIP AGREEMENT CONTAINS RESTRICTIONS ON TRANSFER AND RESALE OF THE INTERESTS OFFERED HEREBY.
THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, A SECURITY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN THAT JURISDICTION.
NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR MAKE REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS OFFERING MEMORANDUM. NO PROSPECTIVE INVESTOR SHOULD CONSIDER OR RELY UPON ANY REPRESENTATION OR INFORMATION NOT SPECIFICALLY CONTAINED HEREIN, AS NO SUCH EXTRANEOUS REPRESENTATION OR WARRANTY HAS BEEN AUTHORIZED BY THE FUND, THE INVESTMENT ADVISER OR ANY AFFILIATE THEREOF. FURTHERMORE, IN THE EVENT THAT ANY OF THE TERMS, CONDITIONS OR OTHER PROVISIONS OF THE PARTNERSHIP AGREEMENT ARE INCONSISTENT WITH OR CONTRARY TO THE DESCRIPTIONS OR TERMS IN THIS OFFERING MEMORANDUM, THE PARTNERSHIP AGREEMENT WILL CONTROL.
PROSPECTIVE INVESTORS ARE EXPECTED TO CONDUCT THEIR OWN INQUIRIES INTO THE BUSINESSES AND OPERATIONS OF THE FUND, THE INVESTMENT ADVISER AND THEIR AFFILIATES. THE CONTENTS OF THIS OFFERING MEMORANDUM ARE NOT TO BE CONSTRUED AS LEGAL, TAX OR INVESTMENT ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN ADVISOR(S) AS TO LEGAL, TAX, BUSINESS AND RELATED MATTERS CONCERNING THIS INVESTMENT.
THIS OFFERING MEMORANDUM IS CONFIDENTIAL AND CONSTITUTES AN OFFER ONLY TO THE OFFEREE HEREOF. DELIVERY OF THIS OFFERING MEMORANDUM TO ANYONE OTHER THAN THE OFFEREE OR SUCH OFFEREE’S ADVISORS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFERING MEMORANDUM, IN WHOLE OR IN PART, OR ANY ATTEMPT TO DIVULGE ITS CONTENTS, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE INVESTMENT ADVISER IS PROHIBITED. THE DELIVERY OF THIS OFFERING MEMORANDUM DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE ON THE COVER HEREOF.
THE STATEMENTS MADE IN THIS OFFERING MEMORANDUM MAY INCLUDE FORWARD-LOOKING STATEMENTS REGARDING THE FUTURE OPERATIONS, OPPORTUNITIES OR FINANCIAL PERFORMANCE OF (I) THE FUND, (II) OTHER FUND-OF-FUNDS VEHICLES MANAGED BY THE INVESTMENT ADVISER, (III) PRIVATE EQUITY FUNDS IN WHICH THE MASTER FUND INVESTS OR SUCH OTHER FUND-OF-FUNDS VEHICLES AND (IV) PRIVATE EQUITY INVESTMENT VEHICLES AND SEPARATE ACCOUNTS OWNED AND MANAGED BY AFFILIATES OF THE INVESTMENT ADVISER. THESE INCLUDE STATEMENTS CONTAINING WORDS SUCH AS “ANTICIPATES,” “ESTIMATES,”

“EXPECTS,” “PROJECTS,” “INTENDS,” “PLANS,” “TARGETS,” “SEEKS,” “BELIEVES” AND WORDS OF SIMILAR IMPORT. THESE FORWARD–LOOKING STATEMENTS ARE JUST BEST ESTIMATIONS CONSISTENT WITH THE INFORMATION AVAILABLE TO THE INVESTMENT ADVISER AS OF THE DATE OF THIS OFFERING MEMORANDUM. SUCH INFORMATION MAY HAVE BEEN PROVIDED TO THE INVESTMENT ADVISER AND, ALTHOUGH THE INVESTMENT ADVISER HAS A REASONABLE BASIS TO RELY ON SUCH INFORMATION, THE INVESTMENT ADVISER HAS NOT INDEPENDENTLY VERIFIED SUCH INFORMATION OR OTHERWISE CONFIRMED THAT IT IS NOT OUTDATED. THUS, THE FORWARD–LOOKING STATEMENTS HEREIN INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES SUCH THAT ACTUAL FUTURE OPERATIONS, OPPORTUNITIES OR FINANCIAL PERFORMANCE MAY DIFFER MATERIALLY FROM THESE FORWARD–LOOKING STATEMENTS. UNDUE RELIANCE SHOULD NOT BE PLACED ON FORWARD–LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THERE IS NO OBLIGATION FOR THE INVESTMENT ADVISER TO UPDATE OR ALTER ANY FORWARD–LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. ALL FORWARD–LOOKING STATEMENTS CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY THE FOREGOING CAUTIONARY STATEMENTS.
Additional Information
The Fund has agreed to provide, prior to the consummation of the transactions contemplated herein, to each offeree of the Interests the opportunity to ask questions of and receive answers from the Investment Adviser concerning the terms and conditions of this offering and to obtain any additional information, to the extent the Investment Adviser possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth herein.
Prospective Investors and their professional advisors are invited to request any further information they may desire from the Sub-Adviser:
NB Alternatives Advisers LLC
1290 Avenue of the Americas
New York, NY 10104
Telephone: (212) 476-8800
SEC Registration Statement
Each of the Fund and the Master Fund is a Delaware limited partnership registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified, management investment company. The Registration Statement on Form N-2 for each of the Fund and the Master Fund, as well as each amendment thereto and certain other additional information about the Fund and the Master Fund, is available on the SEC’s website at www.sec.gov. The Registration Statement on Form N-2 for each of the Fund and the Master Fund, as well as each amendment thereto, is incorporated by reference into this Offering Memorandum.
This Offering Memorandum includes information required to be included in a prospectus and statement of additional information. You may request a free copy of the Registration Statement for the Fund and/or the Master Fund, as well as this Offering Memorandum, annual and semi-annual reports to Investors when available, and other information about the Fund, and make inquiries by calling or writing to the Fund at the telephone number and address listed in “Additional Information” above.

v

I.	GLOSSARY OF DEFINED TERMS
The following terms, which are used throughout this Offering Memorandum are defined as follows:
1940 Act	The Investment Company Act of 1940, as amended

Administration Agreement	The agreement between the Fund and the Administrator with respect to the provision of administrative services to the Fund

Administrator	UMB Fund Services, Inc. (or any successor administrator)

Adviser	The Investment Adviser and the Sub-Adviser

Advisers Act	The Investment Advisers Act of 1940, as amended

Board	The Board of Directors of the Fund and the Master Fund, as applicable

CFTC	The Commodity Futures Trading Commission

Code	The Internal Revenue Code of 1986, as amended

Co-Investment	An investment directly in equity or debt securities, such as common or preferred stock, or senior or subordinated debt, of portfolio companies alongside Portfolio Funds and other private equity firms

Commitments	Capital commitments from Investors to the Fund

Covered Persons	The Investment Adviser, the Sub-Adviser and their respective affiliates, related shareholders, members, employees or agents

Custodian	UMB Bank, N.A. (or any successor custodian)

Directors	The directors comprising the Board of the Fund and the Master Fund

Fund	NB Crossroads Private Markets Fund VII Advisory LP

General Partner	NB Crossroads PMF VII GP LLC

Interests	Limited partnership interests in the Fund

Independent Directors	Directors that are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of either the Fund or the Master Fund

Invested Capital	The total capital that the Master Fund contributes to its underlying investments, including cash and cash equivalents

Investment Adviser	Neuberger Berman Investment Advisers LLC (or any successor investment adviser to the Master Fund)

Investment Advisory Agreement	The investment advisory agreement between the Master Fund and the Investment Adviser

Investment Sub-Advisory Agreement	The investment sub-advisory agreement between the Investment Adviser and the Sub-Adviser

Investors	Persons or entities subscribing for Interests in the Fund and admitted as limited partners

IRS	Internal Revenue Service

Master Fund	NB Crossroads Private Markets Fund VII Holdings LP

NAV	Net asset value

Neuberger Berman	Neuberger Berman Group LLC

OFAC	The U.S. Department of Treasury’s Office of Foreign Assets Control

Offering Memorandum	This Confidential Private Offering Memorandum

Partnership Agreement	The Limited Partnership Agreement of the Fund, as amended from time to time

Placement Agent	Neuberger Berman BD LLC, an affiliate of Neuberger Berman (or any successor placement agent to the Fund)

Portfolio Funds	Underlying professionally managed private equity funds and other collective investment vehicles or accounts in which the Master Fund invests

Proskauer	Proskauer Rose LLP, counsel to the Fund and the Master Fund

Portfolio Fund Managers	The group of alternative asset managers who manage the Portfolio Funds

Portfolio Management Team	The investment professionals responsible for the day-to-day management of the Master Fund’s portfolio

Securities Act	The Securities Act of 1933, as amended

SEC	Securities and Exchange Commission

Special Limited Partner	NB CPM Fund VII SLP LP, the special limited partner of the Master Fund

Sub-Adviser	NB Alternatives Advisers LLC (or any successor investment sub-adviser to the Master Fund)

Subscription Documents	The Subscription Documents, as amended from time to time, required to be completed by prospective Investors

UBTI	Unrelated business taxable income

Underlying Commitments	Total capital commitments entered into by the Master Fund with respect to Portfolio Funds and Co-Investments

II.	EXECUTIVE SUMMARY
NB Crossroads Private Markets Fund VII Advisory LP (the “Fund”) is an investment fund formed by Neuberger Berman Investment Advisers LLC (the “Investment Adviser”) and NB Alternatives Advisers LLC (the “Sub-Adviser,” and together with the Investment Adviser, the “Adviser”), which are indirect wholly-owned subsidiaries of Neuberger Berman Group LLC (“Neuberger Berman” or the “Firm”). The Fund is a limited partnership organized under the laws of Delaware on October 4, 2021 and is registered under the 1940 Act as a closed-end, non-diversified, management investment company. NB Crossroads PMF VII GP LLC (the “General Partner”) serves as the general partner of the Fund. The Fund will invest all or substantially all of its assets in the Master Fund, a Delaware limited partnership that is also registered under the 1940 Act as part of a “master/feeder” structure. The Master Fund has the same investment objective, investment policies and restrictions as those of the Fund. The Investment Adviser serves as investment adviser of the Master Fund and provides management services to the Fund. The Investment Adviser has engaged the Sub-Adviser to make investment decisions on behalf of the Master Fund. For convenience of reference, references herein to “the Fund” include the Fund and the Master Fund, unless the context requires otherwise.
The Fund seeks to achieve attractive risk-adjusted returns (primarily through long-term capital gains) principally by making primary investments (each, a “Primary Investment”) in a portfolio of newly formed, third party private equity funds managed by various unaffiliated asset managers (“Portfolio Funds”). The Fund will also opportunistically make “secondary investments” in Portfolio Funds acquired in privately negotiated transactions from investors in these Portfolio Funds typically after the end of the Portfolio Fund’s fundraising period (each, a “Secondary Investment”), and invest directly in equity or debt securities, such as common or preferred stock, or senior or subordinated debt, of portfolio companies alongside Portfolio Funds and other private equity firms (each, a “Co-Investment”). Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that was taken to achieve the return for the investment. The Fund seeks to invest in Portfolio Funds managed by experienced Portfolio Fund Managers that generally have an established track record. The Adviser believes the coupling of Secondary Investments and Co-Investment activities with Primary Investments should enhance and accelerate investment returns and will offer Investors an opportunity to gain exposure to a broad range of private equity investment opportunities in the United States, Europe, Asia and emerging markets around the world.
The Master Fund seeks to raise at least $350 million in aggregate capital commitments, including commitments by Neuberger Berman and key investment professionals, which are expected to represent, in aggregate, a minimum of 1% of the Master Fund’s capital commitments, including the commitment by Neuberger Berman.
The private equity market primarily consists of long-term equity investments in private companies, traditionally characterized by buyouts and venture and growth capital investments. Private equity typically provides long-term capital for non-publicly traded companies, as well as for liquidity to private shareholders. This capital is used for a variety of purposes including business start-ups, expansions, acquisitions, recapitalizations, restructurings and turnarounds. Private equity investments are typically held in investment partnerships for approximately three to seven years, and during such time are largely illiquid. The average life span of a private equity fund, such as the Portfolio Funds, is ten to twelve years. Distributions from Portfolio Funds are typically made towards the middle to the end of the Portfolio Funds’ lives, when the Portfolio Fund Managers can realize the Portfolio Funds’ returns on their investments in underlying portfolio companies through sales of these companies to third parties, initial public offerings of these companies or recapitalizations of these companies. Therefore, investments in private equity funds are long-term investments.
The Fund provides an opportunity for Investors to potentially achieve attractive returns by investing in the private equity asset class while relying on the skills, experience and relationships of the Adviser and Neuberger Berman.

Key Fund Terms
A summary of key terms for the offering is listed below. This summary is qualified in its entirety by the more detailed information on the terms of the offering provided in Section III – “Summary of Offering Terms.”
Target Size of Master Fund:	$350 million (or higher, at the discretion of the Investment Adviser).

Minimum Commitment to the Fund:	$50,000 (Commitments of lesser amounts at the discretion of the Board).

Investment Period:	Five years from the initial closing date (except for follow-on investments in existing Portfolio Funds and Co-Investments).

Term:
Ten years. The Master Fund’s and the Fund’s terms will expire on December 31 following the tenth anniversary of the initial closing of the Fund (subject to two extensions by the Board without the approval of the Investors for up to one year per extension; any extensions thereafter must be approved by a majority-in-interest of the Investors). Investors have no right to require the Fund to redeem their Interests during the Fund’s term.

Initial Closing:
The initial closing will occur on the first date that the Fund admits prospective Investors into the Fund upon completing the required properly executed Subscription Documents (such date, the initial closing date). Interests in the Fund will be offered at an initial price of $1,000 per unit of Interest. The initial closing date is anticipated to be in the first quarter of 2022.

Subsequent Closings:
Subsequent to the initial closing of the Fund, the Fund may offer Interests at NAV through multiple closings, which are anticipated to occur over a period of up to one year following the initial closing. Any Investor admitted to the Fund in a subsequent closing will be required to contribute to the Fund a percentage of its Commitment equal to its pro rata share of the cost of (and contributions with respect to) portfolio investments made prior to such subsequent closing, as well as contributions for other Fund fees and expenses.

Advisory Fee:
The Master Fund pays the Investment Adviser an advisory fee quarterly at an annual rate of 0.80% through the end of year eight from the commencement of the Master Fund's operations and then at an annual rate of 0.15% for the remaining life of the Master Fund, in each case based on the Master Fund’s Invested Capital (the “Advisory Fee”). In no event will the Master Fund’s Invested Capital exceed the amount of Investors’ total Commitments. The Advisory Fee is paid by the Master Fund only. The Fund, however, due to its investment in the Master Fund will indirectly bear a proportional percentage of the Advisory Fee.

Carried Interest:
Carried interest is a share of the Master Fund’s returns that is paid to the Special Limited Partner by the Master Fund in the event that specified investment returns are achieved by the Master Fund. To the extent that the Fund has adequate cash reserves to make a distribution, with the Board’s approval, each distribution will be allocated among the Fund’s Investors pro rata in proportion to their capital contributions. After each Investor has received aggregate distributions equal to 125% of all drawn Commitments, a carried interest of 7.0% will be distributed to the Special Limited Partner. The carried interest will be distributed to the Special Limited Partner only after the fourth anniversary of the final closing, except in respect of an Investor’s repurchase of its Interest. While the carried interest will be directly allocated to the Master Fund, the Fund and its limited partners will indirectly pay the Master Fund’s carried interest.

NB CPM Fund VII SLP LP, the Special Limited Partner of the Master Fund, is comprised of interests of all key investment professionals of Neuberger Berman. The Special Limited Partner will receive carried interest and distributions from the Master Fund and Fund as described in Section III – “Summary of Offering Terms – Distributions; Carried Interest” and Section IX – “Fees and Expenses of the Fund; Allocations of Profit and Loss – Distributions.” The investment participation of the Special Limited Partner serves to align the interests of the Firm and Portfolio Management Team with those of the Fund's other Investors.

Tax Status:	The Fund intends to qualify and elect to be treated as a regulated investment company or “RIC” under the Code.

Fund Fees and Expenses
The fee table below is intended to assist Investors in understanding the various costs and expenses that the Fund expects to incur, and that Investors can expect to bear, directly or indirectly, by investing in the Fund. This fee table is based on estimated expenses of the Fund for the fiscal year ending March 31, 2022, and assumes that the Master Fund raises $350 million in total Commitments from Investors through March 31, 2022, that 30% of total Commitments are drawn down in the first year, and that substantially all of the drawn-down Commitments are invested at March 31, 2022 and are valued at cost (i.e., Invested Capital is equal to 30% of Commitments and approximately the same as net assets). Investors will indirectly bear the fees of the Master Fund (including the Advisory Fee) and these fees are reflected in the fee table and examples below.
Investor Transaction Expenses
Sales Load (as a percentage of offering price)	0.00%
As a Percentage of Average Net Assets
Annual Expenses
Advisory Fee(1)	0.80%
Other Operating Expenses(2)	1.08%
Acquired Fund Fees and Expenses(3)	1.14%
Total Annual Expense Ratio before Carried Interest(4)	3.02%
1.
The Master Fund pays the Investment Adviser an advisory fee quarterly at an annual rate of 0.80% following the Master Fund’s commencement of operations through the end of year eight from the commencement of operations and then 0.15% for the remaining life of the Master Fund, in each case based on the Master Fund’s Invested Capital (the total capital that the Master Fund contributes to its underlying investments, including cash and cash equivalents). In no event will total Invested Capital exceed the amount of Investors’ total Commitments. The Advisory Fee is paid quarterly by the Master Fund only.

2.
The Other Operating Expenses for the Fund include all other expenses incurred by the Fund, such as its organizational expenses to the extent not borne by the Investment Adviser and expenses relating to the offering and sale of Interests, as well as the Fund’s indirect allocation of Other Operating Expenses of the Master Fund. The Other Operating Expenses are based on estimated amounts for the fiscal year ending March 31, 2022. The Investment Adviser has agreed to pay up to $400,000 of the aggregated organizational and offering expenses of the Fund, the Master Fund and any other feeder funds of the Master Fund that may be formed from time to time. Such expenses are not subject to recoupment by the Investment Adviser.

3.
The Acquired Fund Fees and Expenses include the fees and expenses of the Portfolio Funds in which the Master Fund intends to invest. Some or all of the Portfolio Funds in which the Master Fund has invested or intends to invest generally charge asset-based management fees. The Portfolio Fund Managers may also receive performance-based compensation if the Portfolio Funds achieve certain profit levels, generally in the form of “carried interest” allocations of profits from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds. Carried interest allocation paid to a Portfolio Fund Manager are often made subject to a requirement to be repaid—a “clawback”—to the extent that the aggregate amount distributed to the Portfolio Fund Manager over all financial reporting periods exceeds the carried interest amount that would have been due based instead on the Portfolio Fund’s cumulative results. The Portfolio Funds in which the Master Fund intends to invest generally charge a management fee of 1.00% to 2.50%, and approximately 20% to 30% of net profits as a carried interest allocation, subject to a clawback. The “Acquired Fund Fees and Expenses” disclosed above are based on historic returns of the types of Portfolio Funds in which the Master Fund anticipates investing, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses.” The “Acquired Fund Fees and Expenses” shown reflects estimated operating expenses of the Portfolio Funds (i.e., management fees, performance-based fees or allocations, administration fees and professional and other direct, fixed fees and expenses of the Portfolio Funds). The Acquired Fund Fees and Expenses are based on estimated amounts for the fiscal year ending March 31, 2022.

4.
After each Investor has received aggregate distributions equal to 125% of all drawn Commitments, a carried interest of 7.0% will be distributed to the Special Limited Partner of the Master Fund only after the fourth anniversary of the final closing (except in respect of an Investor’s repurchase of its Interest). While the carried interest will be directly allocated to the Master Fund, the Fund and its limited partners will indirectly pay the Master Fund’s carried interest. See Section IX – “Fees and Expenses of the Fund; Distributions.”

The purpose of the table above and the examples below is to assist prospective Investors in understanding the various costs and expenses Investors in the Fund will bear directly or indirectly.
Example 1
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:(1)	$30	$84	$136	$269
(1)	The example above presents the Fund’s estimated expenses based on a Commitment of $1,000, which is called in full after the initial closing during year 1 without any subsequent capital calls.

The following example presents the Fund’s estimated expenses based on a $1,000 Commitment to the Fund, which is called over time from an Investor in the amounts and with the timing as outlined in the “Summary of Offering Terms — Capital Calls” section:
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 Commitment, assuming capital calls of $300 in year 1, $200 in each of year 2 and year 3, $150 in year 4 and $0 in year 5, and a 5% annual return:	$9	$36	$77	$187
Example 2
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $50,000 investment, assuming a 5% annual return(2):	$1,525	$4,193	$6,797	$13,438
(2)	The example above presents the Fund’s estimated expenses based on a Commitment of $50,000, which is called in full after the initial closing during year 1 without any subsequent capital calls.
The following example presents the Fund’s estimated expenses based on a $50,000 Commitment to the Fund, which is called over time from an Investor in the amounts and with the timing as outlined in the “Summary of Offering Terms — Capital Calls” section:
	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $50,000 Commitment, assuming capital calls of $15,000 in year 1, $10,000 in each of year 2 and year 3, $7,500 in year 4 and $0 in year 5, and a 5% annual return:	$457	$1,765	$3,813	$9,264
The Examples above are based on the fees and expenses set forth above. It should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Fund’s actual rate of return may be greater or less than the hypothetical 5.0% return assumed in the examples. The Examples assume participation in the initial closing, the Master Fund raises $350 million in total Commitments and capital is called as outlined above and described under “Capital Calls” in the “Summary of Offering Terms” section. The capital call may be greater or less than those highlighted by year, which would impact the dollar totals of the Examples.

NB Private Equity
The Fund is managed by the Private Investment Portfolios and Co-Investment Team (“PIPCO” or the “Team”) of the Sub-Adviser or “NB Private Equity.”1 NB Private Equity has over 200 private markets professionals in offices in the United States, Europe, and Asia, and managed approximately $82 billion in private equity assets as of September 30, 2021.2 The Team is led by the NB Private Equity Private Investment Portfolio and Co-Investment Investment Committee (the “Investment Committee”), which is comprised of fifteen members.
The Master Fund will invest its assets in four strategic asset classes:
•	Small and Mid-Cap Buyout: Target 40-55% of the Master Fund[3]
○
Buyouts are characterized by the use of equity and debt to acquire established companies across a wide range of industries. Small and mid-cap buyout funds are highly segmented by geography, strategy, industry focus and size and there are numerous manager formations and spinoffs in any given year.

•	Large-Cap Buyout: Target 20-35% of the Master Fund[3]
○
The large-cap buyout market consists of a moderate number of Portfolio Funds of institutional fund managers that tend to have enormous resources, a large number of investment professionals and operational staff, and a significant global presence.

•	Special Situations (primarily distressed-oriented strategies): Target 10-20% of the Master Fund[3]
○
Special situations (or distressed-oriented investing) encompasses a broad range of strategies including distressed debt (control), distressed debt (non-control), distressed financial assets, operational turnarounds, “rescue” financings and high yielding credit-oriented strategies.

•	Venture and Growth Capital: Target 10-15% of the Master Fund[3]
○
Venture capital is characterized by equity investments in early through late stage startup companies with high potential growth, primarily in the technology and healthcare related industries. Growth capital is characterized by investments in companies that typically have a proven business model, but need capital to help facilitate growth.

The Master Fund’s Target Allocation

*	Target allocations across all categories are subject to change at the discretion of the Team based on its evaluation of market conditions or available investment opportunities.
1.
NB Private Equity and its affiliates are the successor to its predecessor entities (the “Predecessors”), the oldest of which was founded in 1981. All of the Predecessors’ operational assets and substantially all key personnel employed at the time of the succession became assets and employees of NB Private Equity. NB Private Equity became either the advisor or sub-advisor to all then-existing client accounts previously advised by the Predecessors. References to NB Private Equity herein include the Predecessors.

2.	Represents aggregate committed capital since PIPCO's inception in 1987, including commitments in the process of documentation or finalization.
3.
Market outlook is current as of the date of this document and subject to change. The Adviser may change the targeted asset allocation from time-to-time based on its evaluation of market conditions or the available investment opportunities.

Experienced and Stable Investment Team: The Fund is managed by NB Private Equity’s PIPCO team, a team comprised of approximately 150 dedicated investment professionals based in New York, Dallas, Boston, London, Hong Kong, Tokyo, Shanghai and Luxembourg. Our depth and experience has allowed NB Private Equity to deliver what we believe to be highly attractive portfolios for our clients, strong absolute and relative returns and exceptional client service.
Long Term Track Record: NB Private Equity believes that it has demonstrated consistent and attractive performance over 30 years of private equity investing. PIPCO has managed fund vehicles and other accounts with substantially similar investment objectives, policies and strategies to those of the Fund and the Master Fund from the period from its inception in 1987 to June 30, 2021.4 NB Private Equity is invested in over 400 active direct co-investments, is an investor in over 560 active funds and holds over 240 active limited partners advisory board seats as of June 30, 2021.
High Quality Portfolio Construction
•
Proven Investment Philosophy: NB Private Equity’s investment philosophy and processes have been developed and refined over 30 years of private equity investing. Specifically, the four key tenets of our investment philosophy (allocate tactically, invest selectively, mitigate risk and deploy capital efficiently) are focused on seeking to create portfolios for our partners with efficient deployment, outsized returns and reduced downside risk.

•
Robust Selection of and Access to High Performing Funds: Over its 30+ year history, NB Private Equity has built a strong global network of relationships with high performing private equity firms, which is expected to provide the Fund with significantly enhanced access to high performing funds globally. In addition, NB Private Equity systematically reviews, analyzes and tracks hundreds of potential private equity investment funds on an annual basis. Our proactive identification and selection process positions us to: (i) access and invest in the funds of our choice; (ii) identify and select high quality albeit lesser known funds; and (iii) avoid what appear to be lower quality funds, especially those funds whose strong brand is no longer commensurate with their potential to achieve best in class returns.

Established Investment Process
•
Rigorous Due Diligence: NB Private Equity plans to achieve its investment objective of producing attractive risk-adjusted returns by employing a rigorous and thorough due diligence process that it has developed and refined over 30 years of private equity investing. Each aspect of analyzing the team, strategy, historical investment performance, internal processes and portfolio fit includes both qualitative and quantitative analyses. From the highly quantitative and detailed analysis of unrealized portfolio company valuations to an in-depth and extensive examination of historical performance attribution, the due diligence process allows the Team to identify managers that it believes have demonstrated ability to produce consistently strong returns.

•
Investment Selection Process: NB Private Equity’s due diligence methodology is comprehensive and rigorous. An investment opportunity is typically discussed at multiple Investment Committee meetings over several weeks or months, and all investment team members are encouraged to participate in meetings of the Investment Committee. This forum provides for significant feedback and ongoing diligence requests that we believe ultimately lead to better decision making. The Investment Committee operates on a majority vote approval basis, helping to provide a full and impartial analysis for every investment.

Dedicated Secondary Investment and Co-Investment Capabilities
•
Robust Deal Flow and Execution: The Investment Committee will tactically weight Secondary Investments and Co-Investments within each of the Fund’s asset classes with the objective of maximizing risk-adjusted returns and minimizing the negative impact of the “J-curve.” A private equity fund’s net asset value will typically exhibit a “J-curve,” undergoing a modest decline in the early portion of the fund’s lifecycle as investment-related expenses and fees accrue prior to the realization of investment gains from portfolio companies, with the trend typically reversing in the later portion of the fund’s lifecycle as portfolio companies are sold and gains from investments are realized and distributed. The Team executes

4.	Past performance is not indicative of future results. Please see Appendix A for additional information on Related Account performance.

on this strategy by leveraging our dedicated Secondary Investment and Co-Investment professionals that provide robust deal flow, investment judgment and deal execution skills to the Fund. The Team believes that its ability to generate Secondary Investment and Co-Investment opportunities from dedicated senior Secondary Investment and Co-Investment investment professionals represents a distinct competitive advantage over other private equity fund of funds managers. NB Private Equity has originated a substantial volume of private equity deal flow and is often a preferred co-investment partner for leading private equity firms, as illustrated by the more than 4,150 investment opportunities reviewed across the platform over the past 3 years and the more than $18 billion committed to primary, secondary and co-investment investments over the same timeframe as of June 30, 2021.
•
Secondary Investment Capabilities: Secondary Investments are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund’s fundraising period. The Fund’s Secondary Investments will be primarily generated from NB Private Equity’s secondary investment team. The secondary investment team is comprised of dedicated senior principals who have worked together for over 20 years. The secondary investment team focuses on acquiring partially or fully funded private equity limited partnership interests at attractive valuations on a global basis.

•
Co-Investment Capabilities: Established in 2005, the Co-Investment team seeks to achieve superior risk-adjusted returns by co-investing with high performing private equity investors in attractive investment opportunities and on favorable terms. The team has invested across a diverse range of industries, geographies, enterprise values and transaction types, as well as with a wide breadth of lead private markets firms. The team seeks Co-Investments, which are typically offered on a “no-fee no carry” basis (no management fee and no performance fee to the underlying general partner), within each of the Master Fund’s asset classes with the objective of maximizing risk-adjusted returns and minimizing the downside of the J-curve.

High Quality Client Relationships and Investor Services
•
Timely Reporting: NB Private Equity is dedicated to providing Investors with accurate and timely financial reports. NB Private Equity’s processes and proprietary software are such that we expect to be able to provide our investors with tax information based upon NB Private Equity’s valuation and reporting process that relies on a combination of proprietary reporting systems and a close integration of our back office team and the Fund’s Administrator and our investment professionals in the monitoring and valuation process. The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on Form 1099 to assist Investors in preparing their tax returns. The Fund will also prepare and transmit to Investors unaudited semi-annual reports and audited annual reports (when each becomes available) within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Investors will also receive quarterly reports regarding the Fund’s operations and investments. For additional information on the reporting of tax information, please see Section XIII – “Additional Information—Reports to Investors.”

•	Comprehensive Online Reporting: The Fund offers Investors secure online access to financial reports and other current and historical investor communications.
Independent Asset Management Firm
•
Strong and Stable Platform: NB Private Equity is a division of Neuberger Berman, a private, independent, employee-controlled investment manager. It partners with institutions, advisors and individuals throughout the world to customize solutions that address their needs for income, growth and capital preservation. With approximately 2,400 professionals, it offers an investment culture of independent thinking. Founded in 1939, the company provides solutions across equities, fixed income, hedge funds and private equity, and had approximately $437 billion in assets under management as of September 30, 2021.[5]

•	Alignment of Interests: Neuberger Berman and key investment professionals expect to commit, in the aggregate, a minimum of 1% of the Master Fund’s capital commitments, including the commitment by
5.	Firm data reflects the collective data for the various subsidiaries of Neuberger Berman.

Neuberger Berman. In addition, all key investment professionals will participate, through ownership interests in the Special Limited Partner, in the carried interest of the Master Fund. The Firm’s and Team’s interests in the Fund serve to align their interests with those of the Fund’s Investors.
•
Significant Research and Diligence Resources: Neuberger Berman’s global network of employees and large pool of research and portfolio analysts provide the Team with valuable industry and company-specific insights, which supplement the Team’s analysis and evaluation of investment opportunities.[6]

Risk Factors
The Fund’s investment program is speculative and entails substantial risks. Because the Fund will invest all or substantially all of its assets in the Master Fund, in pursuit of its investment objective, the risks associated with an investment in the Fund are in effect the risks of investing in the Master Fund. In considering participation in the Fund, prospective Investors should be aware of certain risk factors, which include the following:
•
General Risks: There is no assurance that the investments held by the Master Fund will be profitable, that there will be proceeds from such investments available for distribution to the Investors, or that the Fund will achieve its investment objective.

•
Illiquidity; Lack of Current Distributions: An investment in the Fund is suitable only for certain qualified investors who have no need for liquidity of their Interests. The investments made by the Master Fund generally will be illiquid and typically cannot be transferred or redeemed during the Fund’s term. The Fund does not have any obligation to repurchase Interests from Investors. In addition there may be little or no near-term cash flow available to the Investors from the Fund.

•
Restrictions on Transfers and Withdrawals: The Interests and the interests in the Portfolio Funds indirectly held by the Fund have not been and will not be registered under the Securities Act or applicable state securities laws and may not be resold unless an exemption from such registration is available. The Fund is not under, and the Portfolio Funds are not expected to be under, any obligation to cause such an exemption (whether pursuant to Rule 144 under the Securities Act or otherwise) to be available. Accordingly, there is no secondary market for the Interests or a Fund’s indirect interests in the Portfolio Funds, and such market is not expected to develop. The Fund may provide liquidity through periodic tender offers to repurchase a limited amount of the Fund’s Interests but it is under no obligation to do so. At its discretion, the Investment Adviser may recommend to the Board (subject to its discretion) that the Fund offer to repurchase Interests from Investors at a purchase price equal to 80%, or such other amount as determined by the Board, of the net asset value of an Investor's Interests as of the applicable tender valuation date (expected to be the last business day of the applicable calendar quarter). Furthermore, transfers of Interests may be made only with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. The Fund generally will not have the right to withdraw from any Portfolio Fund.

•	Lack of Operating History: The Fund is a newly formed entity with no operating history.
•
Risks of Private Equity Investments Generally: The investments made by the Portfolio Funds will entail a high degree of risk and in most cases be highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities they will remain illiquid. As a general matter, companies in which the Portfolio Funds invest may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.

•
Secondary Investments Risks: The Master Fund may acquire secondary interests in existing private equity funds primarily from existing investors in such funds (and not from the issuers of such investments). Because the Master Fund will not be acquiring such interests directly from the issuers, it is generally not expected that the Master Fund will have the opportunity to negotiate the terms of the interests being acquired or other special rights or privileges. There can be no assurance as to the number of Secondary

6.
Subject to Neuberger Berman’s policies and procedures, including certain information barriers within Neuberger Berman that are designed to prevent the misuse by Neuberger and its personnel of material information regarding issuers of securities that has not been publicly disseminated.

Investment opportunities that will be presented to the Master Fund. In addition, valuation of such private equity funds interests may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies in which such funds may own securities. Many institutional investors, including other fund-of-funds entities, as well as existing investors of the funds may seek the same Secondary Investments as the Master Fund. No assurance can be given that the Master Fund will be able to identify investment opportunities that satisfy its investment objective and desired diversification goals or, if the Master Fund is successful in identifying such investment opportunities, that the Master Fund will be permitted to invest, or invest in the amounts desired, in such opportunities.
•
Co-Investments Risks: There can be no assurance that the Master Fund will be given Co-Investment opportunities, or that any Co-Investment offered to the Master Fund would be appropriate or attractive to the Master Fund. The market for Co-Investment opportunities may be very limited and the Co-Investment opportunities to which the Master Fund wishes to allocate capital may not be available at any given time. Due diligence will be conducted on Co-Investment opportunities; however, the Adviser may not have the ability to conduct the same level of due diligence applied to Portfolio Fund investments. In addition, the Adviser may have little opportunities to negotiate the terms of such Co-Investments. The Master Fund’s ability to dispose of Co-Investments is typically severely limited, both by the fact that the securities are expected to be unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Master Fund to sell such investment. Co-Investments are generally subject to many of the same risks as investments in the Portfolio Funds.

•
Investments in Emerging Markets: The Master Fund and the Portfolio Funds may invest in emerging markets. The Fund defines emerging markets as the 27 countries that are part of the MSCI Emerging Market Index. Investing in emerging markets involves additional risks and special considerations not typically associated with investing in other, more established economies or markets. Such risks may include, among others, (i) greater social, economic and political uncertainty, including war or terrorism or social unrest; (ii) higher dependence on exports and the corresponding importance of international trade; (iii) greater volatility, less liquidity and smaller capitalization of markets; (iv) greater volatility in currency exchange rates; (v) greater risk of inflation; and (vii) and less stringent auditing, corporate disclosure, governance, and legal standards. Most foreign and emerging market companies are not subject to the uniform accounting, auditing and financial reporting requirements applicable to issuers in the United States, which may impact the availability and quality of information about foreign and emerging market issuers. Shareholder claims and legal remedies that are common in the United States may be difficult or impossible to pursue in many emerging market countries.

•
Special Situations and Distressed Investments: The special situations asset class will likely invest a significant portion of its assets in Portfolio Funds that invest in portfolio companies that may be in transition, out of favor, financially leveraged or troubled, or potentially troubled and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization, or liquidation. These companies may be experiencing, or are expected to experience, financial difficulties that may never be overcome. The securities of such companies are likely to be particularly risky investments although they also may offer the potential for correspondingly high returns. Such companies’ securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within such companies. Such investments could, in certain circumstances, subject a Portfolio Fund to certain additional potential liabilities.

No assurance can be given that the Fund’s investment program will be successful. Accordingly, an investment in the Fund entails substantial risks and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. See Section XI – “Risk Factors and Potential Conflicts of Interest.”

III.	SUMMARY OF OFFERING TERMS
CERTAIN SECTIONS BELOW ARE ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THE PARTNERSHIP AGREEMENT AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THAT AGREEMENT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PARTNERSHIP AGREEMENT AND THIS SUMMARY, THE PARTNERSHIP AGREEMENT SHALL CONTROL.
The Fund:
The Fund is a limited partnership organized under the laws of the State of Delaware and is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund will offer and sell Interests in the Fund in minimum denominations of $50,000 only to investors that are both “accredited investors,” as defined in Regulation D under the Securities Act, and “qualified clients,” as defined in Rule 205-3 under the Advisers Act, in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act.
The Fund intends to qualify and elect to be treated as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).
Master/Feeder Structure:
The Fund will pursue its investment objective by investing all or substantially all of its assets in the Master Fund, which in turn will execute investment transactions. The Master Fund has the same investment objective, investment policies and restrictions as those of the Fund. The Master Fund is a limited partnership organized under the laws of the State of Delaware on March 11, 2021 and is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Master Fund intends to qualify and elect to be treated as a RIC under the Code. The Master Fund will commence operations after the initial closing of the Fund.
In addition, other feeder funds that invest in the Master Fund alongside the Fund may be established from time to time. Such other feeder funds may be established for different investors with different terms and conditions.
The General Partner, Investment Adviser and Sub-Adviser:
Each of the General Partner, Investment Adviser and Sub-Adviser is an indirect wholly owned subsidiary of Neuberger Berman. Each of the Investment Adviser and Sub-Adviser is registered as an investment adviser under the Advisers Act.
The Investment Adviser has full, exclusive and complete authority in the management and control of the business of the Master Fund and will make all decisions affecting the business of the Master Fund. The Investment Adviser has engaged the Sub-Adviser to make investment decisions on behalf of the Master Fund.
Investment Objective:
The investment objective of the Fund is to seek to provide attractive risk-adjusted returns to Investors. Through its investment in the Master Fund, the Fund seeks to achieve this objective through investments in a portfolio of professionally managed Portfolio Funds and select Co-Investments in portfolio companies. The Fund, through the Master Fund, will make Primary Investments in newly formed Portfolio Funds. The Master Fund will also opportunistically invest in Secondary Investments in underlying Portfolio Funds acquired from investors in such Portfolio Funds and in Co-Investment opportunities.
Investment Allocations:
It is currently expected that the following private equity strategy allocations will be made for the Master Fund:
Buyout	60%-90%
Venture and Growth Capital	15%-20%
Special Situations	5%-15%
Strategy:	Target Allocation	Expected Number of Investments
Primaries	55 – 70%	20 – 25
Co-Investment / Secondary	30 – 45%	Opportunistic
Geography:
United States	60 – 75%
Europe	15 – 30%
Rest of World	5 – 20%
Suitability Standards:
Interests are being offered only to persons or entities that are both an “accredited investor,” as defined in Regulation D under the Securities Act, and a “qualified client,” as defined in Rule 205-3 under the Advisers Act.
Each prospective Investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund, including, but not limited to, this Offering Memorandum and the Partnership Agreement before deciding to invest in the Fund.
Offering Size:
The anticipated aggregate offering size for the Master Fund is approximately $350 million (or higher, at the discretion of the Investment Adviser).
Investment Period:
Five years. The Master Fund may not make a capital commitment to a Portfolio Fund, acquire an interest in a Secondary Investment, or make an initial investment in a Co-Investment after the fifth anniversary of the initial closing of the Fund, except for follow-on investments in existing Portfolio Funds and Co-Investments.
Term:
Ten years. The Master Fund’s and the Fund’s terms will expire on December 31 following the tenth anniversary of the initial closing of the Fund, which may be subject to two extensions by the Board without the approval of the Investors for up to one year per extension. Any extensions thereafter must be approved by a majority-in-interest of the Investors.

Capital Commitments:
The minimum Commitment to the Fund will be $50,000, although the Board reserves the right to accept Commitments of lesser amounts from officers and employees of the Investment Adviser, the Sub-Adviser or their affiliates as well as from employees of certain sub-placement agents retained by the Placement Agent to provide sales and investor support services.
Initial and Subsequent Closings
The initial closing will occur on the first date that the Fund admits prospective Investors into the Fund upon completing the required properly executed Subscription Documents. Interests in the Fund will be offered at an initial price of $1,000 per unit of Interest. The initial closing date is anticipated to be in the first quarter of 2022.
Subsequent to the initial closing of the Fund, the Fund may offer Interests at NAV through multiple closings, which are anticipated to occur through over a period of up to one year following the initial closing, provided that the Board may extend such period. Any Investor admitted to the Fund in a subsequent closing will be required to contribute to the Fund a percentage of its Commitment equal to its pro rata share of the cost of (and contributions with respect to) portfolio investments made prior to such subsequent closing, as well as contributions for other Fund fees and expenses.
Capital Calls:
A portion of the Investor’s total Commitment may be due immediately upon the closing of the Investor’s initial investment in the Fund, and the balance will be drawn down over time as the Master Fund makes investments and/or, as necessary, to fund other obligations of the Fund or the Master Fund. Commitments may be drawn down at any time, by the Fund making a capital call generally upon at least ten (10) business days’ prior written notice (including email) to either the Investor or the Investor’s designee. Although there is no set schedule for calling capital, it is estimated that capital calls will be scheduled in the following manner (subject to the Fund’s discretion to make capital calls at different times and in different amounts):
Year 1:	30%
Year 2:	20%
Year 3:	20%
Year 4:	15%
Year 5:	0%
The above schedule is subject to change, including as the result of Portfolio Fund capital call and distribution activity. For example, the Fund may accelerate or extend the estimated schedule or extend any capital call, or may determine not to draw the amount of the full Commitment. Thus, the Fund may have unfunded Commitments. Any amounts drawn (except for cash reserved to cover Fund expenses and as may be needed for asset coverage purposes) generally will be invested within approximately three (3) months of the drawdown date (such investments may take the form of a binding legal commitment). If a capital call is not timely made by an Investor by the specified date in the written notice, the Investor will be charged an interest at an annual rate of 8.0% up until the date the capital call is actually made.
Investors understand that by agreeing to invest in the Fund, each Investor is making an irrevocable commitment to the Fund of the entire amount of the Commitment, which will be drawn down over time. Even though not all the money will be requested immediately, if there is a capital call Investors are committing to make funds available within the time designated. Should an Investor default on a Commitment, the Fund may, in the Investment Adviser’s sole discretion, charge a defaulting Investor with the expenses and losses incurred by the Fund resulting from the sale of positions due to the default of such Investor. Such charge may be incurred by the Fund specially allocating such expenses and losses to the defaulting Investor. In addition, the Fund may, in the Investment Adviser’s sole discretion, take other actions with respect to defaulting Investors, including without limitation: (i) borrowing funds to cover defaulted capital calls, at a rate established with a third-party lender or using the Fund’s internal capital at a rate of 8.0% per annum, and causing the defaulting Investor to bear the interest and other costs associated with such borrowing, and/or (ii) excluding defaulting Investors from participating in future capital calls.
Repurchase of Interests by the Fund:
No Investor has the right to require the Fund to redeem his, her or its Interest. To provide a limited degree of liquidity to Investors, at the sole discretion of the Investment Adviser and subject to the Board’s approval, the Fund may from time to time offer to repurchase Interests pursuant to written tenders by Investors. The Investment Adviser expects that such offers to repurchase Interests, if any, would not occur before the fourth anniversary of the final closing and that all such offers, in the aggregate, would not exceed 20% of the Fund’s total Commitments.
At its discretion, the Investment Adviser may recommend to the Board (subject to its discretion) that the Fund offer to repurchase Interests from Investors at a purchase price equal to 80%, or such other amount as determined by the Board, of the net asset value of an Investor’s Interests as of the applicable tender valuation date (expected to be the last business day of the applicable calendar quarter). However, the Fund has no obligation to offer to repurchase Interests from Investors at any time and the Fund currently does not expect to offer to repurchase Interests on a periodic recurring basis.

There is no minimum amount of Interests which must be repurchased in any repurchase offer. If a repurchase offer is oversubscribed by Investors who tender their Interests, the Fund may repurchase a pro rata portion of the Interests tendered by each Investor or take any other action with respect to the repurchase offer permitted by applicable law.
The Fund does not have any obligation to repurchase Interests from Investors at any time. There is no assurance that the Investment Adviser will recommend a tender offer for Investors or that the Board will approve a tender offer. The Fund will repurchase Interests from Investors pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Investors.
Distributions:
To the extent that the Fund has adequate cash reserves to make a distribution, with the Board’s approval, each distribution will be allocated among the Fund’s Investors pro rata in proportion to their capital contributions. Distributions from the Master Fund and the Fund will be made as follows:
(i) to the limited partners of the Fund (through Master Fund distributions to the Fund) until they have received a 125% return of all drawn Commitments; and
(ii) then a 93%/7% split between the limited partners of the Fund and the Special Limited Partner of the Master Fund, respectively (see“—Carried Interest” below). The Special Limited Partner will not receive any of the carried interest that it may have earned until after the fourth anniversary of the final closing (the anticipated time frame in which all, or substantially all, of the Commitments that the Fund intends to invest will have been drawn), except in respect of an Investor’s repurchase of its Interest.
For example, assume an Investor makes a Commitment of $100,000, of which 85% is drawn by the Fund. Then the Investor will need to receive $106,250 ($85,000 x 1.25) in distributions before any carried interest is withheld. After the Investor receives the $106,250 in distributions, all future distributions will be split between the Investor (93%) and the Special Limited Partner (7%). See “—Carried Interest” below and Section IX — “Fees and Expenses of the Fund; Distributions.”
Recycling:
At the election of the Investment Adviser, the Master Fund may retain proceeds received by the Master Fund from its investments up to an amount equal to 30% of the Master Fund’s Underlying Commitments. Proceeds retained by the Master Fund, after the Investment Period has terminated, would primarily be used to pay the Master Fund’s operating expenses and follow-on investments in existing Portfolio Funds and Co-Investments.

Amounts so retained will not be included in the calculation of an Investor’s contributed capital. Separate from and in addition to any amounts retained or recalled for reinvestment by the Master Fund, in the event that funds are distributed to the Master Fund by a Portfolio Fund, which are subject to reinvestment in such Portfolio Fund, the Investment Adviser may, in its discretion, hold such amounts or distribute such amounts to the Investors. If such amounts are distributed to the Investors, each Investor’s unfunded Commitment will be increased by the amount of funds so distributed.
Withdrawals and Transfers of Interests:
Withdrawals of capital or profits will not be permitted, except to the extent required to comply with applicable laws or for certain limited tax reasons. Transfers of Interests may be made only with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. In certain circumstances set forth in the Partnership Agreement, an Investor may be required to withdraw entirely from the Fund.
Advisory Fee:
In consideration of the advisory services provided by the Investment Adviser, the Master Fund pays the Investment Adviser an advisory fee quarterly at an annual rate of 0.80% through the end of year eight from the commencement of the Master Fund's operations and then at an annual rate of 0.15% for the remaining life of the Master Fund, in each case based on the Master Fund’s Invested Capital (the “Advisory Fee”). In no event will the Master Fund’s Invested Capital exceed the amount of Investors’ total Commitments. The Advisory Fee is paid by the Master Fund only. The Fund, however, due to its investment in the Master Fund will indirectly bear a proportional percentage of the Advisory Fee.
Carried Interest:
NB CPM Fund VII SLP LP serves as the Special Limited Partner of the Master Fund for purposes of participating in the carried interest. Carried interest is a share of the Master Fund’s returns that is paid to the Special Limited Partner in the event that specified investment returns are achieved by the Master Fund. After each Investor has received aggregate distributions equal to 125% of all drawn Commitments, a carried interest of 7.0% will be distributed to the Special Limited Partner. While the carried interest will be directly allocated to the Master Fund, the Fund and its limited partners will indirectly pay the Master Fund’s carried interest. See “—Distributions” above.
Placement Agent and Fees:
Neuberger Berman BD LLC serves as placement agent of the Fund and may retain various sub-placement agents to place Interests in the Fund. There is no placement fee for purchases of Interests by or on behalf of accounts for which the Investment Adviser or one of its affiliates (including the Placement Agent) acts in a fiduciary, advisory, custodial or similar capacity. Certain sub-

placement agents may charge an one-time placement fee or sales load. Investors should consult their financial advisors at such sub-placement agents.
Expenses:
The Fund shall bear all of its own expenses, including without limitation: its pro rata portion of all of the Master Fund’s fees and expenses (which will be borne through the Fund’s investment in the Master Fund), including its pro rata portion of the Advisory Fee payable by the Master Fund to the Investment Adviser in its capacity as investment adviser to the Master Fund and expenses (including financing, due diligence, travel and other costs) related to the acquisition, holding, monitoring and disposition of the Portfolio Funds, Co-Investments and any other investments by the Master Fund (including expenses associated with potential investments or dispositions that are not consummated); accounting, audit and tax preparation fees and expenses; administrative expenses and fees; legal fees and expenses, custody and escrow fees and expenses; the costs of any errors and omissions/directors and officers liability insurance or any fidelity bond; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Investment Adviser and any custodian or other agent engaged by the Fund; interest expenses (including, without limitation, non-investment related interest expenses); any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.
In addition, the Fund shall bear its organizational expenses and expenses relating to the offering and sale of Interests to the extent such expenses are not borne by the Investment Adviser. The Investment Adviser has agreed to pay up to $400,000 of the aggregated organizational and offering expenses of the Fund, the Master Fund and any other feeder funds of the Master Fund. In addition, the Investment Adviser has agreed that if the aggregated organizational and offering expenses of the Fund, the Master Fund and any other feeder fund exceed $1,000,000, the excess amount over $1,000,000 shall be borne by the Investment Adviser. Such expenses are not subject to recoupment by the Investment Adviser.
Except as set forth herein or in another agreement between the Fund and the Investment Adviser, the Investment Adviser shall bear all of its costs incurred in providing services to the Fund and the Master Fund.
Portfolio Fund Fees and Expenses:
The Fund, through its investment in the Master Fund, will indirectly bear the management fees and carried interest allocations (or equivalent) of the Portfolio Funds; the expenses of the Portfolio Funds, including without limitation, investment-related expenses, non-investment related interest expense, administrative expenses and fees and disbursements of attorneys and accountants engaged on behalf of the Portfolio Fund and other ordinary and extraordinary expenses.
Portfolio Fund Managers generally charge their Portfolio Funds (a) a management fee of between 1.00% and 2.50% of capital committed or assets under management and (b) a performance allocation between 20% and 30% of the net profits. These fees and performance allocations, as well as any other expenses incurred by the Portfolio Funds will be passed through to the Master Fund and thereby indirectly to the Investors of the Fund.
Valuation:
The Board has approved procedures pursuant to which the Fund will value its investments. The Board has delegated to the Investment Adviser general responsibility for determining, in accordance with such procedures, the value of such investments. The Fund’s assets will be valued at their fair market value as determined by the Investment Adviser in good faith, taking into consideration all available information and other factors that the Investment Adviser deems pertinent. With respect to its investments in Portfolio Funds, the Fund may rely on the most recent valuations and other information provided by the Portfolio Fund Managers, except where the Investment Adviser may reasonably determine additional factors should be considered and reflected.
Records and Reports:
The Adviser will maintain and preserve for the Fund during its term all accounts, books and other relevant Fund documents. The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on Form 1099 to assist Investors in preparing their tax returns. The Fund will provide annual audited financial statements, semi-annual unaudited financial statements and quarterly commentary regarding the Fund’s operations and investments by the Master Fund.
Taxation; RIC Status:
The Fund intends to elect to be treated and to operate in a manner so as to qualify continuously as a RIC under Subchapter M of the Code. Assuming that the Fund so qualifies, the Fund generally will not be subject to U.S. federal income tax on its taxable income and gains that it distributes to Investors. Additionally, the Fund intends to distribute sufficient income and gains each year so as not to be subject to a U.S. federal excise tax on certain undistributed amounts.
To qualify as a RIC under the Code, the Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the Fund's business of investing in such stock or securities or foreign currencies; (ii) distribute to its Investors on an annual basis at least 90% of its investment company taxable income for each taxable year; and (iii) at the end of each quarter of the Fund's taxable year, ensure that (a) at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities so long as such other securities of any one issuer do not represent more than 5% of the value of the Fund's assets or more than 10% of the outstanding voting securities of the issuer, and (b) no more than 25% of the value of the Fund's assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund, and that are engaged in the same or similar or related trades or businesses, or the securities of one or more “qualified publicly traded partnerships.” With respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to “look through” to the income, assets and investments of the Fund and certain underlying investments of the Master Fund.
If the Fund fails to qualify as a RIC, the Fund would become subject to corporate-level U.S. federal income tax on a net basis and distributions to Investors would be treated as dividend income to the extent of the Fund's earnings and profits. The specific character of the underlying income realization (e.g., capital gains) would no longer pass-through to the Investors as if the Fund were a conduit.
Fiscal and Tax Year End:
The Fund’s fiscal year for financial reporting purposes is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending September 30 (or such other taxable year as may be required under the Code).
Indemnification and Exculpation:
The Investment Adviser, the Sub-Adviser and their other Covered Persons will (a) have limited liability to the Master Fund and the Fund and the Investors, and (b) be indemnified and held harmless by the Master Fund and the Fund, in each case to the fullest extent permitted by applicable law.
Legal Counsel:
Proskauer serves as legal counsel to the Fund and the Master Fund. No attorney-client relationship exists, however, between Proskauer and any other person solely by reason of such other person investing in the Fund. Each Investor should consult with its own counsel as to the legal and tax aspects of an investment in the Fund and its suitability for such Investor.

IV.	THE FUND
The Fund is a limited partnership organized under the laws of the State of Delaware on October 4, 2021 and is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund invests all or substantially all of its assets in the Master Fund, a Delaware limited partnership that is also registered under the 1940 Act, as part of a “master/feeder” structure. The Master Fund has the same investment objective, investment policies and restrictions as those of the Fund, as further described below. Thus, the Fund’s investment results will correspond directly to the investment results of the Master Fund.
The Fund will offer and sell Interests in minimum denominations of $50,000 (subject to the discretion of the Board to accept lesser amounts) in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the Securities Act to persons or entities that are both an “accredited investor,” as defined in Regulation D under the Securities Act, and a “qualified client,” as defined in Rule 205-3 under the Advisers Act. The anticipated aggregate offering size for the Master Fund is approximately $350 million (or higher, in the discretion of the Investment Adviser).
The Fund may offer Interests through multiple closings, which are anticipated to occur over a period of up to one year following the initial closing, provided that the Board may extend such period.
Other feeder funds that invest in the Master Fund alongside the Fund may be established from time to time. Such other feeder funds may be established for different investors with different terms and conditions. Neuberger Berman Investment Advisers LLC serves as the investment adviser to the Master Fund. NB Alternatives Advisers LLC serves as the sub-adviser to the Master Fund. Prospective investors whose subscriptions to purchase Interests are accepted by the Fund will become Investors by being admitted as limited partners of the Fund.
The Fund intends to qualify and elect to be treated as a regulated investment company or a “RIC” under the Code. As a RIC, unlike a traditional private funds-of-funds, the Fund can provide simpler tax reports to Investors on IRS Form 1099 instead of federal and state Schedule K-1s, and generally avoid the realization of unrelated business taxable income (“UBTI”) for Tax-Exempt Investors (as defined below).
Term
The Master Fund’s and the Fund’s terms will expire on December 31 following the tenth anniversary of the initial closing of the Fund, subject to two one-year extensions by the Board. Further extensions thereafter must be approved by a majority-in-interest of the Investors.

V.	INVESTMENT OBJECTIVE AND PROCESS
Investment Objective and Process
In pursuing its investment objective, the Fund will invest all or substantially all of its assets in the Master Fund. The Master Fund has the same investment objective, investment policies and restrictions as those of the Fund. This form of investment structure is commonly known as a “master/feeder” structure.
The investment objective of the Fund is to seek to provide attractive risk-adjusted returns to Investors. Risk-adjusted returns are generally understood to frame investments in the context of the level of risk that was taken to achieve the return for the investment. Through its investment in the Master Fund, the Fund seeks to achieve its investment objective principally by making Primary Investments in a portfolio of newly formed Portfolio Funds managed by experienced Portfolio Fund Managers that generally have an established track record. The Fund will also opportunistically invest in Secondary Investments and Co-Investments. The Investment Adviser believes the coupling of Secondary Investments and Co-Investment activities with Primary Investments should enhance and accelerate investment returns and will offer Investors an opportunity to gain exposure to a broad range of private equity investment opportunities in the United States, Europe, Asia and emerging markets around the world.
With respect to Co-Investments, the Master Fund will seek to invest directly in equity or debt securities, such as common or preferred stock, or senior or subordinated debt, of portfolio companies alongside Portfolio Funds and other private equity firms. The Master Fund may also invest in securities issued in private investments in public equity transactions (commonly referred to as “PIPEs”), and stock, warrants or other securities of special purpose acquisition companies (commonly referred to “SPACs”) or similar special purpose entities that pool funds to seek potential acquisition opportunities.
Each of the Fund and the Master Fund is a non-diversified fund under the 1940 Act. However, the Master Fund generally will not commit more than 25% of the value of total Commitments by Investors (measured at the time of the Commitment) in a single Portfolio Fund.
The Investment Adviser serves as investment adviser of the Master Fund. The Investment Adviser has engaged the Sub-Adviser to make investment decisions on behalf of the Master Fund. None of the Master Fund, the Fund or the Adviser guarantees any level of return or risk on investments and there can be no assurance that the investment objective will be achieved.
The investment strategy that the Fund will employ has been developed and refined by NB Private Equity over more than 30 years of private equity investing. This strategy is predicated on identifying and selecting top performing Portfolio Fund Managers and allocating appropriately across asset classes, vintage years and pace of capital deployment, maturity and stage of companies, geographies, industries and generalist versus industry specific funds. In addition, when determining proper allocations, NB Private Equity analyzes the private equity marketplace and appropriately weights capital allocations to those sectors with the most promising opportunities. The Investment Committee’s diverse professional backgrounds are key competitive advantages in the Team’s ability to dynamically and tactically allocate portfolios throughout economic cycles. Our investment philosophy has four tenets:
1.	Allocate Tactically
2.	Invest Selectively
3.	Manage Risk
4.	Focus on Capital and Fee Efficiency

Allocate Tactically: NB Private Equity combines top-down, dynamic asset allocation with bottom-up portfolio construction to create balanced, opportunistic, and appropriately diversified private equity portfolios. NB Private Equity utilizes its proprietary data and market insights to identify and tactically allocate to the most compelling investment opportunities. This tactical approach includes shifting allocations within private equity asset classes and targeting or avoiding certain industry sectors or geographic regions to achieve optimal risk adjusted returns. NB Private Equity considers factors that influence macro returns such as expected market growth rates, the current prevailing entry pricing levels and the amount of capital currently focused or expected to be focused on the market in question (which will affect both future entry prices and exit prices of private equity backed companies). Cyclical and secular factors are taken into consideration as are the potential for structural shifts. Just as importantly, we consider the risks inherent in a given strategy. For example, emerging markets generally have a higher level of risk than developed markets, and venture capital generally has a higher level of risk than a typical buyout manager. This approach has resulted in portfolios that can look very different from those of our competitors and standard industry weights.
Invest Selectively: Identifying and investing with top-performing private equity firms is a critical element in NB Private Equity’s portfolio construction process and key in creating a private equity portfolio that outperforms benchmark returns. As explained below, NB Private Equity capitalizes on the performance of proven Portfolio Fund Managers and favors those with demonstrated outperformance through varying market conditions. With this objective in mind, the Team strives to maintain and expand its relationships with both existing and emerging top performing Portfolio Fund Managers while monitoring others showing potential and eliminating exposure to underperforming firms.
By virtue of NB Private Equity’s over 30-year presence as a private equity investor, the quality and quantity of our deal flow is high. The vast majority of private equity general partners, and private equity focused placement agents, law firms and accounting firms are aware of NB Private Equity’s presence in the market. Because of our reputation and network of relationships, we believe that we see an extremely high proportion of private equity funds in the marketplace. We effectively leverage the breadth and depth of our global franchise for the benefit of our investors. NB Private Equity’s integrated platform drives deal flow, diligence, access and allocations across primaries, Co-Investments, and Secondary Investments.
We do not take our access to high quality Portfolio Funds for granted. The Team is extremely focused on maintaining strong relationships with high performing firms and on demonstrating its value-add as a limited partner to try to ensure our access sufficiently addresses full allocations. The Team systematically approaches attractive private equity firms (existing relationships and new relationships) in advance of fundraising to indicate our interest level for upcoming funds. All high interest funds (existing relationships and potential new relationships) are assigned to members of our Team, who are expected to maintain a relationship with and position NB Private Equity appropriately when it comes time for the general partners of such funds to raise their next fund.

One of the primary drivers of NB Private Equity’s performance is its identification of and access to what it believes are high quality Portfolio Fund Managers that employ well designed and appropriate investment strategies. Recognition of investment strategies that have the potential to outperform is a critical element of the selection process. As an industry pioneer and leader, NB Private Equity is a preferred investor, and is often actively sought out by private equity firms.
Manage Risk: NB Private Equity addresses risk in multiple ways:
○
Stringent Investment Selection: The Portfolio Fund Managers we select to invest with manage risk and create value in their portfolios through quality investment decisions (sourcing, due diligence, investment thesis, industry, valuation, and capital structure), execution of value creating strategies, exit decisions, and success in navigating varied markets. Consequently, we believe a full evaluation of the risks a potential private equity fund or Co-Investment may bring requires detailed analysis of their current and comparable portfolio companies, including time-intensive diligence calls with the management of their portfolio companies.

○
Properly Resourced Investment Teams: In addition to partners focused principally on primary commitments, NB Private Equity also includes senior teams focused on Secondary Investments and Co-Investments. Dedicated teams focused on each of the three core types of investments with respect to a Portfolio Fund improves investment selection and reduces portfolio risk.

○
Appropriate Allocation among Portfolio Funds: We limit our private equity investments to investments where the strategy, manager quality, and local economic and political environment are, in our view, compelling under current market conditions. Our portfolios allocate across the following categories:

−	Asset classes
−	Vintage years and pace of capital deployment
−	Maturities and stages of underlying company development
−	Geographies
−	Industries
−	Generalist versus industry specific funds
Focus on Capital Deployment and Fee Efficiency: We are differentiated in our acceleration of the development of a mandate’s deployed capital base by actively including capital efficient investments in our portfolios. NB Private Equity seeks to enhance returns and diversification by opportunistically adding Secondary Investments, funded primaries and Co-Investments (where underlying fees or carry are not generally paid). The impact on deployment pace of our focus on capital efficiency results in excellent time diversification, with the significant capital deployment years being years one through four. In contrast, a portfolio without this focus on capital efficiency could experience a two year capital deployment lag with the most significant capital deployment delayed until years three through six.
Established Investment Process
Our investment strategy is to create a portfolio of high-conviction, fee efficient Portfolio Funds, typically consisting of a core of Primary Investments, supplemented by opportunistic Co-Investments and Secondary Investments. As described more fully below, our investment process includes (i) creating a comprehensive outline (both allocation targets and specific fund investment targets) prior to the commencement of investing, (ii) a rigorous due diligence process including substantial review of contributions of the private equity firm to individual portfolio companies, and (iii) decision-making in an open investment committee process. Our investment criteria in winnowing the opportunity set to select high-conviction investments are described below, but in general require a manager (i) proven at disciplined acquisition, value creation and exit processes and (ii) with an investment focus by industry and/or geography with favorable macro conditions. As a business, we must ensure the size, experience and talent of our team are ready to effectively implement our philosophy and processes to reach our portfolio objective.

The diagram below shows the workflow associated with the determination of our asset allocation, specific investment decisions and ongoing risk management and refinement of the portfolio.

Determination of Asset Allocation: Each portfolio we create begins with an analysis of which asset classes and sub-asset classes should be tactically over-weighted and under-weighted. We combine our tactical goals with our comprehensive forward calendar of funds coming to market to both determine our asset allocation and also create an initial “model portfolio”. It is critical to have a deep understanding of funds coming to market when determining our asset allocation given that our overweights and underweights rely, in large part, on the availability of best-in-class funds in given strategies (for example, an undersupply of available best-in-class funds in a given strategy could cause us to alter our asset allocation).
Determination of Model Portfolio: In concert with our asset allocation determination we also establish our model portfolio of primary commitments. The model portfolio is a tool we utilize to impose discipline on our investment process. Specifically, we begin with specific funds that would comprise the primary fund commitment portion of the portfolio if all decisions had to be made at the outset of a mandate. The process of agreeing to an initial model portfolio enhances debate over appropriate tactical allocations and the comparative merits of different managers who will be coming to market. Over the investment period, every fund under consideration is measured against funds both in the model portfolio as well as other alternatives in the marketplace. A fund either replaces a fund in the model portfolio or is declined. Our rigorous relative comparison of managers is an important discipline in our process. The use of the model portfolio along with constant monitoring of funds in the market instills a level of discipline and quality toward selecting the best funds in an optimal portfolio setting. Given the opportunistic nature of direct co-investments and secondary investments, we set an annual range by dollar amount for these investments. Additionally, we may set per-company and per-fund targets and maximums in an attempt to help to ensure appropriate diversification.
Conduct Rigorous Due Diligence: Our due diligence process is deep, rigorous and comprehensive. Every potential investment is due diligenced by a team that includes one or more Managing Directors, one or more principals or vice presidents and one or more associates and analysts. The designated investment team develops the investment thesis, leads all aspects of diligence and continues to manage and monitor the investment post close. The Investment Committee makes all investment decisions. The following is a summarization of NB Private Equity’s comprehensive due diligence process:
Fund Due Diligence
Phase One Due Diligence: The first phase of due diligence is an in-depth pre-screening of the potential investment, which is primarily a qualitative process including a thorough review of the fund’s offering memorandum, due diligence materials, and other publicly available information on the private equity firm sponsoring the fund. Introductory meetings are conducted and NB Private Equity completes a detailed evaluation report. The investment team submits a 3-5 page “Phase One Blackbook” that includes a recommendation to the Investment Committee whether to pass it into the second phase and devote substantial due diligence efforts.
Phase Two Due Diligence: The second phase of due diligence includes a comprehensive, detailed qualitative and quantitative review of the fund manager. During this phase of due diligence, several face-to-face meetings will be conducted between the investment team, members of our Investment Committee and the fund manager. The investment team collects its analysis in a “Phase Two Blackbook” which is submitted and presented to the Investment Committee for review at our Monday morning meetings. Fund opportunities are typically discussed multiple times over several weeks or months during Investment Committee meetings, offering the members an opportunity to provide feedback, contribute additional resources (or references), and request additional analysis. The completion of this stage culminates with an approve or decline decision issued by the Investment Committee.
Each aspect of analyzing the firm’s team, strategy, historical investment performance, internal processes and portfolio fit include some level of both qualitative and quantitative analysis. Below we have provided examples of each.
Examples of quantitative analysis conducted during this period include but are not limited to:
•	Analysis of the firm’s historical individual performance benchmarked against both the private equity industry as well as directly against private equity industry peers.
•
A detailed analysis of the team’s historical performance to understand subtleties such as current and departed partner performance attribution as well as fund performance within the firm’s target sectors, geographies, and strategies.

•
An evaluation of the manager’s current holdings (or unrealized portfolio companies) including each company’s original investment strategy, progress to date, and Neuberger Berman’s detailed assessment of the current market value relative to the manager’s carrying value.

•	A value creation analysis deriving whether past performance by a manager was derived through multiple expansions, debt pay down, or EBITDA growth.
Examples of qualitative analysis conducted during this period include but are not limited to:
•	Analysis of the firm’s investment strategy, competitive landscape, brand name within the marketplace, and ability to generate new investment opportunities.
•	A review of the firm’s existing pipeline of investment opportunities.
•	“On-sheet” and “off-sheet” reference calls with the firm’s portfolio company CEOs and co-investors.
•	The impact of departed or new investment professionals on the firm in the future.
•	The quality of the firm’s pipeline of investment opportunities and deal flow generation capabilities.
Many managers have told us that our due diligence is the most thorough and rigorous they have experienced and frequently ask us to share our due diligence memoranda with institutions that do not have the resources to conduct the same degree of work.
Phase Three Due Diligence: The third phase of due diligence includes the review of the offering by our legal counsel and negotiation of the final agreement and side letters. Legal documents for fund offerings approved by the Investment Committee are managed by our internal counsel who attends each Investment Committee meeting and records decisions.
Direct Co-Investment Due Diligence
Our Co-Investment due diligence process is similarly rigourous and employ many of the same procedures and techniques used for fund due diligence. For direct co-investments, we employ a robust due diligence process in an attempt to ensure that the Master Fund invests in high-quality Co-Investments. When considering a Co-Investment opportunity, the deal team will focus on evaluating the various key aspects of a particular transaction, which typically includes performing a thorough analysis of the industry, competition, target company’s business and impact opportunity, historical financial information, as well as a detailed review of the proposed transaction terms, including valuation, capital structure, legal, governance, and other aspects of the transaction. In addition, the deal team will perform extensive due diligence to probe the critical assumptions of the investment and impact thesis, value creation plan and financial projections, assess exit alternatives, and investigate the capabilities of both the lead sponsor and the management team to carry out the proposed investment strategy. The completion of this stage will culminate with an approval or decline decision issued by the Investment Committee.
In the course of due diligence, NB Private Equity has access to a vast number of resources that are used to obtain a comprehensive understanding of each investment opportunity and assess the merits and potential risks of each

Co-Investment opportunity. Given NB Private Equity’s role as a strategic co-investment partner, it often has access to the due diligence resources used by the lead private equity firm, including: (i) reports prepared by external consultants, auditors, lawyers and other third party experts engaged to evaluate a specific matter; (ii) meetings and discussions with management; (iii) meetings and discussions with advisors, consultants, financing providers and other third parties; and (iv) the lead sponsor’s financial models, investment memoranda and other internal analyses and materials. In addition, NB Private Equity can leverage the knowledge, expertise and relationships of its over 160 private equity investment professionals and over 250 outside research organizations. The firm’s professionals can provide extensive insight on relevant industries, competitors, businesses, lead managers, capital markets and other relevant aspects. NB Private Equity will use this information to develop its own analyses, financial models, memoranda and ultimately form independent views as to the merits of each investment opportunity being evaluated for the Master Fund.
Net Asset Valuation
Each of the Fund and the Master Fund will compute its NAV as of the last business day of each quarter after the Master Fund has received reports from the Portfolio Fund Managers of the Portfolio Funds related to that quarter and at such other times as deemed appropriate by the Board on the advice of the Adviser. To determine its NAV, the Fund relies on information from the Master Fund. The NAV of the Fund will equal the value of the Fund’s total assets (including the value of indirect investments through the Master Fund), less all of the Fund’s liabilities, including accrued fees and expenses. To the extent that the Fund invests in the Master Fund, the Fund’s NAV will be directly affected and related to the Master Fund’s NAV. To the extent that the Fund has assets and liabilities other than its investment in the Master Fund, such assets and liabilities will be valued as described herein.
The Board has approved procedures pursuant to which the Master Fund and the Fund will value their investments. The Board has delegated to the Adviser general responsibility for determining, in accordance with such procedures, the value of such investments. The value of the Master Fund’s assets will be based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable. In general, the value of the Master Fund’s investments in Portfolio Funds and Co-Investments will be based primarily on information provided to the Adviser by the Portfolio Funds or, as applicable, the Portfolio Fund Managers or by the lead or sponsoring private equity general partner for a Co-Investment. While the Adviser may rely on the information provided to it by these parties, the Adviser must maintain an effective monitoring process and internal controls to comply with these procedures and the Master Fund’s policies. The valuation procedures of the Master Fund and the Fund are substantially similar. Specifically, the Adviser generally will value the Master Fund’s investment in Portfolio Funds using the “practical expedient” in accordance with Certification Topic ASC 820 of the Financial Accounting Standards Board (“ASC 820”) as of each quarter end, based on the valuation provided to the Adviser by the Portfolio Fund (or the Portfolio Fund Manager thereof on behalf of the Portfolio Fund) in accordance with the Portfolio Fund’s, or its Portfolio Fund Manager’s, as applicable, own valuation policies. Similarly, Co-Investments generally will be valued based on the valuation information provided by the lead or sponsoring private equity general partner. To the extent the Adviser is either unable to utilize the practical expedient under ASC 820 (for example, because a Portfolio Fund does not report a quarter-end value to the Master Fund within the time necessary to determine the Master Fund’s NAV), or where the Adviser determines that use of the practical expedient is not appropriate as it will not result in a price that represents the current value of an investment, the Adviser will make a fair value determination of the value of the investment.
In making a fair valuation determination with respect to investments in Portfolio Funds and Co-Investments, the Adviser will consider the most recent reported value by the Portfolio Fund (or Portfolio Fund Manager) or the lead or sponsoring private equity general partner for the Co-Investment, as well as any other factors it believes may be relevant, which may include one or more of the following: (i) the valuation policies and practices of the relevant parties and their history with valuation issues, such as whether the Master Fund has experienced any valuation issues in the past; (ii) the type of investment securities and whether there may be factors not reflected in the valuations supplied by the Portfolio Fund (or Portfolio Fund Manager) or the lead or sponsoring private equity general partner for the Co-Investment, as applicable, such as material changes in the business or operations of the issuer, including the discontinuance of operations or an important component of operations or the commencement of insolvency or reorganization proceedings of a portfolio company, or any market for its securities; (iii) the pricing obtained in new rounds of financing by a portfolio company, particularly financing obtained in significant amounts from new unrelated investors; (iv) any relevant operational or non-investment issues that may affect the investment or the Portfolio Fund, such as bankruptcies or other issues of custodians or other service providers; (v) the value of publicly traded securities, if any, held by the Portfolio Fund; (vi) the valuation of the same investments held by different Portfolio Funds different private equity investors or third parties independent of the Adviser; and (vii) any other information, factor or set of factors that may affect the valuation of the Master Fund’s investment in the Portfolio Fund or Co-Investment. Other adjustments may occur from time to time.
In addition, the Adviser will conduct a due diligence review of the valuation methodology used by each Portfolio Fund (or Portfolio Fund Manager) or the lead or sponsoring private equity general partner for the Co-Investment, and will seek to maintain close relationships with such parties through written and telephone communication and in-person meetings. Representatives of the Adviser plan to regularly attend investor meetings held by Portfolio Funds. To keep abreast of each Portfolio Fund’s activities, the Adviser will review their periodic reports as well as the reports of the underlying portfolio companies in which the Portfolio Funds invest, to the extent which such underlying company reports are made available. The Adviser monitors the continuing appropriateness of the valuation methodology being used for the Fund’s and the Master Fund’s investments.
Prospective Investors should be aware that there can be no assurance that the valuation of interests in Portfolio Funds or Co-Investments as determined under the procedures described above will in all cases be accurate to the extent that the Master Fund, the Fund and the Adviser do not generally have access to all necessary financial and other information relating to the Portfolio Funds or Co-Investments to determine independently the NAVs of the Master Fund’s interests in those Portfolio Funds or Co-Investments. The results of the Adviser’s fair valuation of securities whose market value is not readily ascertainable will be based upon the Adviser’s assessment of the fair value of such securities and their issuers done in accordance with the procedures approved by the Board.
Investments valued at fair value by the Adviser will be subject to a new valuation determination upon the next quarterly valuation of the Master Fund and the Fund. The Adviser will periodically review its valuation determinations with the Master Fund’s and the Fund’s auditor and respond to any inquiries by such auditor regarding the Adviser’s valuation methodologies.
To the extent the Master Fund or the Fund purchases or holds securities that are not Portfolio Funds or Co-Investments, those securities will be valued in accordance with the Master Fund’s and the Fund’s valuation procedures. These procedures provide that:
Liquid Securities. Fund investments, other than Portfolio Funds and Co-Investments, are valued according to the following procedures:
(i)
Equity Securities. Domestic exchange traded equity securities (other than options) will be valued at their last sale prices as reported on the exchanges where those securities are primarily traded. If no sales of a security are reported on a particular day, the security will be valued based on its bid price for a security held long, or its ask price for a security held short, as reported by those exchanges. Securities traded primarily on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”). If no NOCP is available, the security will generally be valued at the latest bid price as reported on NASDAQ.

In the absence of such sales or quotations, other publicly offered securities will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for those securities.
(ii)
Debt Securities. Debt securities may be valued in accordance with the procedures described in (i) above. In addition, debt securities may be valued by an independent pricing service approved by the Board on the basis of market quotations. The Adviser will monitor the reasonableness of valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will be valued on the basis of amortized cost, unless other factors indicate that amortized cost is not an accurate estimate of the security’s value.

(iii)
Financial Futures, Forward Foreign Currency Contracts and Options. Financial futures will generally be valued at the latest reported sales price. Forward foreign currency contracts will generally be valued using market quotations from a widely used quotation system that reflects the current cost of covering or off-setting the contract. Exchange-traded options will generally be valued at the latest reported sale price on the exchange on which they trade. If there is no reported sale for an option on the Valuation Date, the option will generally be valued at the mean between the latest bid and asked prices. Over-the-counter options will generally be valued using the mean between the latest bid and asked prices.

(iv)
Foreign Exchange Rates. All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of foreign securities are determined, prior to the close of the securities markets in the U.S. Foreign exchange rates are also determined prior to such close.

If a valuation for a security is not available from an independent pricing service or if the Adviser believes in good faith that the valuation does not reflect the amount the Fund would receive on a current sale of that security, the Fund seeks to obtain quotations from brokers or dealers. If such quotations are not readily available, the Fund may use a fair value estimate made according to methods approved by the Board of Directors.
Illiquid Securities. On a quarterly basis, for illiquid securities for which no market quotations are available (other than interests in Portfolio Funds and Co-Investments, as described above) and for which independent appraisals of current value can readily be obtained, valuations will be based on such appraisals. Otherwise, valuation of illiquid securities (other than interests in Portfolio Funds and Co-Investments, as described above) will remain at cost except that original cost valuation will be adjusted based on a determination of such investment’s fair value.
Other Fair Valuation Considerations. In instances where there is reason to believe that the valuation of a security or other investment valued pursuant to the procedures described above does not represent the current value of such security or investment, or when a security or investment cannot be valued pursuant to the procedures described above, the fair value of the investment will be determined by taking into account the following factors, as relevant:
(i)	the nature and price (if any) of the investment and the nature and expected duration of the event, if any, giving rise to the valuation issue;
(ii)	whether market quotations for the investment are available, pricing history of the security and trading volumes on markets, exchanges or among dealers;
(iii)	information as to any transactions or offers with respect to the security;
(iv)	volatility of the security or a related index;
(v)
possible valuation methodologies that could be used to determine the fair value of the investment, including valuation by reference to other financial instruments, including trading in similar securities, depository receipts, derivative instruments, closed-end or exchange-traded fund trading or exchange-traded baskets of securities;

(vi)
cost of the investment and, for restricted securities, any discount from the market value of unrestricted securities of the same class at the time of purchase and the existence of a shelf registration for restricted securities;

(vii)	changes in interest rates;
(viii)	government actions or pronouncements or other news events;
(ix)	analyst reports;
(x)	fundamental analytical data and internal models;
(xi)	whether other portfolios serviced by the Adviser or its affiliates hold the same or similar investments and the method used to value the investments in those portfolios;
(xii)	whether the issuer of the investment has other securities outstanding and, if so, how those securities are valued;
(xiii)	the extent to which the fair value to be determined for the investment will result from the use of data or formulae produced by third parties independent of the Adviser;
(xiv)	the liquidity or illiquidity of the market for the investment; and
(xv)	any other relevant factors or considerations.
Prospective Investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the NAV of the Master Fund and/or the Fund if the judgment of the Adviser should, in accordance with the procedures approved by the Board prove incorrect.

Investment Policies and Restrictions
The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities (as defined by the 1940 Act). The Fund’s fundamental investment restrictions are as follows:
1.
The Fund will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry. For the avoidance of doubt, this 25% limitation on investment in a single industry does not restrict or limit: (i) the Fund’s authority to pursue its investment objective by investing indirectly substantially all of its assets in the Master Fund (or another investment company that has the same investment objective and substantially the same investment policies as the Fund) (ii) the Fund’s or the Master Fund’s authority to invest 25% or more of the value of its total assets in Portfolio Funds; or (iii) the Master Fund’s ability to invest in U.S. Government securities or such other securities as may be excluded for this purpose under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

2.	The Fund will not borrow money, except to the extent permitted by the 1940 Act, which currently limits borrowing to no more than 33 1∕3% of the value of the Fund’s total assets.
3.
The Fund will not issue senior securities, except to the extent permitted by the 1940 Act, which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33 1∕3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets.

4.
The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

5.
The Fund will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

6.
The Fund will not purchase or sell physical commodities or commodity contracts, except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief or unless otherwise acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Fund from purchasing and selling foreign currency, options, swaps, futures and forward contracts and other financial instruments and contracts, including those related to indexes, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts. For purposes of the limitation on commodities, the Fund does not consider foreign currencies or forward contracts to be physical commodities.

7.	The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies that invest or deal in real estate.
Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at an annual or a special meeting of the security holders of the Fund duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the Fund, whichever is less.
While it is in the current master/feeder structure, with respect to its own investment restrictions, the Fund will “look through” to the Master Fund’s investments. The Master Fund has fundamental investment restrictions that are the same as those of the Fund. These investment restrictions may not be changed by the Master Fund without the vote of a majority of the outstanding voting securities of the Master Fund. The investment restrictions and other policies described herein do not apply to Portfolio Funds. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s or the Master Fund’s total assets will not constitute a violation of such restriction or policy, except with respect to the Fund’s and the Master Fund’s policy on borrowings set forth above. With respect to the Fund’s policy not to invest 25% or more of the value of its total assets in the securities (other than U.S. Government-issued securities) of issuers engaged in any single industry, in determining whether the Fund is concentrated in an industry or group of industries, the Adviser will use its reasonable best efforts to take into account the Portfolio Funds’ expressly stated focus on a particular industry.

Responsible Avoidance Policy. The Adviser had adopted the following policies with respect to investment opportunities for the Master Fund (the “Responsible Avoidance Policy”):
•
Human Rights, Labor, Environment and Anti-Corruption. The Adviser will not knowingly invest in a company in violation of the United Nations Global Compact (UNGC) Principles in regards to human rights, labor, the environment and anti-corruption - whether through child labor, human trafficking, forced labor or otherwise.

•
Sanction-related. The Adviser is committed to complying with all applicable economic sanctions to safeguard the future value of any investments, including those issued by the United States through the Office of Foreign Assets Control (OFAC), European Union, United Nations Security Council and Her Majesty's Treasury (U.K.).

•
Controversial Weapons. The Adviser will not knowingly invest in companies that are involved in the manufacture of controversial weapons as such involvement presents material risks to the future value of the investment. The Adviser defines involvement in the manufacture of controversial weapons as either being responsible for end manufacture and assembly of controversial weapons, or being responsible for the manufacture of intended use components for controversial weapons. The Adviser does not include dual-use component manufacturers or delivery platform manufacturers. The Adviser defines controversial weapons as:

•	Biological and Chemical Weapons. Weapons outlawed by the Biological and Toxin Weapons Convention of 1972 and the Chemical Weapons Convention of 1993.
•	Anti-Personnel Mines. Weapons that signatories agreed to prohibit the use, stockpiling, production or transfer of under the 1997 Anti-personnel Landmines Convention.
•	Cluster Munitions. Weapons that signatories agreed to restrict the manufacture, use and stockpiling of, as well as components of these weapons, under the 2008 Convention on Cluster Munitions.
•	Depleted Uranium Weapons. Depleted uranium (DU) weapons, ammunition and armor.
•
Thermal Coal Companies. The Adviser will not knowingly invest in companies that derive more than 25% of revenue from thermal coal mining or are expanding new thermal coal power generation (each, a “Thermal Coal Company”), as determined by internal screens. With respect to Secondary Investments, the Adviser will seek to avoid any material exposure to Thermal Coal Companies (and for these purposes, material shall mean companies which represent greater than 1% of the capital commitments of the respective funds managed by the Adviser which participate in such Secondary Investment).

With respect to Primary Investments subject to the Responsible Avoidance Policy, the Adviser will seek (a) acknowledgments from Portfolio Fund Managers of the existence of the Responsible Avoidance Policy and its operative provisions and (b) contractual confirmation (through side letter provisions or other fund governing documents) of a right to be excused from participating in investments prohibited by the Responsible Avoidance Policy, provided however that nothing in the Responsible Avoidance Policy shall prevent the Adviser from making an investment even if the Adviser is not able to agree to such acknowledgements or excuse rights with a Portfolio Fund Manager.
With respect to Co-Investments subject to the Responsible Avoidance Policy, the Adviser will assess during its due diligence analysis whether the proposed investee company complies with the Responsible Avoidance Policy and expects to decline to invest in such opportunities that would not be in conformity with the Responsible Avoidance Policy. The Adviser further intends to monitor through regular updates and communication with the investee companies and lead general partners for ongoing compliance.
Waiving of Voting Rights
To avoid potential regulatory consequences, the Master Fund may limit its investment position (combined with other investment positions of certain of its affiliates) in any one Portfolio Fund to less than 5% of the Portfolio Fund’s outstanding voting securities. This limitation on owning voting securities is intended to ensure that a Portfolio Fund is not deemed an “affiliated person” of the Master Fund for purposes of the 1940 Act, which may, among other things, potentially impose limits on transactions with the Portfolio Fund or portfolio company, both by the Master Fund and other funds managed by the Adviser. The Master Fund is not required to adhere to this 5% investment limitation to the extent that it relies on certain SEC rules that provide exemptions from the 1940 Act restrictions on affiliated transactions. However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Adviser, the Master Fund may limit its voting interests in those Portfolio Funds by purchasing non-voting securities of, or waiving its right to vote its interests in, the Portfolio Funds. Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position, aggregated with the positions of certain of its affiliates, in any one Portfolio Fund, if investments in a Portfolio Fund by the Master Fund and certain of its affiliates will equal or exceed 25% of the Portfolio Fund’s assets, or such lower percentage limit as may be determined by the Master Fund in consultation with its counsel. These restrictions may be changed by the Board, subject to the limitations of applicable laws, rules or interpretations thereof.
Other Regulatory Matters
The Master Fund is registered as an investment company under the 1940 Act. The Investment Adviser and the Sub-Adviser are both registered as an investment adviser under the Advisers Act. The Portfolio Funds may use derivatives that are subject to regulation by the CFTC. The Investment Adviser intends to rely on the no-action relief provided by No-Action Letter 12-38 of the Division of Swap Dealer and Intermediary Oversight (“Division”) of the CFTC. Pursuant to this letter, the Investment Adviser is not required to register as a “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”), or rely on an exemption from registration, until the later of June 30, 2013 or six months from the date the Division issues revised guidance on the application of the calculation of the de minimis thresholds in the context of the CPO exemption in CFTC Regulations 4.5 and 4.13(a)(3). Therefore, neither the Fund nor the Investment Adviser (with respect to the Fund) is currently subject to registration or regulation as a commodity pool or CPO, respectively, under the CEA. When the temporary exemption expires, to the extent the Fund is not otherwise eligible to claim an exclusion from regulation by the CFTC, the Fund will operate subject to CFTC regulation. If the Investment Adviser and the Fund become subject to CFTC regulation, as well as related National Futures Association rules, the Fund may incur additional compliance and other expenses.

VI.	MANAGEMENT
Board of Directors
The Role of the Board
The Board of Directors of the Fund oversees the management and operations of the Fund. The same Directors comprise the Board of Directors of the Master Fund. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Investment Adviser and Sub-Adviser, have responsibility for the day-to-day management and operation of the Fund. For example, the Adviser has responsibilities with respect to the investment of the Fund’s assets in accordance with the Fund’s investment policies and restrictions and provides the Fund with certain management, administrative and other services. The Board does not have responsibility for the day-to-day management of the Fund, and its oversight role does not make the Board a guarantor of the Fund’s investments or activities.
The Board has appointed various individuals of the Adviser as officers of the Fund with responsibility to monitor and report to the Board on the Fund’s operations. In conducting its oversight, the Board receives regular reports from these officers and from other senior officers of the Adviser regarding the Fund’s operations.
Board Structure and Committees
All of the Fund’s Directors are Independent Directors and are not affiliated with the Adviser. The Board has established two standing committees: an Audit Committee and a Nominating Committee. Counsel to the Fund will serve as independent counsel to the Independent Directors to advise them on matters relating to their responsibilities in connection with the Fund.
The Board has formed an Audit Committee composed of all of the Independent Directors, the function of which are: (1) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (2) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; (3) to assist the Board in selecting the Fund’s independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and Board; and (4) to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Fund, the Adviser, and, in certain cases, others affiliates of the Fund.
The Board has formed a Nominating Committee composed of all of the Independent Directors, whose functions, subjects to the oversight of the Board, is to select and nominate person for elections or appointment by the Board as Directors of the Fund. The Nominating Committee will act in accordance with the Fund’s nominating committee charter.
Board Oversight of Risk Management
As part of its oversight function, the Board receives and reviews various reports relating to risk management. Because risk management is a broad concept comprised of many different elements (including, among other things, investment risk, valuation risk, credit risk, compliance and regulatory risk, business continuity risk and operational risk), Board oversight of different types of risks is handled in different ways. For example, the full Board could receive and review reports from senior personnel of the Adviser (including senior compliance, financial reporting and investment personnel) or their affiliates regarding various types of risks, such as operational, compliance and investment risk, and how they are being managed. The Audit Committee may participate in the oversight of risk management in certain areas, including meeting with the Fund’s financial officers and with the Fund’s independent public auditors to discuss, among other things, annual audits of the Fund’s financial statements and the auditor’s report thereon and the auditor’s annual report on internal control.
Board of Directors and Officers
Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Investors. The Fund’s officers are appointed by the Directors and oversee the management of the day-to-day operations of the Fund under the supervision of the Board. All of the officers of the Fund are directors, officers or employees of the Adviser or its affiliates. The Directors and officers of the Fund are also directors and officers of other investment companies managed or advised by the Adviser. To the fullest extent allowed by applicable law, including the 1940 Act, the Partnership Agreement indemnifies the Directors and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.
For more information regarding the Board, including brief biographical information, please see below under “—Further Information Regarding Management of the Fund.”
General Partner
NB Crossroads PMF VII GP LLC serves as the General Partner of the Fund and the Master Fund. The General Partner is an indirect, wholly-owned subsidiary of Neuberger Berman.
Investment Adviser and Sub-Adviser
Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104, serves as the Investment Adviser to the Master Fund. The Investment Adviser has engaged the Sub-Adviser to make investment decisions on behalf of the Master Fund. NB CPM Fund VII SLP LP serves as the Special Limited Partner of the Master Fund for purposes of participating in the carried interest.
The Investment Adviser and the Sub-Adviser are both registered as investment advisers under the Advisers Act.
The Investment Adviser and the Sub-Adviser are indirect, wholly-owned subsidiaries of Neuberger Berman and provide investment advisory services to the Neuberger Berman open- and closed-end funds that are registered under the 1940 Act. Neuberger Berman’s voting equity is owned by NBSH Acquisition, LLC (“NBSH”). NBSH is owned by portfolio managers, members of the Neuberger Berman’s management team and certain of Neuberger Berman’s key employees and senior professionals.7
Special Limited Partner
NB CPM Fund VII SLP LP, the Special Limited Partner of the Master Fund, is comprised of interests of all key investment professionals of Neuberger Berman. The Special Limited Partner will receive Carried Interest and distributions from the Master Fund and Fund as described in Section III — “Summary of Offering Terms — Distributions; Carried Interest” and “Section IX — “Fees and Expenses of the Fund; Allocations of Profit and Loss — Distributions.” The investment participation of the Special Limited Partner in the Fund serves to align the interests of the Firm and Portfolio Management Team with those of the Fund's other Investors.
Portfolio Management
NB Private Equity’s PIPCO team is responsible for the day-to-day management of the Fund and serves as the day-to-day interface with the members of the Investment Committee, which serve as the Fund’s Portfolio Fund Managers. The Investment Committee and other senior private equity investment personnel also have responsibility for managing private equity investments made on behalf of third-party investors, sourcing new investment opportunities, performing due diligence on all new investment opportunities and monitoring existing investments.
Key Persons
If at any time prior to the expiration of the Investment Period, fewer than seven of the “Key Persons” (as defined below) are actively involved in NB Private Equity’s business, the Adviser shall provide prompt written notice of such fact to the Fund’s Board (“Key Person Event”). Following the date of such notice, the Adviser shall make a presentation to the Board within 30 days to assess the likely effect, if any, of the Adviser’s ability to continue to effect the Master Fund’s investment program. As part of its ongoing responsibility to oversee the management and operations of the Fund, the Board shall consider the Adviser’s presentation and shall consult with counsel to the Fund and counsel to the Independent Directors in determining what action(s), if any, it reasonably believes should be taken in response to the Key Person Event. Potential courses of action the Adviser may recommend and the Board may consider include, but are not limited to: (i) communication of said Key Person Event to Investors; (ii) interim or permanent suspension or amendment of the Fund’s investment program; (iii) relieving Investors of some or all of their Commitment obligations; (iv) amendment or termination of the Investment Advisory Agreement or Investment Sub-Advisory Agreement with Neuberger Berman Investment Advisers LLC and NB Alternatives Advisers LLC,
7.	Employee ownership includes employees, recently retired employees and their permitted transferees.

respectively, and (v) consideration of any other matters that the Board believes should be submitted for approval of the Investors, either because of the actions required by the Partnership Agreement or in the reasonable business judgement of the Board In addition, as part of the Board’s ongoing oversight function, the Board will regularly receive and review various reports from the Adviser, including with respect to investment risk to the Fund and any material changes to the business or operations, including personnel and resources, of the Adviser that are necessary to provide advisory services to the Fund or that could have a material impact on the Fund or its investment program.
The initial “Key Persons” (each, a “Key Person”) shall be John P. Buser, Kent Chen, Michael Kramer, John H. Massey, David Morse, Joana P. Rocha Scaff, Jonathan D. Shofet, Brien P. Smith, David S. Stonberg, Elizabeth Traxler, Anthony D. Tutrone, Peter J. von Lehe, Jacquelyn Wang, Patricia Miller Zollar and James Bowden. Notwithstanding anything set forth above, in the ordinary course of business the Adviser may replace any of the aforementioned Key Persons with appropriately and equivalently qualified people at any time and shall promptly notify the Board of any change to the composition of the Investment Committee, regardless of whether such change constitutes a Key Person Event.
Investment Committee
The Investment Committee is responsible for the development, selection, and ongoing monitoring and realization of investments. The members of the Investment Committee are jointly and primarily responsible for the management of the Fund. We believe the Investment Committee is distinctive within the private equity industry for its composition of individuals with diverse backgrounds in not only portfolio and fund of funds management, but also as partners of large-cap buyout funds and mid-cap buyout funds and as chief executive officers of private equity backed portfolio companies. The insights of such a diverse group add substantial value to our diligence process. The Investment Committee operates on a majority vote basis, assuring that every investment gets a full and impartial analysis by the Investment Committee. The Investment Committee is supported by an investment team of principals, senior vice presidents, vice presidents, associates, and analysts who execute our rigorous due diligence process.
James D. Bowden is a Managing Director of Neuberger Berman. Previously, Mr. Bowden was a Managing Director at Bank of America / Merrill Lynch, managing the group’s private equity fund of funds business since its inception in 1998. In that capacity, he led the private placement capital raising activities, directed investment origination and had ongoing management and administration responsibilities for the Bank of America / Merrill Lynch fund of funds business. During his time at Bank of America/Merrill Lynch he developed and launched the registered fund structure continued with the Private Market Fund offerings of Neuberger Berman. Earlier in his career, he was a Managing Consultant in the Financial Advisory Services practice of Coopers & Lybrand, specializing in corporate turnarounds and previously focused on commercial lending and problem loan workouts during his time at Continental Bank, Citicorp and the American National Bank of Chicago. Mr. Bowden received his M.B.A. and B.B.A. from the University of Michigan. Mr. Bowden is a Certified Public Accountant.
John P. Buser is the Executive Vice Chairman of NB Alternatives and a Managing Director of Neuberger Berman. He is also a member of the Private Investment Portfolios, Co-Investment, Northbound and Secondary Investment Committees. He is Head of Private Market Client Initiatives and previously was Global Head of Private Investment Portfolios for 13 years. Before joining Neuberger Berman in 1999, Mr. Buser was a partner at the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he had extensive experience in the practice of domestic and international income taxation and complex partnership negotiation during his 17 year tenure. Mr. Buser was admitted to the State Bar of Texas in 1982 after receiving his J.D. from Harvard Law School. Prior to attending law school, Mr. Buser graduated summa cum laude with a B.S. in accounting from Kansas State University.
Kent Chen is a Managing Director of Neuberger Berman and leader of the firm’s private equity efforts in the Asia Pacific region. He is also a member of the Private Investment Portfolios and Co-Investment Investment Committees. Mr. Chen joined Neuberger Berman in May 2015 from the Hong Kong Monetary Authority (“HKMA”) after 17 years in central banking in various positions including Deputy Chief Representative of the HKMA’s New York Office and Advisor to the Executive Director for China at the International Monetary Fund in Washington D.C. Beginning in 2008, Mr. Chen helped to establish the HKMA’s private equity program, comprising of global buyout, Asia private equity and global energy investments. Before joining the HKMA in 1998, Mr. Chen was Head of China Research at Daiwa Securities in Hong Kong covering the Chinese stocks market with a focus on infrastructure, energy and power equipment stocks. Mr. Chen has been awarded the Chartered Financial Analyst designation and earned a Master of M.P.A from Columbia University, M.B.A from University of Hull and Bachelor of Science in Economics from University of London.

Michael Kramer is a Managing Director of Neuberger Berman. He is a member of the Co-Investment, Credit Opportunities, Marquee Brands and Private Investment Portfolios Investment Committees as well as a member of the Board of Directors for Marquee Brands. Before joining Neuberger Berman in 2006, Mr. Kramer was a vice president at The Cypress Group, a private equity firm with $3.5 billion under management. Prior thereto, he worked as an analyst at PaineWebber Incorporated. Mr. Kramer holds an M.B.A. from Harvard Business School and a B.A., cum laude, from Harvard College.
John H. Massey is the Chairman of the Neuberger Berman Private Investment Portfolios Investment Committee. He is also a member of the Co-Investment Investment Committee. In 1996, Mr. Massey was elected as one of the original members of the board of directors of the PineBridge Fund Group. Mr. Massey is active as a private investor and corporate director. Previously, he was Chairman and CEO of Life Partners Group, Inc., a NYSE listed company. Over the last 35 years, Mr. Massey has also served in numerous executive leadership positions with other publicly held companies including Gulf Broadcast Corporation, Anderson Clayton & Co., and Gulf United Corporation. He began his career in 1966 with Republic National Bank of Dallas as an investment analyst. Mr. Massey currently serves on the boards of several financial institutions, including Central Texas Bankshare Holdings, and Hill Bancshares Holdings, Inc., among others. He is also the principal shareholder of Columbus State Bank in Columbus, Texas and Hill Bank and Trust Company in Weimar, Texas. Mr. Massey received the Most Distinguished Alumnus award from SMU’s Cox School of Business in 1993. In 2009, he and Mrs. Massey were jointly named Most Distinguished Alumnus by The University of Texas from the Dallas/Fort Worth area. He currently serves as Chairman of the Development Board for the University of Texas School of Law and is President-Elect of Texas Exes at The University of Texas. He is also active in oil and gas, agricultural and wildlife conservation activities in Colorado County and Matagorda County, Texas. Mr. Massey received a B.B.A. from Southern Methodist University and an M.B.A. from Cornell University. He also earned an L.L.B. from The University of Texas at Austin. He received his Chartered Financial Analyst designation and has been a member of the State Bar of Texas since 1966.
David Morse is a Managing Director of Neuberger Berman, and is the Global Co-Head of Private Equity Co-Investments. He is also a member of Co-Investment, Private Debt and Private Investment Portfolios Investment Committees. Mr. Morse is currently a Board Observer of Salient Solutions, Behavioral Health Group, Taylor Precision Investments, Gabriel Brothers’ Stores, and Extraction Oil and Gas, all of which are portfolio companies of our dedicated co-investment funds. Mr. Morse joined Lehman Brothers in 2003 as a Managing Director and principal in the Merchant Banking Group where he helped raise and invest Lehman Brothers Merchant Banking Partners III L.P. Prior to joining Lehman Brothers, Mr. Morse was a founding Partner of Hampshire Equity Partners (and its predecessor entities). Founded in 1993, Hampshire is a middle-market private equity and corporate restructuring firm with $825 million of committed capital over three private equity funds. Prior to Hampshire, Mr. Morse worked in GE Capital’s Corporate Finance Group providing one-stop financings to middle-market buyouts. Mr. Morse began his career in 1984 in Chemical Bank’s middle-market lending group. Mr. Morse holds an M.B.A. from the Tuck School of Business at Dartmouth College and a B.A. in Economics from Hamilton College. Mr. Morse is a member of the M.B.A. Advisory Board of the Tuck School, a member of the Alumni Council of Hamilton College, and a member of the Board of Trustees of the Berkshire School.
Joana P. Rocha Scaff is a Managing Director of Neuberger Berman, Head of Europe Private Equity and a member of the Co-Investment and Private Investment Portfolios Investment Committees. Previously, Ms. Scaff worked in investment banking covering primarily the telecommunications, media and information services sectors. Ms. Scaff worked in the investment banking division of Lehman Brothers, and prior to that at Citigroup Global Markets and Espirito Santo Investment. She advised on corporate transactions including M&A, financial restructurings and public equity and debt offerings in the United States, Europe and Brazil. Ms. Scaff received her M.B.A. from Columbia Business School and her B.A. in Business Management and Administration from the Universidade Catolica of Lisbon. Ms. Scaff is a member of the LP Committee of the BVCA – British Private Equity Association. Ms. Scaff is a member of the Limited Partner Advisory Committee of multiple European buyout funds.
Jonathan D. Shofet is the Global Head of the Firm’s Private Investment Portfolios group and is a Managing Director of Neuberger Berman. He is also a member of the Private Investment Portfolios and Co-Investment Investment Committees. Prior to joining Neuberger Berman in 2005, Mr. Shofet was a member of the Lehman Brothers Private Equity division, focusing on mid-through late-stage equity investments primarily in the technology, communications and media sectors. Prior to that, Mr. Shofet was a member of the Lehman Brothers Investment Banking division, where he focused on public and private financings, as well as strategic advisory in the real estate, technology and utility sectors. Mr. Shofet sits on the Limited Partner Advisory Boards of a number of funds including those managed by Amulet Capital, Beacon Capital Partners, Castlelake Airline Credit and Credit Strategies, Cerbeus Institutional Partners, Clearlake Capital, ComVest Investment Partners, DFW Capital, Monomoy Capital Partners, Platinum Equity, Siris Partners, Tengram Capital Partners, Thomas H. Lee Partners and Vector Capital Partners. He is also a Board Observer for several private companies. Mr. Shofet holds a B.A. from Binghamton University, where he graduated summa cum laude, Phi Beta Kappa.
Brien P. Smith is a Managing Director of Neuberger Berman and the Chief Operating Officer of the Neuberger Berman Private Equity Division. He is also a member of the investment committees for the Private Investment Portfolios, Co-Investment and Private Debt programs. Mr. Smith is also a member of Neuberger Berman’s Investment Risk Committee and Operational Risk Committee. Mr. Smith sits on the Limited Partner Advisory Boards of a number of investment relationships on behalf of Neuberger Berman investments. Prior to joining Neuberger Berman in 2001, Mr. Smith worked in the middle market private equity firm Mason Best Company, L.P., and its affiliates. Mr. Smith began his career at Arthur Andersen & Co. where he focused on the financial services sector in the southwest. Mr. Smith is a life member of the Red McCombs School of Business Advisory Council at the University of Texas at Austin. Mr. Smith also currently serves on the investment committee for the Texas Exes endowment. He serves and has served on a number of other boards of directors. Mr. Smith received a Master’s in Professional Accounting and a B.B.A. from the University of Texas at Austin.
David S. Stonberg is a Managing Director of Neuberger Berman and is the Global Co-Head of Private Equity Co-Investments. He is also a member of the Co-Investment, Private Investment Portfolios Renaissance and Secondary Investment Committees. Before joining Neuberger Berman in 2002, Mr. Stonberg held several positions within Lehman Brothers’ Investment Banking Division including providing traditional corporate and advisory services to clients as well as leading internal strategic and organizational initiatives for Lehman Brothers. Mr. Stonberg began his career in the Mergers and Acquisitions Group at Lazard Frères. Mr. Stonberg holds an M.B.A. from the Stern School of New York University and a B.S.E. from the Wharton School of the University of Pennsylvania.
Elizabeth Traxler is a Managing Director of Neuberger Berman and a senior member of the Private Investment Portfolios & Co-Investments team. She is also a member of the Private Investment Portfolios, Co-investments and the Secondary Investment Committees. Prior to joining Neuberger Berman in 2008, Ms. Traxler was at Wachovia Capital Partners (now known as Pamlico Capital), where she focused on making direct growth equity and buyout investments across a broad range of industries. Ms. Traxler also worked at Wachovia Securities in the Leveraged Capital Group, which provided senior and mezzanine debt for private equity-backed transactions. She is currently a Board Observer for several private companies and Advisory Board member for a number of private equity funds. Ms. Traxler received an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A., cum laude, in Economics from Vanderbilt University.
Anthony D. Tutrone is the Global Head of NB Alternatives and a Managing Director of Neuberger Berman. He is a member of all Neuberger Berman Private Equity’s Investment Committees. Mr. Tutrone is also a member of Neuberger Berman’s Partnership, Operating, and Asset Allocation Committees. Prior to Neuberger Berman, from 1994 to 2001, Mr. Tutrone was a Managing Director and founding member of The Cypress Group, a private equity firm focused on middle market buyouts that managed approximately $3.5 billion of commitments. Prior to The Cypress Group, Mr. Tutrone began his career at Lehman Brothers in 1986, starting in Investment Banking and in 1987 becoming one of the original members of the firm’s Merchant Banking Group. This group managed a $1.2 billion private equity fund focused on middle market buyouts. He has been a member of the board of directors of several public and private companies and has sat on the advisory boards of several private equity funds. Mr. Tutrone earned an M.B.A. from Harvard Business School and a B.A. in Economics from Columbia University.
Peter J. Von Lehe is the Head of Investment Solutions and Strategy and is a Managing Director of Neuberger Berman. He is also a member of the Athyrium, Private Investment Portfolios and Co-Investment, Marquee Brands and Renaissance Investment Committees. Mr. von Lehe sits on the Limited Partner Advisory Boards of a number of investment relationships globally on behalf of Neuberger Berman funds. Previously, Mr. von Lehe was a Managing Director and Deputy Head of the Private Equity Fund of Funds unit of Swiss Re Company. At Swiss Re Company, Mr. von Lehe was responsible for investment analysis and product structuring and worked in both New York and Zurich. Before that, he was an attorney with the law firm of Willkie Farr & Gallagher LLP in New York focusing on corporate finance and private equity transactions. He began his career as a financial analyst for a utility company, where he was responsible for econometric modeling. Mr. von Lehe received a B.S. with Honors in Economics from the University of Iowa and a J.D. with High Distinction, from the University of Iowa College of Law. He is a member of the New York Bar.
Jacquelyn Wang is a Managing Director of Neuberger Berman. Prior to joining Neuberger Berman, Ms. Wang worked in Corporate Development at Verizon Communications executing and analyzing acquisitions, strategic investments and divestitures. Previously, Ms. Wang was an Associate at Spectrum Equity Investors, a private equity firm with $4.7 billion under management where she executed and evaluated buyout and growth equity investments. Ms. Wang began her career in the investment banking division of Lehman Brothers advising on corporate transactions including M&A, restructurings and equity and debt offerings in the communications and media industries. Ms. Wang received an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. with honors from The Johns Hopkins University.
Patricia Miller Zollar is a Managing Director of Neuberger Berman and a leader of the Firm’s Private Investment Portfolios practice. She is a member of the Co-Investment and Private Investment Portfolios Investment Committees. Additionally, Ms. Zollar sits on the Limited Partner Advisory Boards of a number of funds. Before rejoining Neuberger Berman in 2004, Ms. Zollar was a vice president in the Asset Management Division of Goldman Sachs. Ms. Zollar began her career as a Certified Public Accountant in the Audit Division of Deloitte & Touche. She received her MBA from Harvard Business School and her BS, with highest distinction, from North Carolina A&T State University, where she is Chairperson Emeritus of the Board of Trustees and the recipient of an honorary Doctorate degree. Ms. Zollar is a member of the Executive Leadership Council, the Harvard Business School Alumni Board and was a former member of the executive board of the National Association of Investment Companies. She serves as Vice Chairman of The Apollo Theater and a member of the Investment Committee of the Robert Wood Johnson Foundation’s Board of Trustees.
Senior Secondary Specialists
Ethan Falkove is a Managing Director of Neuberger Berman, and a member of the Secondary Investment Committee. He is primarily responsible for sourcing, evaluating, structuring and purchasing secondary investment opportunities. Mr. Falkove joined Neuberger Berman from Deutsche Bank, where he worked for ten years in the private equity division investing in secondary private equity and directly in operating companies. Mr. Falkove received his M.B.A. from Columbia Business School and his B.S. from the Wharton School of the University of Pennsylvania.
Scott Koenig is a Managing Director of Neuberger Berman and leads the firm’s real estate secondary investment activities. Mr. Koenig joined the firm in 2017 from Deutsche Bank, where he was head of real estate secondaries for Deutsche Bank’s private equity business for four years. From 2001-2013, Mr. Koenig was a member of Deutsche Bank’s real estate private equity team, including most recently as head of portfolio management overseeing two global real estate private equity funds, and worked on more than $3 billion of direct real estate transactions. Prior to Deutsche Bank, he worked for Nomura in their commercial real estate lending program and for Price Waterhouse in their real estate advisory services group. Mr. Koenig received his M.B.A. from Columbia Business School and his B.A. from Princeton University.
Philipp Patschkowski is a Managing Director of Neuberger Berman and a member of the Secondary and Strategic Capital Investment Committees. He initially joined Neuberger Berman as a senior member of the Firm's Private Investment Portfolios group where he was responsible for leading primary and secondary fund investments and direct co-investments. Prior to joining the Firm, Mr. Patschkowski was at Coller Capital where he was responsible for originating and executing secondary and strategic primary fund investments and co-investments. Prior to that, Mr. Patschkowski worked in investment banking at UBS and at Sal. Oppenheim, covering the communications, media and technology sectors. Mr. Patschkowski received an MBA from INSEAD in France/Singapore, and a Diploma in Mathematics and Economics from the University of Ulm in Germany. Mr. Patschkowski is a member of the LP Council of Invest Europe, the European private equity association.
Tristram Perkins is a Managing Director of Neuberger Berman and Global Co-Head of Secondary Private Equity. He is also a member of the Secondary Investment Committee. As Global Co-Head of Secondary Private Equity, Mr. Perkins oversees the origination and valuation of secondary investments. Mr. Perkins joined Neuberger Berman in 2004 from Deutsche Bank, where he worked for eight years in the private equity division investing in secondary private equity and directly in operating companies. Prior to joining Deutsche Bank, Mr. Perkins worked for four years in investment banking with Alex. Brown & Sons in New York, working in both the Restructuring Group and the Industrial Technologies Group. Mr. Perkins received his M.B.A. from Columbia Business School and his B.A. from Middlebury College.
Brian Talbot is a Managing Director of Neuberger Berman and the Founder and Global Co-Head of Secondary Private Equity. He is also a member of the Secondary and Athyrium Investment Committees. As Global Co-Head of Secondary Private Equity, Mr. Talbot oversees the origination and valuation of secondary investments. Mr. Talbot joined Neuberger Berman in 2004, from Deutsche Bank AG where he was global head of Secondary Investing and president of Deutsche Bank Investment Partners, the fund investing arm of Deutsche Bank. Prior to joining Deutsche Bank in 1989, Mr. Talbot was a manager in the Financial Services group at Ernst and Young. Mr. Talbot holds a B.S. in Accounting from Fordham University.
Peter Bock is a Principal of Neuberger Berman. Prior to joining Neuberger Berman in 2005, Mr. Bock was an Associate at Lightyear Capital, a $3 billion private equity fund. Prior to that, Mr. Bock worked at PaineWebber Inc., in both investment banking advising on corporate transactions including M&A, restructurings and equity and debt, and strategic investing. Mr. Bock holds an M.B.A. from The Fuqua School of Business, Duke University and a B.A. from Amherst College.
Benjamin Perl is a Managing Director of Neuberger Berman and a member of the Secondary Investment Committee. Mr. Perl joined the firm in 2001 and Neuberger Berman Private Equity in 2007. Prior to that, Mr. Perl worked as an Associate at Lehman Brothers Venture Partners (now Tenaya Capital), where he was responsible for executing and evaluating mid-through late-stage equity investments across a wide range of industries. He also worked in Lehman Brothers’ Investment Banking Division in New York and San Francisco as part of both the Consumer Retail and Equity Capital Markets Groups. Mr. Perl holds an M.B.A., with High Distinction (Baker Scholar), from Harvard Business School and a B.A., Phi Beta Kappa, from Wesleyan University.
Senior Private Debt Specialists
Susan Kasser, CFA is a Managing Director of Neuberger Berman and Co-Head of the Private Credit business for Neuberger Berman Private Equity. She is a member of the Private Debt and Credit Opportunities Investment Committees. Prior to joining Neuberger Berman, she was a founding member of Carlyle Mezzanine Partners, the corporate mezzanine business of The Carlyle Group. At Carlyle, Ms. Kasser originated, executed and realized privately negotiated junior debt and equity securities of middle market and large cap leveraged buyouts, recapitalizations and growth financings across multiple industries. Ms. Kasser has been a member of the board of directors of several private companies. Prior to joining Carlyle, Ms. Kasser worked at Goldman Sachs in several roles, including investment banker in the Leveraged Finance group, fund investor and direct co-investor in the Private Equity Group and as a financial analyst in Global Investment Research. Ms. Kasser received an M.A. in International Economics and Finance and a B.A. in Philosophy from Brandeis University, where she graduated magna cum laude and Phi Beta Kappa. She holds the designation of Chartered Financial Analyst.
David Lyon is a Managing Director of Neuberger Berman and Co-Head of the Private Credit business for NB Private Equity. He is a member of the Private Debt and Credit Opportunities Investment Committees. Prior to joining Neuberger Berman, he was the Director of Research at Ellis Lake Capital, a $500 million event-driven credit hedge fund based in New York. Before Ellis Lake, Mr. Lyon was one of three professionals responsible for the day to day management of the Credit Opportunities Group, a multi-billion dollar portfolio of credit and equity investments at D. E. Shaw. At D. E. Shaw, Mr. Lyon was also responsible for the private equity efforts in the Credit Opportunities Group and sat on several public and private company boards. Previously, Mr. Lyon was a Managing Director at The Cypress Group, a $3.5 billion private equity fund, where he was a member of the Investment Committee. Prior to Cypress, Mr. Lyon was one of five original professionals at Och-Ziff Capital Management and worked in the Mergers & Acquisitions department of Goldman Sachs. Mr. Lyon earned a M.B.A. from Harvard Business School and a B.A. in Philosophy from the University of Notre Dame, where he graduated summa cum laude and Phi Beta Kappa.
Matthew Bird is a Managing Director of Neuberger Berman and a member of the Private Credit investment team. Prior to joining Neuberger Berman, Mr. Bird was a Vice President at GarMark Partners, one of the longest tenured managers of private junior capital in North America, where he was responsible for sourcing, executing and monitoring middle-market debt and structured equity investments across multiple industries. Mr. Bird served as a board member or observer at several portfolio companies. Prior to joining GarMark, Mr. Bird was an Asset Manager at Seavest Inc., an investment management firm focused on healthcare real estate and private equity investing. Prior to Seavest, Mr. Bird was an investment professional at FG II Ventures, a private venture firm, and at European Capital

Ventures plc, a London-based venture capital fund. Mr. Bird received an M.B.A. with Honors from the Wharton School of the University of Pennsylvania and a B.A., cum laude, in History and French from the University of Warwick.
Baffour Abedi is a Managing Director of Neuberger Berman and a member of the Private Credit investment team. Prior to joining Neuberger Berman in 2019, he was a Principal at River Birch Capital, a credit opportunities fund manager that invests in public and private high yield and distressed credit opportunities, in both the developed and emerging markets, based on deep-value fundamental credit research and analyses. Prior to that, Baffour was a vice president at Goldman Sachs in the High Yield Distressed Investing Group, a proprietary investing effort, where he invested in securities across the capital structure in stressed and distressed companies. He joined Goldman Sachs in the Leveraged Finance Group, where he was responsible for structuring, underwriting, and executing leveraged loan and high yield bond financings for private equity and corporate clients. Prior to that, Baffour worked as a management consultant at McKinsey & Company, where he developed strategic solutions for clients in a variety of industries on a range of senior management issues. He earned an MBA from Harvard Business School and a BS in Chemical Engineering with a Minor in Economics from the Massachusetts Institute of Technology.
Michael Schwartz is a Managing Director of Neuberger Berman and a member of the Private Credit investment team. Prior to joining the firm in 2016, Michael was a Senior Vice President at Fifth Street Asset Management, where he was responsible for structuring, executing and monitoring directly originated and syndicated middle-market debt investments throughout the capital structure and across multiple industries. Prior to that, he was with Ares Management as an Associate in the Private Debt Group evaluating debt investments across multiple industries. Michael began his career at Invesco Ltd., analyzing leverage loan and high yield investments in technology, media and telecom companies, as a member of the Bank Loan Group. He received a BS in Policy Analysis and Management from Cornell University.
Will Proctor is the Head of Sponsor Coverage and a Managing Director of Neuberger Berman. He is a member of the Private Credit investment team with a focus on deal origination. Prior to joining NB Alternative Advisers LLC in 2016, Will delivered unique Neuberger Berman investment strategies to a broad client base, including individuals, family offices, foundations, and endowments. Prior to joining Neuberger Berman in 2012, he was responsible for the marketing and fundraising efforts at Glaxis Capital Management, LLC, a global-macro, absolute return hedge fund based in Sarasota, Florida. While at Glaxis, Will worked with various client types, including ultra-high net worth individuals and a range of institutional investors. Prior to joining Glaxis, he was a professional athlete, playing in the Canadian Football League, where he won the 2008 Grey Cup Championship with the Calgary Stampeders. He received his BS from Clemson University, where he was the starting quarterback and a captain of the football team.
Additional Senior Investment Professionals
Paul Daggett, CFA is a Managing Director of Neuberger Berman and a senior member of the Firm’s Private Investment Portfolios group where he leads investments in private equity and venture capital funds and direct co-investments in venture capital, growth equity and buyout transactions. Mr. Daggett sits on the Limited Partner Advisory Boards of a number of venture capital and private equity fund relationships and has Board of Directors and Observer seats for a number of direct venture and growth capital investments on behalf of Neuberger Berman Funds. Prior to joining Neuberger Berman in 2004, Mr. Daggett worked in the European Equity Derivatives Group at JPMorgan Chase & Co. He holds an M.B.A. from the Cox School of Business at Southern Methodist University and a BEng, with honors, in Aeronautical Engineering from the University of Bristol. Mr. Daggett is a Fellow of the Institute of Chartered Accountants in England and Wales (FCA) and holds the Chartered Financial Analyst designation.
José Luis González Pastor is a Managing Director of Neuberger Berman in the Private Equity team and a senior member of the Firm's Private Investment Portfolios group where he leads fund investments and direct co-investments. Prior to joining the firm, Mr. González worked at Barclays Capital as a Summer Associate on the Distressed Debt Team in London. Before Barclays, Mr. González worked for four years at Qualitas Equity Partners, a Spanish Private Equity Fund focused on the Iberia middle-market. Previously, Mr. González worked as Investment Banking Analyst advising PE firms on leverage buy-outs at DC Advisory Partners (formerly known as Atlas Capital). Mr. González received an M.B.A. with honors from The Wharton School and a M.A. with honors in International Studies at the Lauder Institute of the University of Pennsylvania. Mr. González graduated with a B.A. in Business Administration and a B.A. in Law from Universidad Pontificia Comillas (ICADE).

Maura E. Reilly Kennedy is a Managing Director of Neuberger Berman. Ms. Kennedy is a member of the Private Equity investment team and is focused on investment opportunities across primaries, secondaries and co-investments. Prior to joining Neuberger Berman in 2008, Ms. Kennedy worked for five years in private equity at Landmark Partners, where she focused on secondary private equity transactions. Ms. Kennedy is an observer on the Limited Partner Advisory Board of NG Capital Partners, a Peruvian Private Equity Fund. Ms. Kennedy received an M.B.A. from Harvard Business School and a B.A. in Economics from Hobart and William Smith Colleges.
Li Li is a Managing Director of Neuberger Berman, focusing on primary fund investments and direct equity co-investments in Asia. Ms. Li has over 25 years of experience in financial markets. Prior to joining Neuberger Berman, she was a Managing Director at Shanghai Guohe Capital, where she was responsible for making private equity investments across a broad range of industries in China. Previously, Ms. Li was a Vice President at PIMCO Asia, advising institutional clients in Greater China on their investment strategies. She began her career at China Merchants Bank in a couple of roles, including financing in international capital markets and executing merger & acquisition opportunities for the bank. Ms. Li received MBA from the University of Michigan, MA from the People’s Bank of China Finance School of Tsinghua University, and BA in Finance from the Southwestern University of Finance & Economics in China.
Kaci Boyer is a Principal at Neuberger Berman. Kaci joined Neuberger Berman in 2007. She has focused on client relationships, becoming NB Alternatives client investment contact for large separate account mandates. During 2011, Kaci spent six months in Neuberger Berman’s Hong Kong office working on private equity investments throughout the Asia Pacific region. She received a BBA in Finance from Southern Methodist University.
Pascal Casavecchia is a Principal of Neuberger Berman. Prior to joining Neuberger Berman in 2021, Mr. Casavecchia was with Seatankers, a private investment holding, responsible for originating, evaluating and executing private equity opportunities across both direct/co-investments and fund investments. Prior to that, he was with Freemont Management, another investment firm, in a similar capacity. Earlier in his career, Mr. Casavecchia was an investment professional with The Carlyle Group, Lehman Brothers Private Equity, and Tiger Infrastructure Partners, a spinout of Lehman Brothers. He started his career in investment banking with Lazard. Mr. Casavecchia received his degree in Economics, with honors (First Class Honors) from the University of Bologna, Italy, including an Erasmus program with the Trinity College Dublin, Ireland.
Tyler Czinege is a Principal of Neuberger Berman. Prior to joining Neuberger Berman Private Equity in 2011, Mr. Czinege completed a public accounting internship at PricewaterhouseCoopers. Mr. Czinege graduated with a master’s degree in Accounting from Trinity University in 2011 and with a BS in Business Administration with a concentration in Accounting from Trinity in 2010.
Michelle De Piante is a Principal at Neuberger Berman. Prior to joining Neuberger Berman Private Equity, Ms. De Piante developed business strategy for Swiss venture capital partnership VI Partners in Zurich, Switzerland. Previously, she was Head of Hedge Funds in the Private Investments group at Tetral SA where she also invested in private equity funds. She began her financial career as an analyst at Agora Capital Management and Banque Syz in Geneva, Switzerland. Ms. De Piante earned an MBA, Finance from Thunderbird, School of Global Management with distinction. Her undergraduate studies were split between Georgetown University and the University of Colorado, Boulder, graduating Magna Cum Laude with a BA in Philosophy.
Dominique Drenckhahn, CAIA, is a Principal of Neuberger Berman and a senior member of the private equity investment team. Dominique focuses on designing and implementing customized private equity and multi-asset class solutions for institutional and high net worth clients, acting as a program manager and a client investment contact for large custom account mandates. In addition, she also assists with business development activities across the private equity platform, including the integration of ESG investment diligence and Impact investing efforts. She joined the firm in 2008 and has experience in institutional marketing as well as product and business development. Dominique received a BA in both Economics and Art History from Williams College. She is also a Docent for the Neuberger Berman Art Collection and has been awarded the Chartered Alternative Investment Analyst designation.
Hiroyuki Fukuda is a Principal of Neuberger Berman on the Asia Private Equity investment team and primarily focuses on the investments into Japanese private equity market. He has over 10 years of private equity investment experience in Japan at both local and international firms. Most recently, he was a director at Principal Investments Ltd. of Mitsui & Co. Prior to that, he was with Morgan Stanley's Private Equity Asia Group as a vice president and Ant Capital Partners’ Secondary PE Investment Group as a principal. He also worked for UBS Investment Bank in

Tokyo at Financial Sponsors and Consumer groups. He started his career at Kokusai Asset Management. He holds an MBA from New York University Stern School of Business and a BA in Economics from Keio University. Mr. Fukuda holds the Chartered Financial Analyst designation.
Doug Manor is a Principal of Neuberger Berman. Mr. Manor is a member of the Private Equity investment team and is focused on investment opportunities across primaries, secondaries and co-investments with a focus on North America. Prior to joining Neuberger Berman in 2006, Mr. Manor was in the Lehman Brothers Investment Banking Division in New York, where he focused on M&A advisory and public and private financings in the Financial Institutions Group. Mr. Manor sits on the Limited Partner Advisory Board of FTV Capital. Mr. Manor earned an M.B.A. as a Kozmetsky Award winner (highest honors) from the McCombs School of Business at the University of Texas at Austin and a B.B.A. in Finance with Special Distinction from the University of Oklahoma.
Joshua Miller, CFA is a Principal of Neuberger Berman and a senior member of the Firm’s Private Investment Portfolios group. Prior to joining Neuberger Berman in 2004, Mr. Miller was at Cirrus Health, an outpatient surgery center developer. Mr. Miller sits on the Limited Partner Advisory Committees of Westly Capital Partners Fund and Hudson Clean Energy Partners. Mr. Miller received his M.B.A., Beta Gamma Sigma from The McCombs School of Business – The University of Texas at Austin, and his B.B.A. in Finance, magna cum laude from Southern Methodist University. Mr. Miller holds the Chartered Financial Analyst designation.
Sandeep Mirani is a Principal of Neuberger Berman. Prior to joining Neuberger Berman Private Equity in 2014, he worked at Paul Capital in London, where he focused on secondary investments, and at Credit Suisse, where he was an Investment Banking Analyst in the Mergers & Acquisitions group and the Global Energy group, in New York and London, respectively. Sandeep graduated from the Wharton School at the University of Pennsylvania with a BS in Economics.
Gabriel Ng is a Principal at Neuberger Berman. Prior to joining Neuberger Berman Private Equity in 2018, Gabriel was part of the GIC Private Equity Funds and Co-investments Group, where he focused on global secondary transactions. Previously, he worked at Providence Equity Partners in Hong Kong, where he focused on buyout and growth transactions in the Asia Pacific Region. Gabriel also worked at Bank of America Merrill Lynch in the Asia M&A group. He received a BS in Economics, magna cum laude, from the University of Pennsylvania, The Wharton School of Business.
Michael Smith, CFA, is a Principal of Neuberger Berman. Previously, Mr. Smith was a Vice President of Bank of America / Merrill Lynch, where he was an investment team member of the private equity fund of funds business. In that capacity, Mr. Smith worked on the origination, due diligence and ongoing portfolio management of several primary and secondary investment opportunities across various sectors including buyout, growth equity, venture capital, real estate and special situations. Prior to joining Bank of America / Merrill Lynch, he worked at Pyramis Global Advisors, a global asset management company. Mr. Smith received his B.S.B.A. from the University of Florida. Mr. Smith is a Chartered Financial Analyst.
Matt Wiener is a Principal of Neuberger Berman. Prior to joining Neuberger Berman, Mr. Wiener worked as an Associate at Trilantic Capital Partners (formerly Lehman Brothers Merchant Banking), where he was responsible for evaluating and executing private equity investments across multiple industries. He began his career in Lehman Brothers’ Investment Banking Division advising public and private companies in the communications and media industries. Mr. Wiener received an M.B.A. with Honors from Columbia Business School and a B.S., magna cum laude, from Cornell University.
D. Brock Williams, CFA is a Principal of Neuberger Berman. Prior to joining the firm in 2004, Brock worked in the Lehman Brothers investment banking division in New York and Chicago, where he advised on M&A, restructurings, equity and debt offerings across a diverse set of industries, including consumer, retail, industrial and technology. He currently sits on the limited partner advisory committees of PAG Asia Special Situations and Gryphon Investors. Early in his career, he worked at Mercer Investment Consulting and Ibbotson Associates. Brock earned a BA from Northwestern University and an MBA with honors from the University of Chicago Booth School of Business. He also holds the Chartered Financial Analyst designation.
Other Professionals
Kelly Maughan is a Senior Vice President of Neuberger Berman. Ms. Maughan is the Head of financial operations for Neuberger Berman Private Equity. Prior to joining Neuberger Berman in 2004, Ms. Maughan served as a senior solutions manager at Vitech Systems Group, Inc., a director at DML, Inc., an assistant controller at Castle Harlan,

Inc., an assistant controller at Charterhouse Group International, Inc., and an accountant at Dean Witter Reynolds, Inc. Ms. Maughan received a B.S. in Accounting from St. John’s University.
Mark J. Bonner, Jr. is a Senior Vice President of Neuberger Berman. Previously, Mr. Bonner was a Senior Vice President of Bank of America/Merrill Lynch, managing the financial reporting, tax reporting, business due diligence and operational matters of the group’s private equity fund of funds business since 2006. Prior to joining Bank of America/Merrill Lynch, Mr. Bonner spent two years as the Management Company and International Subsidiaries Accounting Manager of Advent International Corporation, a global private equity firm. Earlier in his career, Mr. Bonner spent five years with PricewaterhouseCoopers in the Audit and Assurance Group, serving clients in the financial services industry. Mr. Bonner received a BS in Accounting from the State University of New York at Geneseo.
Legal and Compliance Professionals
Christian Neira is a Managing Director of Neuberger Berman and serves as the general counsel of NB Alternatives, responsible for the private equity, private investment portfolios and hedge fund of funds businesses. Prior to joining the firm in 2010, he was of counsel with Covington & Burling LLP, where his practice focused on private equity investments and mergers and acquisitions. Prior to joining Covington, Mr. Neira was counsel at Paul, Weiss, Rifkind, Wharton & Garrison LLP from 1995 to 2005, where his practice focused on private equity investments in Latin America. Mr. Neira holds an A.B. in Social Studies from Harvard College. Mr. Neira received his J.D. from the University of Pennsylvania Law School.
Mark D. Salzberg is a Senior Vice President of Neuberger Berman and acts as the Chief Compliance Officer and an Associate General Counsel for Neuberger Berman Private Equity. Prior to joining Neuberger Berman in 2018, Mr. Salzberg was an Assistant Regional Director in the Asset Management Unit of the Division of Enforcement at the SEC where he supervised attorneys and experts on investigations concerning a broad range of potential securities laws violations. Prior to joining the SEC in 2005, Mr. Salzberg was an associate at Stroock & Stroock & Lavan LLP. Mr. Salzberg received a J.D. from the Fordham University School of Law and a B.A. from Columbia College.
Corey A. Issing is a Managing Director of Neuberger Berman and acts as legal counsel for NBIA with responsibility for the registered funds business. Mr. Issing is the General Counsel and Head of Compliance — Mutual Funds at Neuberger Berman. Prior to joining the firm in 2007, he was Counsel at AIG SunAmerica Asset Management. Mr. Issing holds a B.A. in Political Science and Communications from the University of New Hampshire and a J.D. from the Suffolk University School of Law.
Savonne Ferguson is a Senior Vice President of Neuberger Berman and acts as the Chief Compliance Officer-Mutual Funds and an Associate General Counsel for the registered funds business. Prior to joining Neuberger Berman in 2018, she was vice president at T. Rowe Price Group, Inc. and a vice president and senior legal counsel at T. Rowe Price Associates, Inc. Ms. Ferguson holds a B.A. from Georgetown University and a J.D. from the University of Baltimore School of Law.
Compensation of the Portfolio Managers
Neuberger Berman’s compensation philosophy is one that focuses on rewarding performance and incentivizing our employees. Neuberger Berman is focused on creating a compensation process that it believes is fair, transparent, and competitive with the market.
Compensation for the Fund’s Portfolio Management Team consists of fixed (salary) and variable compensation but is more heavily weighted on the variable portion of total compensation and is paid from a team compensation pool made available to the portfolio management team with which the portfolio manager is associated. The size of the team compensation pool is determined based on a formula that takes into consideration a number of factors including the pre-tax revenue that is generated by that particular portfolio management team, less certain adjustments. The bonus portion of the compensation for a portfolio manager is discretionary and is determined on the basis of a variety of criteria, including investment performance (including the aggregate multi-year track record), utilization of central resources (including research, sales and operations/support), business building to further the longer term sustainable success of the investment team, effective team/people management, and overall contribution to the success of Neuberger Berman.

The terms of our long-term retention incentives are as follows:
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Employee-Owned Equity. Certain employees (i.e., senior leadership and investment professionals) participate in Neuberger Berman’s equity ownership structure, which was designed to incentivize and retain key personnel. Most equity issuances are subject to vesting.

In addition, in prior years certain employees may have elected to have a portion of their compensation delivered in the form of equity, which, in certain instances, is vested upon issuance and in other instances vesting aligns with the vesting of Neuberger Berman’s Contingent Compensation Plan (vesting over 3 years).
For confidentiality and privacy reasons, Neuberger Berman cannot disclose individual equity holdings or program participation.
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Contingent Compensation. Neuberger Berman established the Neuberger Berman Group Contingent Compensation Plan (the “CCP”) to serve as a means to further align the interests of our employees with the success of the firm and the interests of our clients, and to reward continued employment. Under the CCP, a percentage of a participant’s total compensation is contingent and tied to the performance of a portfolio of Neuberger Berman investment strategies as specified by the firm on an employee-by-employee basis. By having a participant’s contingent compensation tied to Neuberger Berman investment strategies, each employee is given further incentive to operate as a prudent risk manager and to collaborate with colleagues to maximize performance across all business areas. In the case of portfolio managers, the CCP is currently structured so that such employees have exposure to the investment strategies of their respective teams as well as the broader Neuberger Berman portfolio. Subject to satisfaction of certain conditions of the CCP (including conditions relating to continued employment), contingent compensation amounts vest over three years. Neuberger Berman determines annually which employees participate in the program based on total compensation for the applicable year.

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Restrictive Covenants. Most investment professionals, including portfolio managers, are subject to notice periods and restrictive covenants which include employee and client non-solicit restrictions as well as restrictions on the use of confidential information. In addition, depending on participation levels, certain senior professionals who have received equity have also agreed to additional notice and transition periods and, in some cases, non-compete restrictions.

Other Accounts Managed by the Portfolio Managers
The following table lists the number and types of accounts, other than the Fund, managed by the Fund’s Portfolio Management Team and assets under management in those accounts, as of September 30, 2021.
Type of Account	Number of Accounts Managed*	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
James D. Bowden
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	5	$1,380,000,500	5	$1,380,000,500
Other Accounts	0	$0	0	$0

John P. Buser
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	29	$21,768,781,406	29	$21,768,781,406
Other Accounts	104	$30,863,628,364	104	$30,863,628,364

Kent Chen
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

Type of Account	Number of Accounts Managed*	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Michael Kramer
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

John H. Massey
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

David Morse
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

Joana P. Rocha Scaff
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	29	$20,341,123,051	29	$20,341,123,051
Other Accounts	104	$30,888,628,364	104	$30,888,628,364

Jonathan D. Shofet
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

Brien P. Smith
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

David S. Stonberg
Registered Investment Companies	7	$1,569,030,039	7	$1,569,030,039
Other Pooled Investment Vehicles	32	$25,553,483,551	32	$25,553,483,551
Other Accounts	105	$30,963,628,364	105	$30,963,628,364

Elizabeth Traxler
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	29	$20,341,123,051	29	$20,341,123,051
Other Accounts	104	$30,888,628,364	104	$30,888,628,364

Anthony D. Tutrone
Registered Investment Companies	7	$1,569,030,039	7	$1,569,030,039
Other Pooled Investment Vehicles	32	$25,553,483,551	32	$25,553,483,551
Other Accounts	105	$30,963,628,364	105	$30,963,628,364

Peter J. Von Lehe
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

Type of Account	Number of Accounts Managed*	Total Assets Managed	Number of Accounts Managed for which Advisory Fee is Performance- Based	Assets Managed for which Advisory Fee is Performance- Based
Jacquelyn Wang
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364

Patricia Miller Zollar
Registered Investment Companies	7	$1,594,274,039	7	$1,594,274,039
Other Pooled Investment Vehicles	27	$17,268,321,406	27	$17,268,321,406
Other Accounts	103	$30,788,628,364	103	$30,788,628,364
*	Registered investment companies in a “master-feeder” structure are counted as one investment company for purposes for determining the number of accounts managed
As of the date of this Offering Memorandum, no member of the Portfolio Management Team owns any Interests in the Fund.

Further Information Regarding Management of the Fund
Information regarding the Board of Directors and Officers of the Fund, including brief biographical information, is set forth below.
Independent Directors
Name, Position(s) Held with Registrant, Address, and Year of Birth	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex* Overseen by Director	Other Directorships Held by Director During Past 5 Years
Independent Directors
Virginia G. Breen, Manager 1290 Avenue of the Americas New York, NY 10104 (1964)	Term Indefinite— Since Inception	Partner, Chelsea Partners (7/11 to present); private investor and board member of certain entities (as listed herein).	21
Director of Jones Lang LaSalle Property Trust, Inc.; Trustee/Director of UBS A&Q Registered Fund Complex
(3 funds); Director of Calamos Fund Complex (26 funds); Director of Paylocity Holding Corp.; Director of Tech & Energy Transition Corp.

Alan Brott, Manager 1290 Avenue of the Americas New York, NY 10104 (1943)	Term Indefinite— Since Inception	Consultant (since 10/1991); Associate Professor, Columbia University (2000-2017); Former Partner of Ernst & Young.	21
Director of Grosvenor Registered Multi-Strategy Funds (3 funds); Director of Hedge Fund Guided Portfolio Solution (part of the Grosvenor complex); Director of Stone Harbor Investment Funds (8 funds), Stone Harbor Emerging Markets Income Fund and Stone Harbor Emerging Markets Total Income Fund; Manager of Man FRM Alternative Multi-Strategy Fund LLC (8/09 to 8/21).

Victor F. Imbimbo, Jr., Manager 1290 Avenue of the Americas New York, NY 10104 (1952)	Term Indefinite— Since Inception	President and CEO of Caring Today, LLC, an information and support resource for the family caregiver market.	21	Manager of Man FRM Alternative Multi-Strategy Fund LLC (10/00 to 8/21).
Thomas F. McDevitt, Director 1290 Avenue of the Americas New York, NY 10104 (1956)	Term Indefinite— Since Inception	Managing Partner of Edgewood Capital Partners and President of Edgewood Capital Advisors (5/2002 to present).	21	Director of Jones Lang LaSalle Property Trust, Inc. (12/04 to 06/15).
Stephen V. Murphy, Manager 1290 Avenue of the Americas New York, NY 10104 (1945)	Term Indefinite— Since Inception	President of S.V. Murphy & Co, an investment banking firm.	21	Director of The First of Long Island Corporation and The First National Bank of Long Island; Manager of Man FRM Alternative Multi-Strategy Fund LLC (10/00 to 8/21).
Thomas G. Yellin, Manager 1290 Avenue of the Americas New York, NY 10104 (1954)	Term Indefinite— Since Inception	President of The Documentary Group (since 6/2006).	21
Director of Grosvenor Registered Multi-Strategy Funds (3 funds); Director of Hedge Fund Guided Portfolio Solution (part of the Grosvenor complex); Manager of Man FRM Alternative Multi-Strategy Fund LLC (8/09 to 8/21).

*
The “Fund Complex” consists of the Fund, the Master Fund, NB Crossroads Private Markets Fund VII LP, NB Private Markets Fund II (Master) LLC, NB Private Markets Fund II (TI) LLC, NB Private Markets Fund II (TE) LLC, NB Private Markets Fund III (Master) LLC, NB Private Markets Fund III (TI) LLC, NB Private Markets Fund III (TE) LLC, NB Crossroads Private Markets Access Fund LLC, NB Crossroads Private Markets Fund IV (TI) – Client LLC, NB Crossroads Private Markets Fund IV (TE) – Client LLC, NB Crossroads Private Markets Fund IV Holdings LLC, NB Crossroads Private Markets Fund V Holdings LP, NB Crossroads Private Markets Fund V (TE) LP, NB Crossroads Private Markets Fund V (TE) Advisory LP, NB Crossroads Private Markets Fund V (TI) LP, NB Crossroads Private Markets Fund V (TI) Advisory LP. NB Crossroads Private Markets Fund VI LP, NB Crossroads Private Markets Fund VI Advisory LP and NB Crossroads Private Markets Fund VI Holdings LP.

Officers of the Fund
Name, Position(s) Held with Registrant, Year of Birth and Address*	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years
James D. Bowden, Chief Executive Officer and President (1953)	Term — Indefinite; Length — since inception
Managing Director, NBAA, since 2015. Formerly, Managing Director, Bank of America; Manager and Vice President, Merrill Lynch Alternative Investments LLC (2013-2015); Executive Vice President, Bank of America Capital Advisors LLC (1998-2013).

Mark Bonner, Treasurer (1977)	Term — Indefinite; Length — since inception
Senior Vice President, NBAA, since 2015. Formerly, Senior Vice President, Bank of America; Merrill Lynch Alternative Investments LLC (2006-2015); Manager, Advent International Corporation (2004-2006); Senior Associate, PricewaterhouseCoopers LLP (1999-2004).

Claudia A. Brandon, Executive Vice President and Secretary (1956)	Term — Indefinite; Length — since inception
Senior Vice President, Neuberger Berman LLC, since 2007 and Employee since 1999; Senior Vice President, NBIA, since 2008 and Assistant Secretary since 2004. Formerly, Vice President, Neuberger Berman LLC (2002-2006), Vice President – Mutual Fund Board Relations, NBIA (2000-2008), Vice President, NBIA (1986-1999) and Employee (1984-1999).

Savonne Ferguson Chief Compliance Officer (1973)	Term — Indefinite; Length — since inception
Senior Vice President, Neuberger Berman LLC, Chief Compliance Officer (Mutual Funds) and Associate General Counsel, NBIA, since November 2018. Formerly, Vice President, T. Rowe Price Group, Inc. (2018), Vice President and Senior Legal Counsel, T. Rowe Price Associates, Inc. (2014-2018), Vice President and Director of Regulatory Fund Administration, PNC Capital Advisors, LLC (2009-2014), Secretary, PNC Funds and PNC Advantage Funds (2010-2014).

Corey A. Issing, Chief Legal Officer (only for purposes of sections 307 and 406 of the Sarbanes-Oxley Act of 2002) (1978)	Term — Indefinite; Length — since inception
General Counsel and Head of Compliance– Mutual Funds since 2016 and Managing Director, NBIA, since 2017. Formerly, Associate General Counsel (2015-2016), Counsel (2007-2015), Senior Vice President (2013-2016), Vice President (2009-2013).

Sheila James, Assistant Secretary (1965)	Term — Indefinite; Length — since inception
Vice President, Neuberger Berman LLC, since 2008 and Employee since 1999; Vice President, NBIA, since 2008. Formerly, Assistant Vice President, Neuberger Berman LLC (2007-2008); Employee, NBIA (1991-1999).

Brian Kerrane, Vice President (1969)	Term — Indefinite; Length — since inception
Managing Director, Neuberger Berman LLC, since 2013; Chief Operating Officer – Mutual Funds and Managing Director, NBIA, since 2015. Formerly, Senior Vice President, Neuberger Berman LLC (2006 to 2014), Vice President, NBIA (2008-2015) and Employee since 1991.

Josephine Marone, Assistant Secretary (1963)	Term — Indefinite; Length — since inception	Senior Paralegal, Neuberger Berman LLC, since 2007 and Employee since 2007.

Name, Position(s) Held with Registrant, Year of Birth and Address*	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years
Sarah Doane, Assistant Treasurer (1989)	Term — Indefinite; Length — since inception	Assistant Vice President, Neuberger Berman LLC, since 2016. Formerly Internal Auditor, Arbella Insurance Group (2015-2016), Associate, PricewaterhouseCoopers (2012-2015)
Brien Smith, Vice President (1957)	Term — Indefinite; Length — since inception	Managing Director, NBAA, since 2005; Chief Operating Officer of NB Private Equity Division since 2017.
*
The business address of each listed person is 1290 Avenue of the Americas, New York, NY 10104, except for James D. Bowden, Mark Bonner and Sarah Doane, whose business address is 53 State Street, 13th Floor, Boston, MA 02109; and Brien Smith whose business address is 325 North Saint Paul St. 49th Floor Dallas, TX 75201.

For each Director, the dollar range of equity securities beneficially owned by the Director in the Fund and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Adviser) as of December 31, 2020, is set forth in the table below.
Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Independent Directors
Virginia G. Breen	None	None
Alan Brott	None	None
Victor F. Imbimbo, Jr.	None	None
Thomas F. McDevitt	None	None
Steven V. Murphy	None	None
Thomas G. Yellin	None	None
As of December 31, 2020, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Adviser, the Placement Agent, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or Placement Agent.
Director Compensation
Name of Director	Aggregate Compensation from the Fund*	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Managers**
Independent Directors
Virginia G. Breen	$6,250	$0	$0	$175,000 (21)
Alan Brott	$6,250	$0	$0	$175,000 (21)
Victor F. Imbimbo, Jr.	$6,250	$0	$0	$175,000 (21)
Thomas F. McDevitt	$6,250	$0	$0	$175,000 (21)
Steven V. Murphy	$6,250	$0	$0	$175,000 (21)
Thomas G. Yellin	$6,250	$0	$0	$175,000 (21)
*	Estimated for the fiscal year ending March 31, 2022 (includes compensation for serving on the board of other feeder funds that invest in the Master Fund).
**
The total compensation estimated to be paid to such persons by the Fund and Fund Complex for the fiscal year ending March 31, 2022. The parenthetical number represents the number of investment companies (including the Fund) from which such person receives compensation.

Currently, the Independent Directors are each paid an annual retainer of $175,000 for serving on the boards of the funds in the Fund Complex. The Independent Directors are also reimbursed for out-of-pocket expenses in connection with providing services to the Fund. The Board does not have a compensation committee. The Fund does not have any retirement plan for the Fund’s Directors.
Control Persons and Principal Holders of Securities
As of the date of this Registration Statement, no officer or Director of the Fund currently owns any Interests in the Fund.
Before the commencement of the Fund’s operations, the Investment Adviser, 1290 Avenue of the Americas, New York, NY 10104, may be deemed to control the Fund. For purposes of this item, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of a company; (2) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.
Codes of Ethics
The Fund, the Placement Agent and the Adviser have adopted codes of ethics pursuant to Rule 17j-1 under the Investment Company Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Master Fund, subject to a number of controls. These codes may be obtained by calling the SEC at (202) 551-8090. These codes of ethics are available on the EDGAR Database on the SEC’s website (http://www.sec.gov).
Proxy Voting Policies and Procedures
The Master Fund's private equity investments do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Master Fund or the Fund may receive notices or proposals from the Portfolio Funds seeking the consent of or voting by holders, and may also vote on matters relating to the Co-Investments. The Board has adopted the proxy voting policies and procedures of the Investment Adviser as the Fund’s proxy voting policies and procedures. Subject to the Board’s oversight, the Fund has delegated responsibility to vote any proxies the Fund may receive to the Investment Adviser. The Investment Adviser’s general policy is to vote proxy proposals, amendments, consents or resolutions relating to the Fund in a manner that serves the best interests of the Fund and its investors. Information regarding how the Investment Adviser voted proxies related to the Master Fund’s portfolio holdings during the 12-month period ending June 30th will be available, without charge, upon request by calling collect (212) 476-8800, and on the SEC’s website at www.sec.gov.

VII.	THE OFFERING
Description of Interests
The Fund is organized as a limited partnership under the laws of the State of Delaware and intends to elect to be treated as and qualify as a RIC for U.S. federal income tax purposes. The number of Interests in the Fund shall be unlimited. All Interests issued by the Fund shall be fully paid and non-assessable, except to the extent of any unfunded capital commitments. Investors shall have no preemptive or other rights to subscribe to any additional Interests or other securities issued by the Fund. The Fund will make distributions as received from Portfolio Funds in accordance with the priorities described in Section IX “Fees and Expenses of the Fund; Distributions” below. An investment in the Fund involves substantial restrictions on liquidity and its Interests are not freely transferable. There is no market for the Interests, and no market is expected to develop. Consequently, Investors may be unable to redeem or liquidate their Interests.
Investor Commitments and Drawdowns
The Fund is seeking Commitments from Investors. The minimum Commitment in the Fund is $50,000, although the Board reserves the right to accept Commitments of lesser amounts in its discretion.
The Fund has not yet identified all of the potential investments that will ultimately be made (through the Master Fund, as described below) with the Commitments. The Investor’s full Commitment will not be immediately invested. The Fund will, through the Master Fund, invest in Portfolio Funds and Co-Investment opportunities as Commitments are drawn. Commitments may be drawn down at any time, by the Fund making a capital call generally upon at least ten (10) business days’ prior written notice (including e-mail) to either the Investor or the Investor’s designee. Although there is no set schedule for calling capital, it is estimated that capital calls will be scheduled in the following manner (subject to the Fund’s discretion to make capital calls at different times and in different amounts):
Year 1: 30%
Year 2: 20%
Year 3: 20%
Year 4: 15%
Year 5: 0%
The Fund may not draw on the full Commitment and the Fund may have unfunded Commitments. The Fund also may accelerate or extend any calls as detailed in the schedule. Any amounts drawn (except for cash reserved to cover Fund expenses and as may be needed for asset coverage purposes) generally will be invested within three (3) months of the drawdown date (such investments may take the form of a binding legal commitment). If a capital call is not timely made by an Investor by the specified date in the written notice, the Investor will be charged an interest at an annual rate of 8.0% up until the date the capital call is actually made.
Investors understand that by agreeing to invest in the Fund, each Investor is making an irrevocable Commitment to the Fund of the entire amount of the Commitment, which will be drawn down over time. Even though not all the money will be requested immediately, if there is a capital call Investors are committing to make funds available within the time designated.
The Fund may, in the Investment Adviser’s sole discretion, charge a defaulting Investor with the expenses and losses incurred by the Fund resulting from the sale of positions due to the default of such Investor. Such charge may be incurred by specially allocating such expenses and losses to the defaulting Investor. In addition, the Fund may, in the Investment Adviser’s sole discretion, take other actions with respect to defaulting investors, including without limitation: (i) borrowing funds to cover defaulted capital calls, at a rate established with a third party lender or using the Fund’s internal capital at a rate of 8.0% per annum, and causing the defaulting Investor to bear such interest and other costs associated with such borrowing, and/or (ii) excluding defaulting Investors from participating in future capital calls.
Subscription Procedures
Any person wishing to subscribe for Interests is required to review, complete, and execute the Subscription Documents. The Subscription Documents will be designed to provide the Fund, the General Partner, the Adviser and/or their respective affiliates with important information about each subscriber. The Subscription Documents will also provide the Fund, the General Partner and the Adviser with information required to comply with applicable anti-money laundering laws, rules and regulations. The Fund will advise each Investor promptly of the Fund’s acceptance of an offer to subscribe for Interests. Payment in the amount of the subscription in United States dollars should be made in accordance with the terms of the Subscription Documents.
The Subscription Documents to be executed and delivered by prospective Investors contain the Investor’s agreement to indemnify and hold harmless the Fund, the Board, the Investment Adviser, the General Partner, Neuberger Berman, the Placement Agent and their affiliates and employees and each other Investor of the Fund from and against any loss, cost, damage or liability due to or arising out of a breach of any representation or warranty of the Investor in the Subscription Documents or any other document furnished by the Investor to the Placement Agents or the Fund, or from any unsuccessful securities proceeding brought by the Investor against any such party.
The acceptance or rejection of any subscription is solely at the discretion of the Investment Adviser, and no reasons need be given for the rejection of any subscription. The Adviser and the General Partner may also request such additional information from prospective Investors as they deem necessary in determining the suitability of an investment in the Fund for a particular Investor.
Interests are being offered only to persons or entities that are both an “accredited investor,” as defined in Regulation D under the Securities Act, and a “qualified client,” as defined in Rule 205-3 under the Advisers Act. Each prospective Investor in the Fund should obtain the advice of his, her or its own legal, accounting, tax and other advisers in reviewing documents pertaining to an investment in the Fund. The eligibility requirements discussed herein represent the minimum eligibility requirements for prospective Investors in the Fund, and the satisfaction of such requirements by a prospective Investor does not necessarily mean that an investment in the Fund is a suitable investment for such person.
The Investment Adviser, in its sole discretion, may make payments to certain financial intermediaries for distribution activities. The Investment Adviser makes these payments, at its own expense, out of its own assets. In some circumstances, these payments may create an incentive for a financial intermediary or its investment professionals to recommend or sell Fund Interests to their customers. The Investment Adviser may benefit from these payments to the extent the intermediaries sell more Fund Interests because the Investment Adviser receives greater advisory fees as Fund assets increase.
No Right of Redemption
No Investor has the right to require the Fund to redeem his, her or its Interest. No public market for the Interests exists, and none is expected to develop in the future. As a result, Investors may not be able to liquidate their investment prior to the expiration of the Fund’s term other than through repurchases of Interests by the Fund, as described below.
Repurchase of Interests
At the sole discretion of the Investment Adviser and subject to the Board’s approval, the Fund may from time to time provide Investors with a limited degree of liquidity by offering to repurchase Interests pursuant to written tenders by Investors. The Investment Adviser expects that such offers to repurchase Interests, if any, would not occur before the fourth anniversary of the final closing and that all such offers, in the aggregate, would not exceed 20% of the Fund’s total commitments.
At its discretion, the Investment Adviser may recommend to the Board (subject to its discretion) that the Fund offer to repurchase Interests from Investors at a purchase price equal to 80%, or such other amount as determined by the Board, of the net asset value of an Investor’s Interest as of the applicable tender valuation date (expected to be the last business day of the applicable calendar quarter). However, the Fund has no obligation to offer to repurchase Interests from Investors at any time and the Fund currently does not expect to offer to repurchase Interests on a periodic recurring basis.
A repurchase offer will generally commence approximately 100 days prior to the applicable tender valuation date. Investors tendering Interests for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will generally be approximately 75 days prior to the tender valuation date. Investors that elect to tender their Interests will not know the price at which such Interests will be repurchased until such valuation date.
Repurchase offers may commence prior to the fourth anniversary of the final closing. Payment of carried interest to the Special Limited Partner may be accelerated if the Fund were to conduct and complete a repurchase offer prior to the fourth anniversary of the final closing and an Investor participating in the repurchase offer has received aggregate distributions equal to at least 125% of all drawn Commitments. In such case, the carried interest that would otherwise have been allocated to the Special Limited Partner in respect of the Investor’s repurchased Interest if the end of the particular calendar quarter had been after the fourth anniversary of the final closing will be allocated to the Special Limited Partner, thereby reducing the repurchase proceeds payable to the Investor.
The Fund will repurchase Interests from Investors pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Investors. When the Board determines that the Fund will repurchase Interests, notice will be provided to Investors describing the terms of the offer, containing information Investors should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.
If a repurchase offer is oversubscribed by Investors who tender their Interests, the Fund may repurchase a pro rata portion of the Interests tendered or take any other action with respect to the repurchase offer permitted by applicable law. As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Interests repurchased by the Fund. In addition, the Fund may repurchase Interests of Investors if, among other reasons, the Board determines that such repurchase would be in the best interest of the Fund in accordance with the Partnership Agreement.
Repurchases of Interests from Investors by the Fund will be paid in cash. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Interests from Investors by the applicable repurchase offer deadline. Tenders will be revocable upon written notice to the Fund up to approximately 75 days prior to a particular tender valuation date. If a repurchase offer is extended, the expiration date will be extended accordingly.
The Fund does not have any obligation to repurchase Interests from Investors at any time. There is no assurance that the Investment Adviser will recommend a tender offer for Investors or that the Board will approve a tender offer. The Fund will repurchase Interests from Investors pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Investors.
Transfer of Interests
Transfers of Interests may be made only with the prior written consent of the Board, which may be withheld in the Board’s sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

VIII.	AGREEMENTS; SERVICE PROVIDERS
Investment Advisory Agreement
The Investment Adviser, subject to supervision by the Board, has overall responsibility for the investment selection, management, including the engagement of sub-advisers, and operation of the Master Fund, pursuant to an Investment Advisory Agreement between the Master Fund and the Investment Adviser.
In consideration for the services provided under the Investment Advisory Agreement, the Master Fund pays the Investment Adviser an advisory fee quarterly at an annual rate of 0.80% through the end of year eight from the commencement of the Master Fund's operations and then at an annual rate of 0.15% for the remaining life of the Master Fund, in each case based on the Master Fund’s Invested Capital. In no event will the Master Fund’s Invested Capital exceed the amount of Investors’ total Commitments. The Fund does not pay the Investment Adviser a separate fee under the Investment Advisory Agreement. The Fund does, however, due to its investment in the Master Fund, bear its proportionate percentage of the Advisory Fee paid to the Investment Adviser by the Master Fund.
The Investment Advisory Agreement was initially approved by the Board of the Master Fund (including a majority of the Independent Directors) at a meeting held on April 22, 2021 in reliance on an exemptive order issued by the SEC providing relief from the in-person meeting requirement under Section 15(c) of the 1940 Act (Investment Company Act Release No. 33897) (the “Exemptive Order”). The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Master Fund; or by the Investment Adviser. After the initial term of two (2) years, the Investment Advisory Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Directors by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.
The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Investment Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Fund. The Investment Advisory Agreement also provides that the Fund will indemnify, to the fullest extent permitted by law, the Investment Adviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.
A discussion regarding the basis for the approval by the Board of Directors of the Master Fund of the Investment Advisory Agreement between the Investment Adviser and the Master Fund will be available in the Master Fund’s annual report for the period ended March 31, 2022.
This Advisory Fee is separate from the carried interest pursuant to which the Special Limited Partner will receive a carried interest in the event that specified investment returns are achieved by the Master Fund and the Fund.
Investment Sub-Advisory Agreement
The Investment Adviser has engaged the Sub-Adviser to make investment decisions on behalf of the Master Fund pursuant to an Investment Sub-Advisory Agreement between the Investment Adviser and the Sub-Adviser.
In consideration for the services provided under the Investment Sub-Advisory Agreement, the Investment Adviser pays the Sub-Adviser a quarterly fee equal to 90% of the Advisory Fee received from the Master Fund.
The Investment Sub-Advisory Agreement was initially approved by the Board of the Master Fund (including a majority of the Independent Directors) at a meeting held on April 22, 2021 in reliance on the Exemptive Order. The Investment Sub-Advisory Agreement is terminable without penalty, on 60 days’ prior written notice: by the Board; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Fund; or by the Investment Adviser or the Sub-Adviser. After the initial term of two (2) years, the Investment Sub-Advisory Agreement may continue in effect from year to year if such continuance is approved annually by either the Board or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Master Fund; provided that in either event the continuance is also approved by a majority of the Independent Directors by vote cast in person (or as otherwise permitted by the SEC) at a meeting called for the purpose of voting on such approval. The Investment Sub-Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder, or if the Investment Advisory Agreement terminates with respect to the Master Fund.
The Investment Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations with respect to the Fund, the Sub-Adviser, its directors, officers or employees and its affiliates, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Fund. The Investment Sub-Advisory Agreement also provides the Fund will indemnify, to the fullest extent permitted by law, the Sub-Adviser and its directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations with respect to the Fund.
A discussion regarding the basis for the approval by the Board of Directors of the Master Fund of the Investment Sub-Advisory Agreement between the Investment Adviser and the Sub-Adviser will be available in the Master Fund’s annual report for the period ended March 31, 2022.
Placement Agent
Neuberger Berman BD LLC serves as placement agent of the Fund. Pursuant to the terms of the placement agency agreement, the Placement Agent may directly place Interests in the Fund, but also may retain various sub-placement agents to place Interests in the Fund and to provide ongoing investor services and account maintenance services to Investors.
Sub-placement agents may provide various services to Investors, including sales and wholesaling support, ongoing due diligence support, account maintenance, provision of information and support services, including distribution and marketing support services. In connection with a sub-placement agent's ongoing due diligence support, the Placement Agent may agree to provide the sub-placement agent with certain information concerning the Fund's governance, valuation, trading and other practices, subject, in all cases, to compliance with applicable law. Any sub-placement agent that receives this information will be (1) required to keep such information confidential and (2)  prohibited from trading, including for client accounts, based on such information.
Administrator
The Fund has entered into an Administration Agreement with the Administrator, UMB Fund Services, Inc., under which the Administrator performs certain services for the Fund, including, among other things: (i) maintaining the register of Investors of the Fund; (ii) distributing tax reporting forms; (iii)  preparing quarterly performance summary for the Fund; (iv) preparing and maintaining the Fund’s financial and accounting records and statements; (v) calculating the Advisory Fees and any carried interest due; and (vi) preparing, sending, and following up on any capital call notices to Investors. The Administrator’s principal business address is 235 West Galena Street, Milwaukee, WI 53212.
Custodian
The Custodian, UMB Bank, N.A., serves as the custodian of the assets of the Fund, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies). Assets of the Fund are not held by the Investment Adviser or commingled with the assets of other client accounts, except to the extent that securities may be held in the name of the Custodian or a subcustodian in a securities depository, clearing agency or omnibus client account. The Custodian’s principal business address is 928 Grand Blvd., 10th Floor Kansas City, MO 64106.

IX.	FEES AND EXPENSES OF THE FUND; DISTRIBUTIONS
The Investment Adviser and Sub-Adviser each generally bears all of its own costs incurred in providing investment advisory services and other services to the Master Fund.
Placement Agent
Neuberger Berman BD LLC will serve as placement agent of the Fund and may retain various sub-placement agents to place Interests in the Fund. There is no placement fee for purchases of Interests by or on behalf of accounts for which the Investment Adviser or one of its affiliates (including the Placement Agent) acts in a fiduciary, advisory, custodial or similar capacity. Certain sub-placement agents may charge an one-time placement fee or sales load. Investors should consult their financial advisors at such sub-placement agents.
Under the terms of a placement agency agreement with the Placement Agent, the Placement Agent is authorized to retain sub-placement agents for distribution services and to provide ongoing investor services and account maintenance services to Investors.
The Placement Agent, or its affiliates, may pay compensation out of its own resources (i.e., not Fund assets) to certain sub-placement agents for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services, including distribution and marketing support services.
Advisory Fees
In consideration of the advisory services provided by the Investment Adviser, the Master Fund pays the Investment Adviser an advisory fee quarterly at an annual rate of 0.80% through the end of year eight from the commencement of the Master Fund's operations and then at an annual rate of 0.15% for the remaining life of the Master Fund, in each case based on the Master Fund’s Invested Capital. In no event will the Master Fund’s Invested Capital exceed the amount of Investors’ total Commitments. The Advisory Fee is paid by the Master Fund only. The Fund, however, due to its investment in the Master Fund will indirectly bear a proportional percentage of the Advisory Fee. See Section VIII — “Agreements; Service Providers.”
The Advisory Fee will be computed as of the last business day each quarter and will be due and payable in arrears after the end of that quarter.
Carried Interest
Carried interest is a share of the Master Fund’s returns that is paid to the Special Limited Partner by the Master Fund in the event that specified investment returns are achieved by the Master Fund and the Fund. After each Investor has received aggregate distributions equal to 125% of all drawn Commitments, a 7.0% carried interest will be distributed to the Special Limited Partner. The carried interest will be distributed to the Special Limited Partner only after the fourth anniversary of the final closing, except in respect of an Investor’s repurchase of its Interest as described below. While the carried interest will be directly allocated to the Master Fund, the Fund and its limited partners will indirectly pay the Master Fund’s carried interest. See “— Distributions” below.
Payment of carried interest to the Special Limited Partner may be accelerated if the Fund were to conduct and complete a repurchase offer prior to the fourth anniversary of the final closing and an Investor participating in the repurchase offer has received aggregate distributions equal to at least 125% of all drawn Commitments. In such case, the carried interest that would otherwise have been allocated to the Special Limited Partner in respect of the Investor’s repurchased Interest (if the end of the particular calendar quarter had been after the fourth anniversary of the final closing) will be allocated to the Special Limited Partner, thereby reducing the repurchase proceeds payable to the Investor.
Fund Expenses
The Fund shall bear all of its own expenses, including without limitation: its pro rata portion of all of the Master Fund’s fees and expenses (which will be borne through the Fund’s investment in the Master Fund); accounting, audit and tax preparation fees and expenses; administrative expenses and fees; legal fees and expenses, custody and escrow fees and expenses; the costs of any errors and omissions/directors and officers liability insurance or any fidelity bond;

all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; interest expenses; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.
The Master Fund shall bear all of its own expenses, including without limitation: all investment related expenses (including, but not limited to, fees paid directly or indirectly to the Portfolio Funds or their managers, all costs and expenses directly related to portfolio transactions and positions for the Master Fund’s account such as direct and indirect expenses associated with the Master Fund’s investments, transfer taxes and premiums, taxes withheld on foreign dividends and, if applicable in the event the Master Fund utilizes an investment account, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees); all expenses (including financing, due diligence, travel and other costs) related to the acquisition, holding, monitoring and disposition of the Portfolio Funds, Co-Investments and any other investments by the Master Fund (including expenses associated with potential investments or dispositions that are not consummated); all costs and expenses associated with the establishment of investment accounts; any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged by the Master Fund; audit and tax preparation fees and expenses of the Master Fund; administrative expenses and fees; custody and escrow fees and expenses; the costs of an errors and omissions/directors and officers liability insurance policy and a fidelity bond; the fee payable to the Investment Adviser; fees and travel expenses of the Independent Directors; all costs and charges for equipment or services used in communicating information regarding the Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Master Fund; and any extraordinary expenses. Drawdowns from limited partners or distribution from Portfolio Funds may be used to fulfill obligations (including, but not limited to, the payment of any interest due) under any credit facility.
In addition, the Fund shall bear its organizational expenses and expenses relating to the offering and sale of Interests to the extent such expenses are not borne by the Investment Adviser. The Investment Adviser has agreed to pay up to $400,000 of the aggregated organizational and offering expenses of the Fund, the Master Fund and any other feeder funds of the Master Fund. In addition, the Investment Adviser has agreed that if the aggregated organizational and offering expenses of the Fund, the Master Fund and any other feeder fund exceed $1,000,000, the excess amount over $1,000,000 shall be borne by the Investment Adviser. Such expenses are not subject to recoupment by the Investment Adviser.
Generally, the Portfolio Funds are expected to have management fees of approximately 1.00% to 2.50% of the Portfolio Fund’s commitments and carried interest allocations of 20% to 30% of the Portfolio Fund’s profits. Specific timing and priority of allocations and distributions will vary among the Portfolio Funds.
Except as set forth herein or in another agreement between the Fund and the Investment Adviser, the Investment Adviser shall bear all of its costs incurred in providing services to the Fund and the Master Fund.
Distributions
Each Investor’s investment percentage is determined each fiscal period in a manner reflecting the distribution provisions of the Partnership Agreement.
To the extent that the Fund has adequate cash reserves to make a distribution, with the Board’s approval, distributions from the Master Fund and the Fund will be made as follows: (i) to the limited partners of the Fund (through Master Fund distributions to the Fund) until they have received a 125% return of all drawn Commitments and (ii) then a 93%/7% split between the limited partners of the Fund and the Special Limited Partner of the Master Fund, respectively. The Special Limited Partner will not receive any of the carried interest that it may have earned until after the fourth anniversary of the final closing (the anticipated time frame in which all, or substantially all, of the Commitments that the Fund intends to invest will have been drawn), except in respect of any Investor’s repurchase of its Interest. For example, assume an Investor makes a Commitment of $100,000, of which 85% is drawn by the Fund. Then the Investor will need to receive $106,250 ($85,000 x 1.25) in distributions before any carried interest is withheld. After that Investor receives the $106,250 in distributions, all future distributions will be split between the Investors (93%) and the Special Limited Partner’s carried interest (7%). See “—Carried Interest” above.
At the election of the Investment Adviser, the Master Fund may retain proceeds received by the Master Fund from its investments up to an amount equal to 30% of the Master Fund’s Underlying Commitments. Proceeds retained by the Master Fund, after the Investment Period has terminated, would primarily be used to pay the Master Fund’s operating expenses and follow-on investments in existing Portfolio Funds and Co-Investments. Amounts so retained will not be included in the calculation of an Investor’s contributed capital. Separate from and in addition to any amounts retained or recalled for reinvestment by the Master Fund, in the event that funds are returned to the Fund by a Portfolio Fund (through the Master Fund) which are subject to reinvestment in such Portfolio Fund, the Investment Adviser may, in its discretion, hold such amounts or distribute such amounts to the Investors. If such amounts are distributed to the Investors, each Investor’s unfunded Commitment will be increased by the amount of funds so distributed.

X.	THE NEUBERGER BERMAN GLOBAL PLATFORM
Neuberger Berman Group Overview
The Fund’s affiliation with Neuberger Berman affords it a distinct and sustainable competitive advantage with respect to deal sourcing, investment evaluation and execution. The Fund will have access to the resources, relationships and expertise of one of the world’s leading private, employee-controlled asset management companies. Established in 1939, Neuberger Berman is a leader in a broad range of global investment solutions tailored to institutions and individuals through customized separately managed accounts, mutual funds and alternative investment products. The Firm has approximately 2,400 employees in 36 cities worldwide and, as of September 30, 2021, managed over $437 billion of assets.8
NB Private Equity Platform
Managing private equity funds is an important component of Neuberger Berman’s business strategy. NB Private Equity has been an active and successful private equity investor since 1987. NB Private Equity has managed over $82 billion of investor commitments across primary investments, secondaries, co-investments, private debt and other direct strategies since inception through September 30, 2021.9 The quality and quantity of NB Private Equity’s deal flow is high and it has committed more than $18 billion of capital to private equity funds and direct investments over the past three years as of June 30, 2021. NB Private Equity is often a preferred co-investment partner for leading private equity firms. As of June 30, 2021, NB Private Equity has active investments with over 560 private equity firms and reviewed more than 5,800 investment opportunities across the platform over the past five years. NB Private Equity has a global presence with over 200 private markets professionals in offices in the United States, Europe, Asia and South America.
Primary Investments: NB Private Equity has been a pioneer in private equity fund of funds since the 1980s and has managed over $29 billion in limited partner commitments predominantly dedicated to primary fund investing since inception through June 30, 2021. Through its over 30-year history as a primary investor, the group has built a strong global network of relationships with high performing private equity firms and has committed capital on a primary basis to a diversified global pool of private equity funds managed by many of these firms.
Secondary Investments: NB Private Equity’s secondary investment team is comprised of dedicated senior principals who have worked together for over 20 years. Over the last five years through June 30, 2021, the secondary team reviewed over 2,200 secondary private equity transactions and committed to 158 investments, building a highly diversified portfolio of limited partnership interests. The group invests across strategies, geographies, and vintages and acquires interests from various types of sellers, including pension plans, endowments, financial institutions, family offices, and high net worth individuals. The team is generally opportunistic, evaluating transactions of varying sizes and across all market segments with a main focus on proprietary, privately negotiated small-to mid-sized transactions, which the team believes offer more attractive pricing and higher return potential than assets purchased in the more competitive auction market. The team evaluates transactions as large as $1 billion as well as single fund interests of only several hundred thousand dollars. In the evaluation of secondary investments, the team performs robust, bottom-up, company-by-company valuations, and due diligence analysis. NB Private Equity’s extensive experience and knowledge in secondary fund investing make it a well-known and highly-desirable secondary buyer.
Co-Investments: Since 2009 through December 31, 2020, NB Private Equity has invested over $10 billion across 294 direct private equity investments. NB Private Equity has originated a substantial volume of private equity deal flow and is often a preferred co-investment partner for leading private equity firms, as illustrated by the more than 1,700 Co-Investment opportunities sourced over the last five years through June 30, 2021. NB Private Equity has invested across a diverse range of industries, geographies, enterprise values, and transaction types, as well as with a wide breadth of lead private equity firms. NB Private Equity’s capital is often critical to a transaction’s completion, which allows NB to have greater due diligence time and access, while generally paying no management or performance fees to the lead sponsor. In addition to investing in traditional new buyout and growth financing deals, NB Private Equity also seeks to invest in existing portfolio companies of private equity firms. Such “mid-life,” deals occur in a variety
8.	Firm data reflects the collective data for the various subsidiaries of Neuberger Berman.
9.
Includes commitments in the process of finalization. Represents aggregate committed capital since inception in 1987, including commitments in the process of documentation or finalization. Includes estimated allocations of dry powder for diversified portfolios consisting of primaries, secondaries, and co-investments. Therefore, amounts may vary depending on how mandates are invested over time.

of situations, such as add-on acquisitions, recapitalizations, and restructurings of existing portfolio companies of lead private equity firms. By investing midlife, the deployment and realization of capital can be accelerated and these transactions can often be completed at reasonable valuations.
Other Direct Private Equity Investments: NB Private Equity also sponsors other direct private equity funds with approximately $14 billion of aggregated commitments since inception through June 30, 2021. These funds are focused on acquiring minority interests in investment management companies, making income-generating investments in the healthcare sector, investing in private debt, investing in brand royalties and investing in portfolio of mid-cap Italian companies that are generally leaders in their respective markets.
Access to Neuberger Berman’s global resources provides a significant and compelling advantage to the Fund’s investment sourcing, evaluation, execution and management abilities.10 The Team expects to work closely with the following key groups:
•
Research and Portfolio Analysts: Neuberger Berman maintains a research-driven and performance-focused investment approach. The Firm’s public market and private equity investment teams have access to a dedicated team of over 250 research and portfolio analysts. In addition, as one of the world’s leading independent asset management companies, Neuberger Berman has access to over 250 third-party sell-side research firms. The Firm’s extensive research capabilities provide proprietary, industry specific valuation metrics and market insights to supplement the Team’s analysis and evaluation of investment opportunities.

•
Portfolio Managers: Neuberger Berman has 617 investment professionals worldwide as of June 30, 2021. These teams invest across a wide variety of investment strategies and provide investment management and financial advisory services to clients worldwide. In addition to leveraging the Firm’s research and portfolio analysts, the investment teams perform their own independent research, company visits and management interviews. In 2020, 1,272 meetings with senior management teams, sell-side analysts and consultants were held at Neuberger Berman’s offices or virtually. When evaluating investment opportunities, the Team leverages the industry and company knowledge and investment expertise of Neuberger Berman’s portfolio managers and research analysts.

•
Global Sales Organization: Neuberger Berman serves a diverse group of global clients through its offices in 36 cities in 25 countries. The Firm has 418 sales and client service professionals that cover over 1,500 institutional clients. In addition, the Firm’s wealth managers cover high net worth individuals, families and their charitable organizations. NB Private Equity leverages the Neuberger Berman sales organization and wealth managers to help drive significant proprietary deal flow and proactively target specific sellers worldwide.

•
Investment Strategy and Risk: The Neuberger Berman Investment Strategy and Risk Group provides institutional clients of the Firm with key insights and research on tactical allocations within alternative investments.

NB Private Equity Platform Operational Execution
Industry Leading Transparent and Timely Reporting
NB Private Equity seeks to provide investors with high quality reports in a timely fashion. Quarterly investment updates and reports are typically provided to investors within 75 calendar days after the end of the quarter. Regular monitoring of relevant news and public filings, capital calls and distributions, along with changes in public security values and currency exchange rates, allows NB Private Equity to update investment values throughout the quarter. At each quarter end, NB Private Equity queries the underlying investment partnerships to obtain information based on a specific checklist regarding the private equity firms’ valuations of publicly traded securities and significant transactions affecting the private portfolio companies, such as realizations and valuation adjustments. Using this information, together with any correspondence or other reports issued by the underlying investments, NB Private Equity can determine the allocation of realized and unrealized gains and losses to the capital account and calculate an ending capital account value typically within 75 calendar days after a quarter end and often well before receipt of finalized financial statements from the underlying private equity funds. The initial quarterly report will be provided for the first full quarter following the initial capital call for the Fund.
10.	Subject to Neuberger Berman’s policies and procedures, including certain information barriers within Neuberger Berman.

Portfolio Monitoring and Valuation
NB Private Equity maintains extensive and ongoing dialogue with its portfolio fund managers through annual meetings, quarterly updates, informal meetings and calls, and regular underlying company and portfolio valuation discussions. Since NB Private Equity tracks all investment fund performance on a security by security basis it is able to compare relative valuations between different private equity funds in the same investments. In cases where disparate values exist, NB Private Equity reviews specific information on the portfolio company and the securities and the valuation adjustments applied by each private equity fund. In cases where NB Private Equity cannot reconcile the differences, the private equity funds are contacted and NB Private Equity, through the Adviser, determines the appropriate value across its portfolio.
Comprehensive Online Reporting
The Administrator has a web portal that offers investors secure access to an online archive of reports, legal documents, transactional documents and research materials. In order to ensure the security of the information, users are assigned IDs and passwords.
Users are able to navigate through a series of tabs, based on their access level, offering them the following information related to the fund in which they are invested:
•	Reports: Offer links to historical and current financial statements, investment reports and tax returns
•	Investment Activity: Offer source documents related to capital calls and cash distributions
•	Agreements: Offer access to the limited partnership agreement or operating agreement, as applicable
ASC 820 (formerly FAS 157) and Accounting Standard Implementation
Changes to accounting standards and continuing developments in their interpretations require increased valuation capabilities by the limited partner community. NB Private Equity’s accounting staff continually monitors the implementation of the new accounting standards to stay ahead of the evolving environment for the benefit and education of NB Private Equity’s investors.
These standards include more transparency into portfolios and monitoring requirements for all alternative investments, company level valuations, quarterly diligence of fund managers’ processes, etc. Investors in private equity are faced with the burden of ensuring accurate and timely valuations of their underlying assets, which requires significant resources.
Administrative Efficiency and Scale
A fund of funds can also provide Investors with services that ease the administrative burden of investing in private equity. Such services include due diligence, performance analysis, risk identification, negotiation and documentation of fund agreements, fund monitoring, record keeping, and financial/tax reporting.
Access to a single high performing Portfolio Fund requires the commitment of a significant amount of capital. The minimum commitment to a Portfolio Fund can be $10 million or more. An Investor would likely require more than $100 million to create a reasonably diversified portfolio. A fund of funds provides investors the benefit of scale in building a diversified portfolio.

XI.	RISK FACTORS AND POTENTIAL CONFLICTS OF INTEREST
Risk Factors
AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK AND THEREFORE SHOULD ONLY BE UNDERTAKEN BY QUALIFIED INVESTORS WHOSE FINANCIAL RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME THESE RISKS AND TO BEAR THE LOSS OF ALL OR PART OF THEIR INVESTMENT. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY, BUT ARE NOT MEANT TO BE AN EXHAUSTIVE LISTING OF ALL OF THE POTENTIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL, LEGAL, INVESTMENT AND TAX ADVISORS PRIOR TO INVESTING IN THE FUND.
The Fund’s investment program is speculative and entails substantial risks. Because the Fund will invest all or substantially all of its assets in the Master Fund, in pursuit of its investment objective, the risks associated with an investment in the Fund are in effect the risks of investing in the Master Fund. As stated above, the Master Fund and the Fund have the same investment objectives, policies and strategies. Accordingly, except for specific references to the contrary, all references to the Fund, its investments or its investment portfolio in this summary of risk factors refer to the combined risks relating to the investments by the Fund and the Master Fund, and all references to the Adviser refer to the Adviser as, collectively, the Investment Adviser and Sub-Adviser of the Master Fund, unless the context suggests otherwise. In considering participation in the Fund, prospective Investors should be aware of certain risk factors, which include the following:
General Risks
There is no assurance that the investment held by the Fund will be profitable, that there will be proceeds from such investments available for distribution to the Investors, or that the Fund will achieve its investment objectives. An investment in the Fund is speculative and involves a high degree of risk. Fund performance may be volatile and an Investor could incur a total or substantial loss of its investment. In general, neither the Fund nor the Investors will have the ability to direct or influence the management of Co-Investments, the Portfolio Funds or the investment of their assets. There can be no assurance that projected or targeted returns for the Fund will be achieved.
Illiquidity; Lack of Current Distributions
An investment in the Fund is suitable only for certain qualified investors who have no need for liquidity in the investment. The investments made by the Fund via its investment in the Master Fund and indirectly in the Portfolio Funds and Co-Investments will be illiquid and typically cannot be transferred or redeemed for a substantial period of time. The Fund does not have any obligation to repurchase Interests from Investors. In addition there may be little or no near-term cash flow available to the Investors from the Fund. The return of capital and the realization of gains on the Fund’s investments, if any, will generally occur only upon the partial or complete disposition of a Co-Investment or an underlying investment by a Portfolio Fund, which is not generally within the control of the Adviser.
Due to the pattern of cash flows in private equity funds and the illiquid nature of their investments, Investors typically will see negative returns in the Fund’s early stages; in particular it can take several years for Portfolio Fund investments to be realized during which time management fees will be continued to be drawn from committed capital and certain underperforming investments may be written down or written off. Then as investments are able to realize liquidity events, such as a sale or initial public offering, positive returns will be realized if the Portfolio Fund is successful in achieving its investment strategy.
Repurchase of Interests Risk
At the sole discretion of the Investment Adviser and subject to the Board’s approval, the Fund may from time to time provide Investors with a limited degree of liquidity by offering to repurchase Interests pursuant to written tenders by Investors. The Fund does not have any obligation to repurchase Interests from Investors at any time. There is no assurance that the Investment Adviser will recommend a tender offer for Investors or that the Board will approve a tender offer. If there were a repurchase offer, Investors that elect to tender their Interests for repurchase will not know the price at which such Interests will be repurchased until the Fund’s net asset value as of the valuation date is able to be determined. In addition, if a repurchase offer is oversubscribed by Investors who tender Interests, the Fund may repurchase a pro rata portion of the Interests tendered or take any other action with respect to the repurchase offer permitted by applicable law. As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Interests repurchased by the Fund.
Restrictions on Transfer and Withdrawals
The Interests, and the interests in the Portfolio Funds and Co-Investments indirectly held by the Fund, have not been and will not be registered under the Securities Act or applicable state securities laws and may not be resold unless an exemption from such registration is available. The Fund is not under, and the Portfolio Funds and Co-Investments are not expected to be under, any obligation to cause such an exemption (whether pursuant to Rule 144 under the Securities Act or otherwise) to be available. Accordingly, there is no secondary market for the Interests or a Fund’s indirect interests in the Portfolio Funds, and such market is not expected to develop. The Fund may provide liquidity through periodic tender offers to repurchase a limited amount of the Fund’s Interests but it is under no obligation to do so. At its discretion, the Investment Adviser may recommend to the Board (subject to its discretion) that the Fund offer to repurchase Interests from Investors at a purchase price equal to 80%, or such other amount as determined by the Board, of the net asset value of an Investor's Interests as of the applicable tender valuation date (expected to be the last business day of the applicable calendar quarter). Furthermore, transfers of Interests may be made only with the prior written consent of the Board, which may be withheld in the Board’s sole discretion. The Fund generally will not have the right to withdraw from any Portfolio Fund.
Lack of Operating History
The Fund is a newly formed entity with no operating history.
Suitability
Investment in the Fund is suitable only for those persons who, either alone or together with their duly designated representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their proposed investment, who can afford to bear the economic risk of their investment, who are able to withstand a total loss of their investment and who have no need for liquidity in their investment and no need to dispose of their Interests to satisfy current financial needs and contingencies or existing or contemplated undertakings or indebtedness.Investors with questions as to the suitability of an investment in the Fund should consult their professional advisors to assist them in making their own legal, tax, accounting and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.
Risks of Private Equity Investments Generally
The investments made by the Portfolio Funds will entail a high degree of risk and in most cases be highly illiquid and difficult to value. Unless and until those investments are sold or mature into marketable securities they will remain illiquid. In addition to the extent a Portfolio Fund focuses on venture capital investments the companies in which the Portfolio Fund will invest may be in a conceptual or early stage of development, may not have a proven operating history, may offer services or products that are not yet developed or ready to be marketed or that have no established market, may be operating at a loss or have significant fluctuations in operating results, may be engaged in a rapidly changing business, may require substantial additional capital to support their operations to finance expansion or to maintain their competitive position, or otherwise may have a weak financial condition. As a general matter, companies in which the Portfolio Fund invests may face intense competition, including competition from companies with far greater financial resources; more extensive research, development, technological, marketing and other capabilities; and a larger number of qualified managerial and technical personnel.
Neither the Master Fund nor the Fund will obtain or seek to obtain any control over the management of any portfolio company in which any Portfolio Fund may invest. The success of each investment made by a Portfolio Fund will largely depend on the ability and success of the management of the portfolio companies in addition to economic and market factors.
Capital Contributions
The Master Fund has not yet identified all of the potential investments that it will make with the Commitments it receives from the Fund. The Investor’s full Commitment will not be immediately invested. The Fund will invest in the Master Fund and the Master Fund will invest in Portfolio Funds and Co-Investment opportunities as

Commitments are drawn (generally within 3 months of any drawdown). It may take a significant amount of time to fully draw down the Commitments. The Fund’s performance will only include the Commitments that have been drawn-down, thus an Investor’s individual performance may be lower than the performance of the Fund.
Portfolio Funds Business and Market Risks
The Fund’s investment portfolio will consist, in part, of Portfolio Funds which will hold securities issued primarily by privately held companies, and operating results for the portfolio companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.
Buyout Funds. Buyout transactions may result in new enterprises that are subject to extreme volatility, require time for maturity and may require additional capital. In addition, they frequently rely on borrowing significant amounts of capital, which can increase profit potential but at the same time increase the risk of loss. Leveraged companies may be subject to restrictive financial and operating covenants. The leverage may impair the ability of these companies to finance their future operations and capital needs. Also, their flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money was not used. Although these investments may offer the opportunity for significant gains, such buyout investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may not be as leveraged.
Venture Funds. Venture capital funds primarily invest in private companies that have limited operating history, are attempting to develop or commercialize unproven technologies or to implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may be at a later stage of development.
Special Situations. The special situations asset class will likely invest a significant portion of its assets in Portfolio Funds that invest in portfolio companies that may be in transition, out of favor, financially leveraged or troubled, or potentially troubled and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization, or liquidation. These companies may be experiencing, or are expected to experience, financial difficulties that may never be overcome. The securities of such companies are likely to be particularly risky investments although they also may offer the potential for correspondingly high returns. Such companies’ securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within such companies. Such investments could, in certain circumstances, subject a Portfolio Fund to certain additional potential liabilities. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated, or disallowed, or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments by such companies to us could be required to be returned if any such payment is later determined to have been a fraudulent conveyance or a preferential payment. Numerous other risks also arise in the workout and bankruptcy contexts. In addition, there is no minimum credit standard that is a prerequisite to a Portfolio Fund’s investment in any instrument and a significant portion of the obligations and preferred stock in which a Portfolio Fund may invest may be less than investment grade.
Risks Associated with Private Company Investments
Private companies are generally not subject to SEC reporting requirements, are not required to maintain their accounting records in accordance with generally accepted accounting principles, and are not required to maintain effective internal controls over financial reporting. As a result, the Adviser may not have timely or accurate information about the business, financial condition and results of operations of the private companies in which the Master Fund invests. There is risk that the Master Fund may invest on the basis of incomplete or inaccurate information, which may adversely affect the Master Fund’s, and in turn, the Fund’s investment performance. Private companies in which the Master Fund may invest may have limited financial resources, shorter operating histories, more asset concentration risk, narrower product lines and smaller market shares than larger businesses, which tend to render such private companies more vulnerable to competitors' actions and market conditions, as well as general economic downturns. These companies generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. These companies may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
Typically, investments in private companies are in restricted securities that are not traded in public markets and subject to substantial holding periods, so that the Master Fund may not be able to resell some of its holdings for extended periods, which may be several years. There can be no assurance that the Master Fund will be able to realize the value of private company investments in a timely manner.
Dependence on the Adviser and Key Personnel
To the extent that the Fund invests its assets in the Master Fund, the Fund’s performance depends upon the performance of the Master Fund, which, in turn, will depend on the performance of the Co-Investments and the Portfolio Fund Managers with which the Master Fund invests, and the Adviser’s ability to select, allocate and reallocate effectively the Master Fund’s assets among Portfolio Funds and Co-Investments. The success of the Fund is thus substantially dependent on the Adviser and its continued employment of certain key personnel. Similarly, the success of each Portfolio Fund in which the Fund invests is also likely to be substantially dependent on certain key personnel of that Portfolio Fund. Should one or more of the key personnel of the Adviser or of the management of the Portfolio Funds become incapacitated or in some other way cease to participate in management activities, the Fund performance could be adversely affected. There can be no assurance that these key personnel will continue to be associated with or available to the Adviser or the general partner of the Portfolio Funds throughout the life of the Fund.
Investment in Junior Securities
Although the Portfolio Funds may invest in securities that are relatively senior within a portfolio company’s capital structure, it is expected that the Portfolio Funds will invest primarily in securities that are among the more junior securities in a portfolio company’s capital structure and, thus, subject to the greatest risk of loss. Generally, there will be no collateral to protect an investment once made.
Leveraged Investments
The Portfolio Funds may employ leverage in connection with certain investments or participate in investments with highly leveraged capital structures. Although the use of leverage may enhance returns and increase the number of investments that can be made, leverage also involves a high degree of financial risk and may increase the exposure of such investments to factors such as rising interest rates, downturns in the economy, or deterioration in the condition of the assets underlying such investments. In addition, the borrowings of a Portfolio Fund may in certain cases be secured by the Commitments and the other assets of a Portfolio Fund, which may increase the risk of loss of such assets.
Diversification of Investments
Each of the Fund and the Master Fund is a “non-diversified” investment company for purposes of the 1940 Act, which means neither is subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. However, the Master Fund generally will not commit more than 25% of the value of total Commitments by Investors (measured at the time of the Commitment) in a single Portfolio Fund or Co-Investment. The Adviser believes that this approach helps to reduce overall investment risk.
Limited Number of Portfolio Fund Investments
The number of investments made by the Portfolio Funds is and will be limited and, as a consequence, the Master Fund’s and the Fund’s returns as a whole may be substantially affected by the unfavorable performance of a single investment made by a Portfolio Fund. In addition, a Portfolio Fund may invest exclusively or primarily in a particular asset type or category, which may reduce the overall diversity of the Fund’s assets and increase risk.
Risks Associated with Secondary Investments
Competition for Secondary Investment Opportunities. Many institutional investors, including other fund-of-funds entities, as well as existing investors of private equity funds may seek to purchase secondary interests of the same private equity fund which the Master Fund may also seek to purchase. In addition, many top-tier private equity managers have become more selective by adopting policies or practices that exclude certain types of investors, such as fund-of-funds. These managers may also be partial to secondary interests being purchased by existing investors of their funds with whom they have existing relationships. In addition, some secondary opportunities may be conducted pursuant to a specified methodology (such as a right of first refusal granted to existing investors or a so-called “Dutch auction,” where the price of the investment is lowered until a bidder bids and that first bidder purchases the investment, thereby limiting a bidder’s ability to compete for price) which can restrict the availability of such opportunity for the Master Fund. No assurance can be given that the Master Fund will be able to identify investment opportunities that satisfy the Master Fund’s investment objective and desired diversification goals or, if the Master Fund is successful in identifying such investment opportunities, that the Master Fund will be permitted to invest, or invest in the amounts desired, in such opportunities.
Nature of Secondary Investments. The Master Fund may acquire secondary interests in existing private equity funds primarily from existing investors in such funds (and not from the issuers of such investments). Because the Master Fund will not be acquiring such interests directly from the issuers, it is generally not expected that the Master Fund will have the opportunity to negotiate the terms of the interests being acquired or other special rights or privileges. There can be no assurance as to the number of investment opportunities that will be presented to the Master Fund. In addition, valuation of such private equity funds interests may be difficult, as there generally will be no established market for such investments or for the privately-held portfolio companies in which such funds may own securities. Moreover, the purchase price of interests in such funds will be subject to negotiation with the sellers of the interests and there is no assurance that the Master Fund will be able to purchase interests at attractive discounts to NAV, or at all. The overall performance of the Fund will depend in large part on the acquisition price paid by the Master Fund for its secondary interests, the structure of such acquisitions and the overall success of the underlying private equity fund.
Pooled Secondary Investments. The Master Fund may have the opportunity to acquire a portfolio of private equity fund interests from a seller, on an “all or nothing” basis. In some such cases, certain of the private equity fund interests may be less attractive than others, and certain of the investment managers managing such funds may be more familiar to the Adviser than others or may be more experienced or highly regarded than others. In such cases, it may not be possible for the Master Fund to carve out from such purchases those investments which the Adviser considers (for commercial, tax legal or other reasons) less attractive.
Contingent Liabilities Associated With Secondary Investments. In the cases where the Master Fund acquires an interest in a private equity fund through a secondary transaction, the Master Fund may acquire contingent liabilities of the seller of the interest. More specifically, where the seller has received distributions from the relevant private equity fund and, subsequently, that private equity fund recalls one or more of these distributions, the Master Fund (as the purchaser of the interest to which such distributions are attributable and not the seller) may be obligated to return the monies equivalent to such distribution to the private equity fund. While the Master Fund may, in turn, make a claim against the seller for any such monies so paid to the private equity fund, there can be no assurances that the Master Fund would prevail on such claim.
Risk of Early Termination. The governing documents of the underlying private equity funds are expected to include provisions that would enable the general partner, the manager, or a majority in interest (or higher percentage) of their limited partners or members, under certain circumstances, to terminate such funds prior to the end of their respective stated terms. Early termination of a private equity fund in which the Master Fund is invested may result in (i) the Master Fund having distributed to it a portfolio of immature and illiquid securities, or (ii) the Master Fund’s inability to invest all of its capital commitments as anticipated, either of which could have a material adverse effect on the performance of the Fund.
Co-Investments Risks
The Master Fund may make Co-Investments on an opportunistic basis. There can be no assurance that the Master Fund will be given Co-Investment opportunities, or that any Co-Investment offered to the Master Fund would be appropriate or attractive to the Master Fund. The market for Co-Investment opportunities is competitive and may be limited, and the Co-Investment opportunities to which the Master Fund wishes to allocate assets may not be available at any given time. Due diligence will be conducted on Co-Investment opportunities; however, the Adviser may not have the ability to conduct the same level of due diligence applied to Portfolio Fund investments. In addition, the Adviser may have little opportunities to negotiate the terms of such Co-Investments. The Master Fund generally will rely on the Portfolio Fund manager or sponsor offering such Co-Investment opportunity to perform most of the due diligence on the relevant portfolio company and to negotiate terms of the Co-Investment.
The Master Fund’s ability to dispose of Co-Investments may be severely limited, both by the fact that the securities are expected to be unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Master Fund to sell such investment. Co-Investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith. Co-Investments are generally subject to many of the same risks as investments in the Portfolio Funds. See “—Risks of Private Equity Investments Generally.”
Co-Investing Alongside Other Parties Risks
Co-investing alongside one or more other parties in an investment involves risks that may not be present in investments made by lead or sponsoring private equity investors. As a co-investor, the Fund may have interests or objectives that are inconsistent with those of the lead private equity investors that generally have a greater degree of control over such investments.
In addition, in order to take advantage of co-investment opportunities, the Master Fund generally will be required to hold a non-controlling interest, for example, by becoming a limited partner in a co-investment partnership that is controlled by the general partner or manager of the private equity fund offering the co-investment to the Master Fund. In this event, the Master Fund would have less control over the investment and may be adversely affected by actions taken by such general partner or manager with respect to the portfolio company and the Master Fund’s investment in it. The Master Fund may not have the opportunity to participate in structuring investments or to determine the terms under which such investments will be made.
Absence of Regulatory Oversight
The Portfolio Funds will not be registered as investment companies under the 1940 Act, and the Fund, as an indirect investor in these Portfolio Funds, will not have the benefit of the protection afforded by the 1940 Act to investors in registered investment companies (which, among other protections, require investment companies to have a majority of disinterested directors, require securities held in custody at all times to be individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company, and regulate the relationship between the adviser and the investment company).
In-Kind Distributions
The Adviser expects in most instances to cause the Master Fund to make distributions to the Fund in cash, but retains the discretion to make distributions of securities in kind to the Fund to the extent permitted under applicable law. There can be no assurance that securities distributed in kind will be readily marketable or salable, and Investors may be required to hold such securities for an indefinite period and/or may incur additional expense in connection with any disposition of such securities. If the Fund ultimately receives distributions in kind indirectly from any of the Portfolio Funds, it may incur additional costs and risks in connection with the disposition of such assets or may distribute such assets in kind to the Investors who may incur such costs and risks.
Projections
Projected operating results of a Co-Investment or a portfolio company in which a Portfolio Fund invests normally will be based primarily on financial projections prepared by each company’s management. In all cases, projections are only estimates of future results that are based upon information received from the company and assumptions made at the time the projections are developed. There can be no assurance that the results are set forth in the projections will be attained, and actual results may be significantly different from the projections. Also, general economic factors, which are not predictable, can have a material effect on the reliability of projections.
Carried Interests
Generally, each of the Portfolio Funds provides its respective general partners or managers certain specified carried interests or other special allocations based on the returns to its investors. Such carried interests may create incentives for the general partners or managers of the Portfolio Funds to make more risky or speculative investments than they would otherwise make. Each Investor in the Fund will pay, in effect, two sets of carried interests, one at the Fund level and one indirectly through the Master Fund at the Portfolio Fund level. Consequently, the returns to Investors will be lower than returns to a direct investor in the Portfolio Funds.
Solely in respect of carried interest, the holding period required to claim the lower U.S. federal income tax rate generally applicable to long-term capital gains is three years rather than one year. Gain recognized by the Fund on investments held by the Portfolio Funds for more than one year but less than three years would continue to be treated as long-term capital gains if allocated to the Investors in respect of their capital contributions but would be treated as short-term capital gain (generally subject to U.S. federal income tax at ordinary income rates) if allocated in respect of the General Partner or the general partner of the Master Fund's carried interest. Thus the general partner of both the Fund and the Master Fund has an incentive, not shared by the Investors, to ensure that the Fund holds investments for at least three years.
Investments Longer Than Term
The Fund may make investments which may not be realized prior to the date the Fund is to be dissolved. The Fund may attempt to sell, distribute, or otherwise dispose of investments at a time which may be disadvantageous, and as a result, the price obtained for such investments may be less than that which could have been obtained if the investments were held for a longer period of time. Moreover, the Fund may be unsuccessful in realizing investments at the time of the Fund’s dissolution. There can be no assurance that the winding up of the Fund and the final distribution of its assets will be able to be executed expeditiously.
Illiquid and Long-Term Investments
An investment in the Fund requires a long-term commitment. Although the Co-Investments and portfolio companies of the Portfolio Funds invested in by the Fund may occasionally generate some current income, return of capital and the realization of gains, if any, from such portfolio company generally will occur only upon partial or complete sale or other disposition of such portfolio company. While one or more of these transactions may occur at any time with respect to a given portfolio company, sale or other disposition of a portfolio company of a Portfolio Fund is generally not expected to occur for a number of years (in most instances two to four years, or longer) after the initial investment is made.
Financial Markets Fluctuations and Changes
General fluctuations in the market prices of securities may affect the value of the Fund’s investments. Instability in the securities markets also may increase the risks inherent in the Fund’s investments. The ability of portfolio companies to refinance debt securities may depend on their ability to sell new securities in the public high-yield debt market or otherwise.
Epidemics, Pandemics, Outbreaks of Disease and Public Health Issues
The Adviser’s and Neuberger Berman’s business activities as well as the activities of the Fund and its operations and investments could be materially adversely affected by outbreaks of disease, epidemics and public health issues in Asia, Europe, North America, the Middle East and/or globally, such as COVID-19 (and other novel coronaviruses), Ebola, H1N1 flu, H7N9 flu, H5N1 flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics, pandemics, outbreaks of disease or public health issues.
In particular, coronavirus, or COVID-19, has spread around the world since its initial emergence in December 2019 and has negatively affected (and may continue to negative affect or materially impact) the global economy, global equity markets and supply chains (including as a result of quarantines and other government-directed or mandated measures or actions to stop the spread of outbreaks). Although the long-term effects of COVID-19 (and the actions and measures taken by governments around the world to halt the spread of such virus) cannot currently be predicted, previous occurrences of other epidemics, pandemics and outbreaks of disease, such as H5N1, H1N1 and the Spanish flu, had material adverse effects on the economies, equity markets and operations of those countries and jurisdictions in which they were most prevalent. A recurrence of an outbreak of any kind of epidemic, communicable disease, virus or major public health issue could cause a slowdown in the levels of economic activity generally (or push the world or local economies into recession), which would be reasonably likely to adversely affect the business, financial condition and operations of Neuberger Berman, the Adviser and the Fund. Should these or other major public health issues, including pandemics, arise or spread farther (or continue to worsen), Neuberger Berman, the Adviser and the

Fund could be adversely affected by more stringent travel restrictions (such as mandatory quarantines and social distancing), additional limitations on Neuberger Berman’s, the Adviser’s, or the Fund’s operations and business activities and governmental actions limiting the movement of people and goods between regions.
Non-U.S. Investments
Portfolio Funds may invest in the securities of issuers located outside of the United States and the Master Fund may invest in Co-Investments located outside of the United States. Foreign securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various foreign currencies in which foreign investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) inflation matters, including rapid fluctuations in inflation rates; (iii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and the potential of less government supervision and regulation; (iv) economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; and (v) the possible imposition of foreign taxes on income and gains recognized with respect to such securities. In addition, laws and regulations of foreign countries may impose restrictions that would not exist in the United States and may require financing and structuring alternatives that differ significantly from those customarily used in the United States. Foreign countries also may impose taxes on the Fund, the Investors and/or a Portfolio Fund. No assurance can be given that a change in political or economic climate, or particular legal or regulatory risks, including changes in regulations regarding foreign ownership of assets or repatriation of funds or changes in taxation might not adversely affect an investment by the Fund.
Investments in Emerging Markets
The Master Fund and Portfolio Funds may invest in emerging markets. Investing in emerging markets involves additional risks and special considerations not typically associated with investing in other, more established economies or markets. Such risks may include (i) increased risk of nationalization or expropriation of assets or confiscatory taxation; (ii) greater social, economic and political uncertainty, including war or terrorism or social unrest; (iii) higher dependence on exports and the corresponding importance of international trade; (iv) greater volatility, less liquidity and smaller capitalization of markets; (v) greater volatility in currency exchange rates; (vi) greater risk of inflation; (vii) greater controls on foreign investment and limitations on realization of investments, repatriation of invested capital and on the ability to exchange local currencies for U.S. dollars; (viii) increased likelihood of governmental involvement in and control over the economy; (ix) governmental decisions to cease support of economic reform programs or to impose centrally planned economies; (x) differences in auditing and financial reporting standards which may result in the unavailability of material information about portfolio companies; (xi) less extensive regulation of financial and other markets; (xii) longer settlement periods for transactions and less reliable clearance and custody arrangements; (xiii) less developed corporate laws, including regarding fiduciary duties of officers and directors and the protection of investors; (xiv) less developed, reliable or independent judiciary systems for the enforcement of contracts or claims; (xv) greater regulatory uncertainty; (xvi) the maintenance of investments with non-U.S. brokers and securities depositories and (xvii) threats or incidents of corruption that may cause the Fund not to pursue certain investments, or alter certain activities or liquidate certain portfolio investments prior to or after the time when the Fund would otherwise liquidate to achieve optimal returns, which may cause losses or have other negative impacts on the Fund or its investments.
Repatriation of investment income, assets and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for such repatriation or by withholding taxes imposed by emerging market countries on interest or dividends paid on financial instruments or gains from the disposition of such financial instruments.
In emerging markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision that is in place may be subject to manipulation or control. Some emerging market countries do not have mature legal systems comparable to those of more developed countries. Moreover, the process of legal and regulatory reform may not be proceeding at the same pace as market developments, which could result in investment risk. Legislation to safeguard the rights of private ownership may not yet be in place in certain areas, and there may be the risk of conflict among local, regional and national requirements or authorities. In certain cases, the laws and regulations governing investments in securities may not exist or may be subject to inconsistent or arbitrary application or interpretation. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries. The Fund or Portfolio Funds or the lead or sponsoring private equity general partner, as applicable, may also encounter difficulties in pursuing legal remedies or in obtaining and enforcing judgments in non-U.S. courts. Shareholder claims and legal remedies that are common in the United States may be difficult or impossible to pursue in many emerging market countries. The Fund may have limited or no legal recourse in the event of default or suspension with respect to certain foreign securities.
Most foreign and emerging market companies are not subject to the uniform accounting, auditing and financial reporting requirements applicable to issuers in the United States, which may impact the availability and quality of information about foreign and emerging market issuers. Key information about the issuer, the markets or the local government or economy may be unavailable, incomplete, or inaccurate, which may cause losses or have other negative impacts on the Fund’s investments and the Fund’s performance.
Independent Counsel
No independent counsel has been retained to represent the interests of the Investors. Neither the Fund’s Offering Memorandum nor the Partnership Agreement has been reviewed by any attorney on behalf of the Investors. Legal counsel to the Fund does not represent any Investor.
Portfolio Construction May Vary
The Adviser will generally not be restricted in terms of the percentage of the Fund’s capital that can be invested in a particular asset class. While this Offering Memorandum contains generalized discussions about the Adviser’s current expectations with respect to the make-up of the portfolio of the Fund, many factors may contribute to changes in emphasis in the construction of the portfolio, including changes in market or economic conditions or regulations as they affect various industries and sectors and changes in the political or social situations in particular jurisdictions. The Adviser may modify the implementation of the Fund’s investment strategies, portfolio allocations, investment processes and investment techniques as compared to predecessor funds based on market conditions, changes in personnel or as the Adviser otherwise deems appropriate.
Regulatory Risks of Private Equity Funds
Legal, tax and regulatory changes could occur that may adversely affect or impact the Fund or the Portfolio Funds at any time during the term of the Fund. The legal, tax and regulatory environment for private equity funds is evolving, and changes in the regulation and market perception of such funds, including changes to existing laws and regulations and increased criticism of the private equity and alternative asset industry by regulators and politicians and market commentators, may materially adversely affect the ability of the Fund or the Portfolio Funds to pursue investment strategies and the value of the Fund’s investments. In recent years, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies have led to increased governmental and regulatory (as well as self-regulatory) scrutiny of the private equity and alternative investment fund industry in general, and certain legislation proposing greater regulation of the private equity and alternative investment fund management industry periodically is being and may in the future be considered or acted upon by governmental or self-regulatory bodies of both U.S. and non-U.S. jurisdictions. It is impossible to predict what, if any, changes may be instituted with respect to the regulations applicable to the Portfolio Funds, the Portfolio Fund Managers, the markets in which they operate and invest or the counterparties with which they do business, or what effect such legislation or regulations may have. Any regulations that restrict the ability of the Portfolio Funds to implement investment strategies could have a material adverse impact on their portfolio. To the extent that the Portfolio Funds become subject to such regulation and impact, the Fund’s performance will be adversely affected.
Regulatory Scrutiny and Reporting
The Fund and the Adviser may be subject to increased scrutiny by government regulators, investigators, auditors and law enforcement officials regarding the identities and sources of funds of investors in private investment funds. In that connection, in the future the Fund may become subject to additional obligations that may affect its investment program, the manner in which it operates and, reporting requirements regarding its investments and investors. Each Investor will be required to provide to the Fund such information as may be required to enable the Fund to comply with all applicable legal or regulatory requirements, and each Investor will be required to acknowledge and agree that the Fund may disclose such information to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file such reports with such authorities as may be required by applicable law or regulation. If required by applicable law, regulation or interpretation thereof, the Fund may suspend all activity with respect to an Investor’s account with the Fund, including suspending the Investor’s right to redeem funds or assets from the Fund pending the Fund’s receipt of instructions regarding the Investor’s account from the appropriate governmental or regulatory authority.
Private Offering Exemption
This offering has not been registered under the Securities Act, in reliance on the exemptive provisions of Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Section 18(b)(4)(D) of the Securities Act, added by the National Securities Markets Improvement Act of 1996, preempts state registration of transactions in securities exempt pursuant to “rules and regulations issued by the SEC under Section 4(a)(2) of the Securities Act.” Preemption therefore applies to transactions exempt under Regulation D, but not to transactions exempt under Section 4(a)(2) alone. Because of the lack of uniformity among the state’s securities laws and their general complicated nature, the Fund has chosen not to incur the expense and burden of reviewing exemptions under each state’s laws, but rather rely on the uniform exemption provided by Regulation D.
No assurance can be given that the offering currently qualifies or will continue to qualify under the exemptive provisions of Regulation D because of, among other things, the adequacy of disclosure and the manner of distribution, the timeliness of filings, the existence of similar offerings in the past or in the future, or the retroactive change of any securities law or regulation. If the Regulation D exemption is lost, the Fund may not be able to avail itself of other state exemptions and successful claims or suits for rescission may be brought and successfully concluded for failure to register these offerings or for acts or omissions constituting offenses under the Exchange Act, or applicable state securities laws.
Manager Liability
In certain circumstances, each Portfolio Fund is expected to receive the right to appoint a representative to the board of directors of the companies in which it invests. Serving on the board of directors of a portfolio company exposes the Portfolio Fund’s representatives, and ultimately the Portfolio Fund, to potential liability. Although portfolio companies often have insurance to protect directors and officers from such liability, not all portfolio companies may obtain such insurance, which may be insufficient if obtained.
Public Company Holdings
A Portfolio Fund’s investment portfolio may contain securities issued by publicly held companies. Such investments may subject the Portfolio Fund to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Portfolio Fund to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members, and increased costs associated with each of the aforementioned risks.
Private Investments in Public Equity (PIPEs)
A PIPE investment involves the sale of equity securities, or securities convertible into equity securities, in a private placement transaction by an issuer that already has outstanding, publicly traded equity securities of the same class. Shares acquired in PIPEs are commonly sold at a discount to the current market value per share of the issuer’s publicly traded securities. Securities acquired in PIPEs generally are not registered with the SEC until after a certain period of time from the date the private sale is completed, which may be months and perhaps longer. PIPEs may contain provisions that require the issuer to pay penalties to the holder if the securities are not registered within a specified period. Until the public registration process is completed, securities acquired in PIPEs are restricted and, like investments in other types of restricted securities, may be illiquid. Any number of factors may prevent or delay a proposed registration. Prior to or in the absence of registration, it may be possible for securities acquired in PIPEs to be resold in transactions exempt from registration under the Securities Act. There is no guarantee, however, that an active trading market for such securities will exist at the time of disposition, and the lack of such a market could hurt the market value of the Master Fund’s investments. Even if the securities acquired in PIPEs become registered, or the Master Fund is able to sell the securities through an exempt transaction, the Master Fund may not be able to sell all the securities it holds on short notice and the sale could impact the market price of the securities.
Special Purpose Acquisition Companies (SPACs)
Unless and until an acquisition is completed, a SPAC or similar entity generally maintains assets (less a portion retained to cover expenses) in a trust account comprised of U.S. Government securities, money market securities, and cash. If an acquisition is not completed within a pre-established period of time, the invested funds are returned to the entity’s shareholders. Because SPACs and similar entities are in essence blank-check companies without an operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. SPACs may allow shareholders to redeem their pro rata investment immediately after the SPAC announces a proposed acquisition, which may prevent the entity’s management from completing the transaction. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, SPACs may trade in the over-the-counter market and, accordingly, may be considered illiquid and/or be subject to restrictions on resale.
Default
The Master Fund, in general, will not always contribute the full amount of the Fund’s commitment to a Portfolio Fund at the time of its admission to the Portfolio Fund. Instead, the Master Fund may be required to make incremental contributions pursuant to capital calls issued from time to time by the Portfolio Fund. If the Master Fund defaults on its commitment or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including the complete forfeiture of the Master Fund’s investment in the Portfolio Fund. Any failure by the Master Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Master Fund, and in turn the Fund to pursue its investment program, (ii) force the Master Fund to borrow, (iii) cause the Master Fund, and, indirectly, the Fund and the Investors to be subject to certain penalties from the Portfolio Funds (including the complete forfeiture of the Master Fund’s investment in a Portfolio Fund), or (iv) otherwise impair the value of the Master Fund’s investments (including the complete devaluation of the Master Fund, and in turn the Fund).
Similarly, Investors will not contribute the full amount of their Commitments to the Fund at the time of their admission. Investors will be required to make incremental contributions pursuant to capital calls issued from time to time, by the Fund. Unlike the Portfolio Funds, the Fund will have limited recourse in retrieving un-drawn Commitments in the instance that an Investor defaults on a Commitment. An Investor, or Investors, that default(s) on his/her/its/their Commitment to the Fund may cause the Master Fund to, in-turn, default on its commitment to a Portfolio Fund. Thus the Fund, and especially the non-defaulting Investors, will bear the penalties of such default (as outlined above, including, but not limited to, the complete forfeiture of the Master Fund’s investment in a Portfolio Fund and the complete devaluation of the Master Fund, and in turn the Fund). While the Adviser has taken steps to mitigate this risk, including seeking Commitments from Investors that exceed the commitments that are made to the Portfolio Funds, there is no guarantee that such measures will be sufficient or successful.
Recall of Distributions
The Master Fund and the Fund may be subject to terms of the Portfolio Funds which permit the recall of distributions to meet Portfolio Fund obligations. In the event funds are recalled for this purpose, the Fund may in turn require Investors to return amounts previously distributed to them.
Competition for Access to Investment Opportunities
The Adviser and its affiliates seek to maintain excellent relationships with Portfolio Fund Managers with which they have previously invested. However, because of the number of investors seeking to gain access to the top performing investment funds, co-investments, secondary investments and other vehicles, there can be no assurance that the Adviser will be able to secure interests on behalf of the Fund in all of the investment opportunities that it identifies for the Fund, or that the size of the interests available to the Fund will be as large as the Adviser would desire. In the event the assets of the Master Fund are considered to be “plan assets” under ERISA, such investment opportunities may be further limited. Moreover, as registered investment companies, the Master Fund and the Fund will be required to make certain public disclosures and regulatory filings regarding their operations, financial status, portfolio holdings, etc. While these filings are designed to enhance investor protections, Portfolio Fund managers may view such filings as contrary to their business interests and deny access to the Master Fund; but may permit other, non-registered funds or accounts, managed by the Adviser or its affiliates, to invest. As a result, the Fund may not be invested in certain private equity funds that are held by other unregistered funds or accounts managed by the Adviser or its affiliates, even though those private equity funds are consistent with the Fund’s investment objective. In addition, certain provisions of the 1940 Act prohibit the Master Fund and the Fund from engaging in transactions with the Adviser; however; unregistered funds also managed by the Adviser are not prohibited from the same transactions. As a result, the Master Fund and the Fund, due to their status as registered investment companies, may be ineligible to participate in certain opportunities that will be available to unregistered investment companies advised by the Adviser.
Competition for Investment Opportunities
The Portfolio Funds encounter competition for investments from numerous other investment partnerships, limited liability companies, and trusts, as well as from individuals, corporations, bank and insurance company investment accounts, foreign investors, and other entities engaged in investment activities, including other investment funds. As a result, there can be no guarantee that a sufficient quantity of suitable investment opportunities for the Portfolio Funds will be found, that investments on favorable terms can be negotiated, or that the Fund will be able to fully realize on the value of its investments. Competition for investments may have the effect of increasing costs, thereby reducing investment returns to the Portfolio Funds in which the Fund is indirectly invested.
Time Required to Maturity of Investments
There is generally a period of at least two to four years before a Portfolio Fund has completed making its investments. Such investments also may take a significant period from the date they are made to reach a state of maturity allowing for realization of the investment to be achieved. As a result, based on historical realization periods for Portfolio Funds, it is likely that no significant cash return, if any, from disposition of an Portfolio Fund’s investments will occur until a substantial number of years from the date of closing of such Portfolio Fund. The proceeds of Fund’s investments, therefore, are not likely to be realized for a substantial time period.
Investments in Less Established Companies
The Master Fund and the Portfolio Funds may invest a portion of their assets in the securities of less established companies. Investments in such portfolio companies may involve greater risks than are generally associated with investments in more established companies. For example, such companies may have shorter operating histories on which to judge future performance and, if operating, may have negative cash flow. In the case of start-up enterprises, such companies may not have significant or any operating revenues. Such companies also may have a lower capitalization and fewer resources (including cash) and be more vulnerable to failure, resulting in the loss of the Fund’s entire investment. In addition, less mature companies could be more susceptible to irregular accounting or other fraudulent practices. In the event of fraud by any company in which a Portfolio Fund invests, the Fund may suffer a partial or total loss of capital invested in that company.
Economic Conditions
Changes in economic conditions, including, for example, interest rates, inflation rates, industry conditions, competition, technological developments, trade relationships, political and diplomatic events and trends, tax laws and innumerable other factors, can substantially and adversely affect the business and prospects of the Portfolio Funds and the Fund. These conditions are not within the control of the Adviser or the Portfolio Fund Managers.
Foreign Currency Risks
The Fund is expected to invest a portion of its capital in Portfolio Funds based outside the United States for which fund currency is the euro or another non-U.S. dollar currency. In addition, these Portfolio Funds, as well as Portfolio Funds for which fund currency is the U.S. dollar, may make investments denominated in currencies other than the U.S. dollar. Fluctuations in the exchange rate between the U.S. dollar and these other currencies will result in changes to the values, in U.S. dollar terms, of the Fund’s Commitments as well as the Fund’s investments. The Adviser may, where it deems prudent and practicable, seek to mitigate the effect of such currency fluctuations by engaging in currency hedging activities, but it does not expect to eliminate the Fund’s exposure to exchange rate fluctuations.
Currency Denomination of Interests
The Fund is denominated in U.S. dollars. Investors subscribing for Interests in the Fund in any country in which U.S. dollars are not the local currency should note that changes in the value of exchange between U.S. dollars and such currency may have an adverse effect on the value, price, or income of the investment to such Investor. There may be foreign exchange regulations applicable to investments in foreign currencies in certain jurisdictions where this Offering Memorandum is being issued.
Non-Controlling Investments and Limited Rights as Shareholder
In connection with Co-Investments, the Fund may hold non-controlling interests in certain portfolio companies and, therefore, may have a limited ability to protect their interests in such companies and to influence such companies’ management. In addition, Co-Investments may be made with third parties through joint ventures or other entities, which may have larger or controlling ownership interests in such portfolio companies. In such cases, the Fund will rely significantly on the existing management and board of directors of such companies, which may include representatives of other financial investors with whom the Fund is not affiliated and whose interests may at times conflict with the interests of the Fund. Such Fund investment may involve risks in connection with such third-party involvement, including the possibility that a third party may be in a position to take (or block) action in a manner contrary to the Fund’s investment objectives or may have financial difficulties resulting in a negative impact on such investment. In addition, the Fund may in certain circumstances be liable for the actions of their third-party co-venturers. Co-Investments made with third parties in joint ventures or other entities also may involve carried interests and/or other fees payable to such third party partners or co-venturers. There can be no assurance that appropriate minority shareholder rights will be available to the Fund or that such rights will provide sufficient protection to the Fund’s interests.
Multiple Tiers of Expenses
Each of the Portfolio Funds (i) pays (or requires its limited partners to pay) its respective general partners and investment advisers or managers certain fees and (ii) bears certain costs and expenses. Such fees and expenses are expected to reduce materially the actual returns to investors in the Portfolio Funds, including the Fund. In addition, because of the deduction of the fees payable by the Fund to the Investment Adviser and other expenses payable directly by the Fund from amounts distributed to the Fund by the Portfolio Funds or from the Investors’ capital contributions to the Fund, the returns to an Investor in the Fund will be lower than the returns to a direct investor in the Portfolio Funds. Each Investor in the Fund will pay, in effect, two sets of fees, one directly at the Fund level, and one indirectly through the Master Fund at the Portfolio Fund level. Fees and expenses of the Fund and the Portfolio Funds will generally be paid regardless of whether the Fund or Portfolio Funds produce positive investment returns. If the Fund or Portfolio Funds do not produce significant positive investment returns, these fees and expenses could reduce the amount recovered by an Investor in the Fund to less than its total capital contributions to the Fund.
Lack of Portfolio Information
The Adviser receives detailed information from each Portfolio Fund Manager regarding the investment performance and investment strategy of Portfolio Funds. The Adviser may have little or no means of independently verifying information provided by Portfolio Funds of their Portfolio Fund Managers and thus, may not be able to ascertain whether Portfolio Funds are adhering to their disclosed investment strategies and their investment and risk management policies.
Investing in a Master/Feeder Fund
The Fund pursues its investment objective by investing in the Master Fund. The Fund does not have the right to withdraw its investment in the Master Fund. Interests in the Master Fund also may be held by investors other than the Fund. These investors may include other investment funds, including investment companies that, like the Fund, are registered under the 1940 Act, and other types of pooled investment vehicles. When investors in the Master Fund vote on matters affecting the Master Fund, the Fund could be outvoted by other investors. The Fund also may be indirectly adversely affected otherwise by other investors in the Master Fund. Other feeder funds invested in the Master Fund may offer interests to their respective investors, if any, that have costs, expenses and other terms that differ from those of the Fund. Thus, the investment returns for investors in other funds that invest in the Master Fund may differ from the investment return of investors in the Fund.
Limitations on Performance Information
Performance of private equity vehicles is difficult to measure and therefore such measurements may not be as reliable as performance information for other investment products because, among other things: (i) there is no market for underlying investments, (ii) private equity investments take years to achieve a realization event and are difficult to value before realization, (iii) private equity investments are made over time as capital is drawn down from investments, (iv) the performance record of a private equity fund is not established until the final distributions are made, which may be 10-12 years or longer after the initial closing and (v) industry performance information for private equity funds may be skewed upwards due to survivor bias lack of reporting by underperforming managers.
Passive Interest in the Fund and Portfolio Funds
Except as otherwise provided in the Partnership Agreement, the Investors will not have any right to participate in the day-to-day management of the business and operations of the Fund and the management of the Fund’s assets. Furthermore, the day-to-day management of the business and operation of each of the Portfolio Funds and the management of the assets of the Portfolio Funds, including the valuation by the Portfolio Funds of their assets, will be controlled by the respective general partners and sponsors or managers of the Portfolio Funds and not by the Fund.
Risk of Dilution
Investors that are admitted after the initial closing date of Fund will participate in existing Fund investments and will therefore dilute or reduce the level of Investors’ interests in those investments.
Valuation Risk
In light of the illiquid nature of the Interests, and of interests in the Portfolio Funds and other securities in which the Master Fund may invest, any valuation made by the Adviser of the Interests and Fund investments will be based on the Adviser’s good faith determination as to the fair value of those interests. There can be no assurance, however, that the values assigned in good faith by the Adviser to the Interests, interests in Portfolio Funds, or other Fund investments will equal or approximate the price at which they may be sold or otherwise liquidated or disposed of from time to time.
The Master Fund’s assets are expected to consist of securities of private companies and Portfolio Funds for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund at fair value as determined pursuant to policies and procedures approved by the Board. In determining fair value, the Adviser is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated.
The value at which the Fund’s investments can be liquidated may differ, sometimes significantly, from the valuations assigned by the Fund. There can be no guarantee that the Fund’s investments could ultimately be realized at the Fund’s valuation of such investments. In addition, the Fund’s compliance with the asset diversification tests under the Code depends on the fair market values of the Fund’s assets, and, accordingly, a challenge to the valuations ascribed by the Fund could affect its ability to comply with those tests or require it to pay penalty taxes in order to cure a violation thereof.
Indemnification Obligations and Limited Liability of Directors and Adviser
To the fullest extent permitted by applicable law, the Fund will indemnify and hold harmless the Directors, the Adviser and its affiliates and certain other persons set out in the Partnership Agreement, against claims and liabilities to which they may become subject by reason of their position with or activities on behalf of the Fund. None of the indemnified persons will be indemnified, however, to the extent that any losses, claims, damages, or liabilities are determined to be the result of willful misconduct, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties, and no indemnification will be provided for any losses incurred as a result of such person’s investment in the Fund investments, or for expenses that such person has otherwise agreed to bear or for any losses, claims, damages, liabilities, costs or expenses attributable to any dispute or other action between or among such persons. It is expected that each Portfolio Fund in which the Fund invests also will be required to indemnify its manager and other entities or individuals involved in managing the Portfolio Fund for certain losses arising out of their activities on behalf of such Portfolio Fund. Such indemnification obligations of the Fund or Portfolio Funds, if required to be paid, could potentially reduce the returns to the Investors.
Liquidation
The Fund may be dissolved, and the affairs of such Fund wound up, as provided in the applicable Partnership Agreement. The dissolution and winding up of one or more feeder funds (e.g., the Fund) may result in the dissolution and winding up of the Master Fund, which may adversely affect the Investors.
Tax Considerations for the Fund
The Fund intends to qualify and elect to be treated as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. If the Fund fails to qualify as a RIC it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distributions to Investors, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the Investors. See Section XII –“Certain U.S. Federal Income Tax Considerations — Taxation as a Regulated Investment Company.”
Each of the aforementioned ongoing requirements for qualification of the Fund as a RIC requires that the Investment Adviser obtain information from or about the underlying investments in which the Master Fund is invested. The Master Fund’s Underlying Commitments may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from the Master Fund’s Underlying Commitments, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.
If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests (as defined below in “Certain U.S. Federal Income Tax Considerations—Qualification as a Regulated Investment Company”), the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult to pursue because of the limited liquidity of the Fund’s investments. While relevant tax provisions afford a RIC a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund's ability to effect a sale of an Underlying Commitment may limit the Fund's use of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions, but the Fund may be subject to a penalty tax in connection with its use of those savings provisions. If the Fund fails to satisfy the Diversification Tests or other RIC requirements, the Fund may fail to qualify as a RIC under the Code. If the Fund fails to qualify as a RIC, it would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes) and distributions to the Investors generally would be treated as corporate dividends. See Section XII –“Certain U.S. Federal Income Tax Considerations — Failure to Qualify as a Regulated Investment Company.” In addition, the Fund is required each December to make certain “excise tax” calculations based on income and gain information that must be obtained from the Underlying Commitments. If the Fund does not receive sufficient information from the Underlying Commitments, it risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income. The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of its current and accumulated earnings and profits for the relevant period (i.e., a return of capital).
In addition, the Master Fund may directly or indirectly invest in Underlying Commitments located outside the United States. Such Underlying Commitments may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse United States tax consequences can be associated with certain foreign investments, including potential United States withholding taxes on foreign investment entities with respect to their United States investments and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as “controlled foreign corporations” or “passive foreign investment companies.”
The Fund may retain some income and capital gains in the future, including for purposes of providing the Fund with additional liquidity, which amounts would be subject to the 4% U.S. federal excise tax. In that event, the Fund will be liable for the tax on the amount by which the Fund does not meet the foregoing distribution requirement. See Section XII –“Certain U.S. Federal Income Tax Considerations — Qualification as a Regulated Investment Company.”
Tax Laws Subject to Change
It is possible that the current U.S. federal, state, local, or foreign income tax treatment accorded an investment in the Fund will be modified by legislative, administrative, or judicial action in the future. The nature of additional changes in U.S. federal or non-U.S. income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after tax rate of return of an investment in the Fund. Potential Investors therefore should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.
Equity Securities Risk
The Fund may invest in equity securities, including equity securities of portfolio companies. The prices of equity securities generally fluctuate in value more than other investments. The prices of equity securities may rise or fall rapidly or unpredictably and reflect changes in the issuing company’s financial condition and changes in the overall market. Common stocks generally represent the riskiest investment in a company. The Fund may lose a substantial part, or even all, of its investment in a company’s stock.
Debt Securities Risk
The Fund may invest in debt securities, including debt securities of portfolio companies. The value of the Fund’s investment in debt securities will generally fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of debt securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments).
Management Risk
The Fund and the Master Fund is subject to management risk because it is an actively managed investment portfolio. The Adviser will apply investment techniques and risk analyses in making investment decisions for the Master Fund, but there can be no guarantee that these will produce the desired results. The Master Fund may be subject to a relatively high level of management risk because the Master Fund invests in private, illiquid instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.
Reliance on Service Providers
The Fund must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Fund’s operations and financial performance. Failure by any service provider to carry out its obligations to the Fund in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Fund at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Fund’s performance and returns to Investors. The termination of the Fund’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Fund and could have a material adverse effect on the Fund’s performance and returns to Investors.
Cyber Security Risk
With the increased use of technologies such as the Internet to conduct business, the Fund is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through

“hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber security failures by or breaches of the Adviser and other service providers (including, but not limited to, fund accountants, custodians, transfer agents and administrators), and the issuers of securities in which the Master Fund invests, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Fund’s ability to calculate its net asset value, impediments to trading, the inability of Investors to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Fund has established business continuity plans in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund and issuers in which the Master Fund invests. As a result, the Fund and its Investors could be negatively impacted.
Potential Conflicts of Interest
The Adviser is accountable to the Fund as a fiduciary and, consequently, must operate the Fund prudently, in good faith and in the interest of and for the benefit of the Investors. The Adviser does manage the assets of other clients and funds and, therefore, prospective Investors should be aware of potential conflicts of interest before investing. To mitigate any such conflicts, the Adviser will seek to apportion or allocate business opportunities among persons or entities to or with which it or its affiliates have fiduciary duties and other relationships on a basis that is fair and equitable to the maximum possible extent to each of such persons or entities, including the Fund.
Neuberger Berman is a large participant in the equity and fixed income markets and engages in a broad spectrum of activities, including financial advisory services, research, sponsoring and managing public and private investment funds and accounts and other activities. In the ordinary course of its investment activities, Neuberger Berman’s activities or strategies, or the activities or strategies used for other accounts or funds managed by Neuberger Berman, may conflict with the transactions and strategies employed on behalf of the Master Fund. Neuberger Berman’s trading activities are carried out generally without reference to positions held by the Master Fund and may have an effect on the value of the positions so held, or may result in Neuberger Berman having an interest in the issuer adverse to that of a Portfolio Fund (e.g., Neuberger Berman may have a short position in a security held long by a Portfolio Fund). Neuberger Berman’s interests or the interests of its clients may conflict with the interests of the Investors, notwithstanding Neuberger Berman’s direct or indirect participation in the Fund’s investments. By acquiring an Interest in the Fund, each Investor will be deemed to have acknowledged the existence of such actual and potential conflicts of interest and to have waived any claim with respect to the existence of such actual and potential conflicts of interest.
Investment Adviser Affiliates May Engage in Adverse Activities. The Fund may invest, through the Master Fund, in Portfolio Funds (or indirectly in portfolio companies) that have relationships with affiliates of the Adviser. Such affiliates may take actions that are detrimental to the interests of the Fund in such Portfolio Funds or portfolio companies.
Certain affiliates of the Adviser invest for their own accounts as well as for other venture capital and investment advisory affiliates of the Adviser. By investing for its clients and its own account and the accounts of its officers and employees, affiliates of the Adviser may compete with a Portfolio Fund for potential investments in portfolio companies and with the Fund for investments in Portfolio Funds. Absent SEC exemptive relief, the Fund will not invest in any private equity funds sponsored by the Adviser or any of its affiliates or invest in a Portfolio Fund for which the Adviser or any of its affiliates act as placement agent, even if doing so may be advantageous to the Fund.
The 1940 Act prohibits the Master Fund from participating in certain transactions with certain of its affiliates. The Master Fund generally will be prohibited, for example, from buying or selling any securities from or to another client of the Investment Adviser, Sub-Adviser or of Neuberger Berman. The 1940 Act also prohibits certain “joint” transactions with certain of the Master Fund’s affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction involves jointness). If a person acquires more than 25% of the Master Fund’s voting securities, the Master Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons. Similar restrictions limit the Master Fund’s ability to transact business with its officers or Independent Directors or their affiliates. The SEC has interpreted the 1940 Act rules governing transactions with affiliates to prohibit certain “joint transactions” involving entities that share a common investment adviser. As a result of these restrictions, the scope of investment opportunities that would otherwise be available to the Master Fund may be limited.
The 1940 Act imposes significant limits on co-investment with affiliates of the Master Fund. The Adviser obtained an exemptive order from the SEC, on which the Master Fund also may rely on, expanding the Master Fund’s ability to co-invest alongside its affiliates in privately negotiated transactions. Subject to the conditions specified in the exemptive order, the Master Fund is permitted to co-invest with those affiliates in certain additional investment opportunities, including investments originated and directly negotiated by the Adviser. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Master Fund and participating affiliates. The exemptive order also contains certain conditions that may limit or restrict the Master Fund’s ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Master Fund’s and the Fund's ability to achieve the desired investment returns.
Investment Opportunities May Be Allocated to Adviser Affiliates. Affiliates of the Adviser may be interested in some of the same investment opportunities as the Adviser. Accordingly, an affiliate of the Adviser may make an investment that would otherwise be appropriate for the Fund. As among the Fund (investing through the Master Fund) and the Adviser’s other fund vehicles or other clients, investment opportunities presented to the Adviser will be allocated in a fair and equitable manner among the Adviser’s existing clients, taking into consideration the investment objectives and terms of such clients and any legal, tax or regulatory considerations specific to such clients. Opportunities that are suitable for more than one of the Adviser’s fund vehicles, including the Fund, or other clients and for which there is insufficient capacity to fulfill each fund vehicle’s or other client’s need, will be allocated among such clients pro rata in proportion to its amount available to invest in such opportunity, subject to any legal, tax and regulatory considerations of each client. For example, certain clients of the Adviser are subject to the Bank Holding Company Act and therefore may not be able to make an investment that the Master Fund is able to make. There can be no assurance that the Fund will be offered any specific investment opportunities that come to the attention of the Adviser’s affiliates.
The Fund (investing through the Master Fund) may invest in Portfolio Funds in which the Adviser and/or its affiliates (including, to the extent permitted by applicable law, other fund products that have been or may be established by the Adviser and/or its affiliates) has an investment, and the Adviser and/or its affiliates may invest in Portfolio Funds in which the Fund has made an investment. The Adviser has adopted procedures governing the co-investment in securities acquired in private placements with certain clients of the Adviser.
The Adviser is not obligated, however, to invest for the Fund in any Portfolio Fund that Neuberger Berman, or its affiliates, may acquire for its or their own accounts if the Adviser concludes that it is not in the best interests of the Fund to acquire a position in such Portfolio Fund. The Investors in the Fund will not benefit from investments made by Neuberger Berman and its other affiliates.
There May be Conflicts of Interest at the Portfolio Fund Level. Each Portfolio Fund may become involved in activities in which there is a potential conflict between the interests of Portfolio Fund investors, like the Fund, and the Portfolio Fund’s management. Typically Portfolio Funds will have an investor’s committee with some degree of supervision over potential conflicts, although there can be no assurance that such committee, or other conflict of interest provisions of a Portfolio Fund’s governing documents, will be effective.
Conflicts Associated with Fee Arrangements with Portfolio Funds. In certain cases, the Adviser or its affiliates may enter into arrangements with a Portfolio Fund manager under which the Portfolio Fund manager agrees to rebate a portion of its management fee or make other fee payments in connection with an investment in the Portfolio Fund by an investment vehicle managed or sponsored by the Adviser or its affiliates. To the extent any such rebates or payments relate to the Master Fund’s investment in a Portfolio Fund, the Master Fund will receive the economic benefit of such rebate or payment. However, to the extent the Adviser, in its sole discretion, determines that such an arrangement is not permissible or appropriate for the Master Fund, other vehicles managed by the Adviser or its affiliates may nonetheless participate in the rebate or repayment. Affiliates of the Adviser may receive and retain these payments with respect to other investment vehicles in consideration of, or to defray the cost of, services provided by such affiliates. The receipt of such payments by affiliates of the Adviser could incentivize the Adviser to participate in Portfolio Funds whose managers agree to make such payments or could enhance the likelihood that Portfolio Fund managers will agree to make such payments.
Portfolio Fund Valuation May be Affected by Compensation Arrangements. If a Portfolio Fund calculates its compensation on the value of the Portfolio Fund’s assets, the Portfolio Fund’s manager may exercise discretion in assigning values to the Portfolio Fund’s investments. These factors can create a conflict of interest because the value assigned to an investment may affect the advisory fee at the Portfolio Fund level. If there is a difference in the advisory fee required to be paid, the Portfolio Fund’s documents generally do not require the Portfolio Fund’s manager to return past advisory fees, although claw-back provisions in a Portfolio Fund’s documents may permit the recovery of excess carried interest distributions.

XII.	CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations applicable to the Fund and to the Master Fund, to each of the Fund and the Master Fund’s qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to an investment in the Fund’s Interests. This summary applies only to beneficial owners that acquire the Fund’s Interests in this initial offering at the offering price.
This summary does not purport to be a complete description of all the income tax considerations applicable to such an investment. For example, this summary does not describe all of the tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including Investors that are not U.S. Investors (as defined below), Investors subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, pension plans and trusts, financial institutions, real estate investment trusts, RICs, U.S. persons with a functional currency other than the U.S. dollar, non-U.S. Investors (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” and persons that will hold the Fund’s Interests as a position in a “straddle,” “hedge,” or as part of a “constructive sale” for U.S. federal income tax purposes or to the owners or partners of an Investor. This summary assumes that investors hold the Fund’s Interests as capital assets (within the meaning of the Code). The discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, and published rulings and court decisions all as currently in effect, all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and does not expect to seek, any ruling from the IRS regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed herein. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund or the Master Fund invests in tax-exempt securities or certain other investment assets. For purposes of this discussion, a “U.S. Investor” generally is a beneficial owner of the Fund’s Interests who, for U.S. federal income tax purposes is not a Tax-Exempt Investor (as defined below), and is:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

•
a trust if (i) a U.S. court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of the substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Tax-Exempt Investor” is a beneficial owner of the Fund’s Interests who, for U.S. federal income tax purposes, is a U.S. corporation or U.S. trust, and is exempt from U.S. federal income tax under section 501 of the Code. A “non-U.S. Investor” is a beneficial owner of the Fund’s Interests who is not a U.S Investor or a Tax-Exempt Investor.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Fund’s Interests, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Prospective beneficial owners of the Fund’s Interests that are partnerships or partners in such partnerships should consult their own tax advisers with respect to the purchase, ownership and disposition of the Fund’s Interests.
Tax matters are very complicated and the tax consequences to an Investor of an investment in the Fund’s Interests will depend on the facts of such investor’s particular situation. Investors are encouraged to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a Regulated Investment Company
The Fund intends to elect to be treated, and intends to operate in a manner so as to continuously qualify annually thereafter, as a RIC for U.S. federal income tax purposes. The Fund intends to make a timely election to be treated as a corporation for U.S. federal income tax purposes in order to make a valid RIC election. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that the Fund timely distributes (or is deemed to timely distribute) to its Investors as dividends. Instead, dividends that the Fund distributes (or is deemed to timely distribute) to Investors generally will be taxable to the holders of the Fund’s Interests, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to the holders of the Fund’s Interests. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, the Fund must distribute to its Investors, for each taxable year, at least 90% of its “investment company taxable income,” which generally is the Fund’s net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, determined without regard to any deduction for dividends paid, (the “Annual Distribution Requirement”) for any taxable year. The following discussion assumes that each of the Fund and the Master Fund qualify as a RIC.
Taxation as a Regulated Investment Company
If the Fund (1) qualifies as a RIC and (2) satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (i.e., realized net long-term capital gain in excess of realized net short-term capital loss) that the Fund timely distributes (or is deemed to timely distribute) to Investors. The Fund will be subject to U.S. federal income tax at the regular corporate rate on any of its income or capital gains not distributed (or deemed distributed) to its Investors.
If the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the “Excise Tax Distribution Requirements”), the Fund will be liable for a 4% nondeductible excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the tax year ending in that calendar year will be considered to have been distributed by year end (or earlier if estimated taxes are paid). The Fund currently intends to make sufficient distributions each taxable year to satisfy the Excise Tax Distribution Requirements.
In order to qualify as a RIC for U.S. federal income tax purposes under Subchapter M of the Code, the Fund must, among other things:
•
derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income (including certain deemed inclusions) derived with respect to the Fund’s business of investing in such stock, securities, foreign currencies or other income, or (b) net income derived from an interest in a qualified publicly traded partnership (“QPTP”) (collectively, the “90% Gross Income Test”); and

•	diversify its holdings so that at the end of each quarter of the taxable year:
○
it ensures that at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of the issuer; and

○
it ensures that no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or the securities of one or more OPTPs (collectively, the “Diversification Tests”).

Investors receiving dividends in the Fund’s Interests will be required to include the full amount of the dividend (including the portion payable in-kind) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of the Fund’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, Investors may be required to pay income taxes with respect to such dividends in excess of the cash dividends received.
Each of the requirements and consequences described above with respect to the Fund’s taxation as a RIC generally also apply to the Master Fund’s qualification as a RIC for U.S. federal income tax purposes.
The Fund invests all or substantially all of its assets in the Master Fund. The Master Fund may have investments, either directly or through the Portfolio Funds, that require income to be included in investment company taxable income in a year prior to the year in which the Master Fund (or the Portfolio Funds) actually receives a corresponding amount of cash in respect of such income. For example, if the Portfolio Funds hold, directly or indirectly, corporate stock with respect to which section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Master Fund must include in its taxable income in each year the full amount of its applicable share of these deemed dividends. Additionally, if the Master Fund holds, directly or indirectly through the Portfolio Funds, debt obligations that are treated under applicable U.S. federal income tax rules as having original issues discount (“OID”) (such as debt instruments with “payment-in-kind” interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Master Fund must include in its taxable income in each year a portion of the OID that accrues over the life of the obligation, regardless of whether the Master Fund receives cash representing such income in the same taxable year. The Master Fund may also have to include in its taxable income other amounts that the Master Fund has not yet received in cash but has been allocated by the Portfolio Funds, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If either of the Fund’s or the Master Fund’s expenses in a given year exceed its investment company taxable income, the Fund or the Master Fund, respectively, will have a net operating loss for that year. A RIC is not able to offset its investment company taxable income with net operating losses on either a carryforward or carryback basis, and net operating losses generally will not pass through to Investors. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, a RIC’s deduction of net business interest expense is limited to 30% (generally increased to 50% for taxable years beginning in 2019 or 2020) of its “adjusted taxable income” plus “floor plan financing interest expense.” It is not expected that any portion of any underwriting or similar fee will be deductible for U.S. federal income tax purposes to the Fund or the Master Fund. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, the Fund or the Master Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund or the Master Fund is required to distribute and that is taxable to Investors even if this income is greater than the aggregate net income the Fund or the Master Fund actually earned during those years.
In order to enable the Fund to make distributions to the holders of its Interests (or to enable the Master Fund to make distributions to the holders of its interests) that will be sufficient to enable the Fund (or the Master Fund) to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements in the event that the circumstances described in the preceding two paragraphs apply, the Fund (or the Master Fund) may need to liquidate or sell some of its assets at times or at prices that the Fund (or the Master Fund) would not consider advantageous, the Fund (or the Master Fund) may need to raise additional equity or debt capital, the Fund (or the Master Fund) may need to take out loans, or the Fund (or the Master Fund) may need to forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). Even if the Fund (or the Master Fund) is authorized to borrow and to sell assets in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements, under the 1940 Act, the Fund generally is not permitted to make distributions to its Investors (and the Master Fund generally is not permitted to make distributions to holders of its interests) while its debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met. If the Fund (or the Master Fund) is unable to obtain cash from other sources to enable it to satisfy the Annual Distribution Requirement, the Fund (or the Master Fund) may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes). If the Fund (or the Master Fund) is unable to obtain cash from other sources to enable it to satisfy the Excise Tax Distribution Requirements, it may be subject to an additional tax. However, no assurances can be given that the Fund (or the Master Fund) will not be subject to the excise tax, and the Fund (or the Master Fund) may choose in certain circumstances to pay the excise tax as opposed to making an additional distribution.
For the purpose of determining whether a RIC satisfies the 90% Gross Income Test and the Diversification Tests, the character of the RIC’s distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), such as the Portfolio Funds, or are otherwise treated as disregarded from the RIC for U.S. federal income tax purposes, generally will be determined as if the RIC realized these tax items directly. Further, for purposes of calculating the value of the RIC’s investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the RIC’s proper proportion of any investment in the securities of that issuer that are held by a member of the RIC’s “controlled group” must be aggregated with the RIC’s investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with the RIC if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the RIC directly owns at least 20% or more of the combined voting stock of at least one of the other corporations.
The Fund does not expect to be initially treated as a “publicly offered regulated investment company.” Unless and until the Fund is treated as a “publicly offered regulated investment company” as a result of either (1) the Fund’s Interests collectively being held by at least 500 persons at all times during a taxable year, (2) the Fund’s Interests being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (3) the Fund’s Interests being treated as regularly traded on an established securities market, each U.S. Investor that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Fund in the amount of such U.S. Investor’s allocable share of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses for the calendar year, and a non-corporate U.S. stockholder’s allocable portion of these fees and expenses are treated as miscellaneous itemized deductions that are not currently deductible by the U.S. Investor (and beginning in 2026, will be deductible to the U.S. Investor only to the extent they exceed 2% of the U.S. Investor’s adjusted gross income), and are not deductible for alternative minimum tax purposes. In addition, if the Fund is not treated as a “publicly offered regulated investment company,” the Fund will be subject to limitations on the deductibility of certain “preferential dividends” that are distributed to U.S. Investors on a non-pro-rata basis. U.S. Investors should consult their own tax advisors as to the deductibility of any management and incentive fees allocated to the U.S. Investor.
Failure to Qualify as a Regulated Investment Company
If the Fund fails to satisfy the 90% Gross Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund might nevertheless continue to qualify as a RIC for such year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). Subject to a limited exception applicable to RICs that qualified for RIC status under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, the Fund could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by it during the period in which the Fund failed to qualify as a RIC that are recognized during the 5-year period after the Fund's requalification as a RIC, unless the Fund made a special election to pay corporate-level U.S. federal income tax on these net built-in gains at the time of the Fund's requalification as a RIC.
If the Fund fails to qualify for treatment as a RIC and such relief provisions do not apply to it, the Fund would be subject to U.S. federal income tax on all of its taxable income at regular corporate U.S. federal income tax rates (and the Fund also would be subject to any applicable state and local taxes), regardless of whether the Fund makes any distributions to the holders of its Interests. The Fund would not be able to deduct distributions to its Investors, nor would distributions to the holders of its Interests be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to the holders of its Interests as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Investors, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Investors of its Interests that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the holder’s adjusted tax basis in the Fund’s Interests, and any remaining distributions would be treated as capital gain.
If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert a failure. However, the action frequently taken by RICs to avert a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of its investments.
Although the Fund expects to operate in a manner so as to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a “C” corporation, even if the Fund would otherwise qualify as a RIC, if the Fund determines that treatment as a C corporation for a particular year would be in its best interests. The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.
As a RIC for U.S. federal income tax purposes, the Master Fund generally will be subject to the same rules described above with respect to the Fund. If the Master Fund were to fail to qualify as a RIC, the Fund’s return on its investment in the Master Fund could be diminished.
The Fund’s Investments—General
The Fund will invest all or substantially all of its assets in the Master Fund. As a result, any tax consequences to the Master Fund based on its investments may affect the Investors of the Fund by reducing the overall amount of returns that the Fund realizes from the Master Fund, and therefore that the Investors realize from their investment in the Interests of the Funds.
Certain of the Master Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause it to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Gross Income Test. The Master Fund intends to monitor its transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that the Master Fund will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.
Gain or loss recognized by the Master Fund from warrants or other securities acquired by it, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Master Fund held a particular warrant or security.
A Portfolio Fund in which the Master Fund invests may face financial difficulties that require the Master Fund to work-out, modify or otherwise restructure its investment in the Portfolio Fund. Any such transaction could, depending upon the specific terms of the transaction, cause the Master Fund to recognize taxable income without a corresponding receipt of cash, which could affect its ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirements or result in unusable capital losses and future non-cash income. Any such transaction could also result in the Master Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Gross Income Test.
The Master Fund’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the Master Fund’s yield on those securities would be decreased. Investors generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Master Fund.
If the Master Fund purchases shares in a “passive foreign investment company” (a “PFIC”), it may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Master Fund distributes such income as a taxable dividend to the holders of its Interests. Additional charges in the nature of interest generally will be imposed on the Master Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Master Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Master Fund will be required to include in income each year its proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Any inclusions in the Master Fund’s gross income resulting from the QEF election will be considered qualifying income for purposes of the 90% Gross Income Test. If the QEF incurs losses for a taxable year, these losses will not pass through to the Master Fund and, accordingly, cannot offset other income and/or gains of the Master Fund. The QEF election may not be able to be made with respect to certain PFICs because of certain requirements that such a PFIC would have to satisfy and which the Master Fund itself cannot control. If a RIC is required to include amounts in income as a result of an investment in a PFIC for which the RIC has made a QEF election, such income inclusions generally will be “qualifying income” for purposes of the 90% Gross Income Test, regardless of whether an actual cash distribution is made to the RIC. Alternatively, the Master Fund may be able to elect to mark-to-market at the end of each taxable year its shares in a PFIC, in which case, the Master Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in its income. The Master Fund’s ability to make either election will depend on factors beyond its control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Master Fund may be required to recognize in a year income in excess of any distributions it receives from PFICs and any proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Master Fund satisfies the Excise Tax Distribution Requirements. See “—Taxation as a Regulated Investment Company” above.
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Master Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time it actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Taxation of U.S. Investors
The following discussion applies only to U.S. Investors. If you are not a U.S. Investor this section does not apply to you.
The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act.
Distributions by the Fund generally are taxable to U.S. Investors as ordinary income or capital gains. Distributions of the Fund’s investment company taxable income, determined without regard to the deduction for dividends paid, will be taxable as ordinary income to U.S. Investors to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or in-kind securities. To the extent such distributions the Fund pays to non-corporate U.S. Investors (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) generally are taxable to U.S. Investors at the preferential rates applicable to long-term capital gains. However, it is anticipated that distributions paid by the Fund will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to Qualifying Dividends or the dividends received deduction available to corporations under the Code. Distributions of the Fund’s net capital gains (which are generally its realized net long-term capital gains in excess of realized net short-term capital losses) that are properly reported by the Fund as “capital gain dividends” will be taxable to a U.S. Investor as long-term capital gains that are currently taxable at reduced rates in the case of non-corporate taxpayers, regardless of the U.S. Investor’s holding period for his, her or its Interests and regardless of whether paid in cash or in-kind securities. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Investor’s adjusted tax basis in such U.S. Investor’s Interests and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Investor.
The Fund generally expects to make distributions in cash but retains the discretionary ability to make distributions of in-kind of securities. If the Fund were to exercise its discretion to make distributions in-kind consisting of equity securities of the Master Fund or another entity taxable as a RIC for U.S. federal income tax purposes, the U.S. federal income tax consequences to an Investor of owning and disposing of such equity securities generally will be the same as the tax consequences to the Investor of owning and disposing of Interests in the Fund. If the Fund distributes other equity securities (e.g., equity securities of the Portfolio Funds), debt securities or other securities in-kind, the tax consequences to an Investor of owning and holding such securities generally will depend on the U.S. tax classification of the issuer of such securities, of the securities themselves, and the U.S. tax status of the Investor. Investors should consult their own tax advisors as to the possibility of the Fund distributing securities in-kind, as well as the specific tax consequences of owning and disposing any securities actually distributed in-kind by the Fund.
A portion of the Fund’s ordinary income dividends, but not capital gain dividends, paid to corporate U.S. Investors may, if the distributions consist of qualifying distributions received by the Master Fund and certain other conditions are met, qualify for up to a 50% dividends received deduction to the extent the Fund has received dividends from certain corporations during the taxable year, but only to the extent that these ordinary income dividends are treated as paid out of earnings and profits of the Fund. The Fund expects only a small portion of its dividends to qualify for this deduction. A corporate U.S. Investor may be required to reduce its basis in its Interests with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. Investors should consult their own tax advisors in determining the application of these rules in their particular circumstances.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate-level tax rates on the amount retained, and therefore designate the retained amount as a “deemed dividend.” In this case, it may report the retained amount as undistributed capital gains to its U.S. Investors, who will be treated as if each U.S. Investor received a distribution of its pro rata share of this gain, with the result that each U.S. Investor will (i) be required to report its pro rata share of this gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for its Interests by an amount equal to the deemed distribution less the tax credit. In order to utilize the deemed distribution approach, the Fund must provide written notice to its Investors prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, the Fund may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, the U.S. Investor will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to Investors of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Fund’s Investors on December 31 of the year in which the dividend was declared.
If a U.S. Investor receives Interests in the Fund shortly before the record date of a distribution, the value of the Interests will include the value of the distribution and the U.S. Investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
A U.S. Investor generally will recognize taxable gain or loss if the U.S. Investor redeems, sells or otherwise disposes of his, her or its Interests in the Fund. The amount of gain or loss will be measured by the difference between such U.S. Investor’s adjusted tax basis in the Interests sold, redeemed, or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale, redemption or other disposition generally will be treated as long-term capital gain or loss if the U.S. Investor has held his, her or its Interests for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of the Fund’s Interests held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Interests. In addition, all or a portion of any loss recognized upon a disposition of the Fund’s Interests may be disallowed if other Interests of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the Interests acquired will be increased to reflect the disallowed loss.
In general, individual and certain other non-corporate U.S. Investors currently are subject to a maximum federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in the Interests of the Fund, and a maximum tax rate of 23.8% on their net taxable gain after taking into account the net investment income tax, discussed below. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Investors currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Investors with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may currently deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Investor in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Investors generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on Form 1099 to assist Investors in preparing their tax returns. In addition, the U.S. federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund's income generally will not consist of dividends. Distributions out of current or accumulated earnings and profits generally also will not be eligible for the 20% pass through deduction under Section 199A of the Code. Distributions may be subject to additional state, local and non-U.S. taxes depending on a U.S. Investor's particular situation.
Taxation of Tax-Exempt Investors
An investment in the Fund generally should not give rise to UBTI for Tax-Exempt Investors. Notwithstanding the foregoing, if a Tax-Exempt Investor borrows any amount to fund its investment in the Fund, a portion of such investment may be considered debt-financed, and as a result, some or all of its income from the Fund could be treated as UBTI. Certain Tax-Exempt Investors are subject to differing rules under the Code and may recognize UBTI from an investment in the Fund. Tax-Exempt Investors should consult their own tax advisers regarding the tax consequences of investing in the Fund.
Tax Shelter Reporting Regulations
If a U.S. Investor recognizes a loss with respect to Interests of the Fund in excess of certain prescribed thresholds (generally, $2 million or more for an individual U.S. Investor or $10 million or more for a corporate U.S. Investor), the U.S. Investor must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
Net Investment Income Tax
An additional 3.8% surtax generally is applicable in respect of the net investment income of non-corporate U.S. Investors (other than certain trusts) on the lesser of (i) the U.S. Investor's “net investment income” for a taxable year and (ii) the excess of the U.S. Investor's modified adjusted gross income for the taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally includes interest and taxable distributions and deemed distributions paid with respect to the Interests, and net gain attributable to the disposition of the Interests (in each case, unless the Interests are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to these distributions or this net gain.
Information Reporting and Backup Withholding
The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable distributions payable to U.S. Investors (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications or (b) with respect to whom the IRS notifies the Fund that this U.S. Investor is subject to backup withholding. Certain U.S. Investors specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the U.S. Investor’s U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by a U.S. Investor to furnish a certified TIN to the Fund could subject the U.S. Investor to a $50 penalty imposed by the IRS.
ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES, AND STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES, OF AN INVESTMENT IN THE FUND’S INTERESTS.

XIII.	ADDITIONAL INFORMATION
Summary of Partnership Agreement
The following is a summary description of additional items and of select provisions of the Partnership Agreement. The description of such items and provisions is not definitive and reference should be made to the complete text of the form of Partnership Agreement contained as an exhibit.
Liability of Investors. Investors of the Fund will be limited partners of a limited partnership as provided under Delaware law. Under Delaware law and the Partnership Agreement, all debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund, and no Investor shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being an Investor.
Duty of Care. The Partnership Agreement provides that none of the Directors, the General Partner or any of their respective affiliates, principals, members, shareholders, partners, officers, directors, employees, agents and representatives (each an “Indemnified Person”) shall have any liability, responsibility or accountability in damages or otherwise to any Investor or the Fund for, and the Fund agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Fund) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Fund in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Fund, on the part of the Indemnified Persons when acting on behalf of the Fund or otherwise in connection with the business or affairs of the Fund, or on the part of any agents when acting on behalf of the Fund (collectively, the “Indemnified Liabilities”); provided that the Fund shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person’s willful misconduct, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties.
No Director shall be: (i) personally liable for the debts, obligations or liabilities of the Fund, including any such debts, obligations or liabilities arising under a judgment, decree or order of a court; (ii) required to return all or any portion of any Capital Contribution; or (iii) required to lend any funds to the Fund.
Dissolution and Liquidation. The Fund will be dissolved upon the occurrence of any of the following:
•	the expiration of its term, except as otherwise extended pursuant to the Partnership Agreement;
•	upon the affirmative vote by the Directors, subject, to the extent required by the 1940 Act, to the required consent of the Investors;
•	the sale or other disposition at any one time of all or substantially all of the assets of the Fund; and
•	a degree of dissolution entered against the Fund.
On dissolution of the Fund, a liquidator shall be selected by the Board, if still constituted, or otherwise shall be a person proposed and approved by a majority in interest of the Investors. Those Fund assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to maximize proceeds.
Upon the dissolution of the Fund, its assets are to be distributed to its limited partners in accordance with the distribution provisions of the Limited Partnership Agreement, after providing for all obligations of the Fund.
Voting. Each Investor has the right to vote based on the pro rata value of its Interest at a meeting of Investors called by the Directors. Investors will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including the election of Directors, approval of the Master Fund’s agreement with any investment adviser to the Fund, and certain other matters, to the extent that the 1940 Act requires a vote of Investors on any such matters. Except for the exercise of their voting privileges, Investors in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

Reports to Investors
The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on Form 1099 to assist Investors in preparing their tax returns. The Fund will also prepare and transmit to Investors unaudited semi-annual reports and audited annual reports (when each becomes available) within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Investors will also receive quarterly reports regarding the Fund’s operations and investments made by the Master Fund. The Fund will offer Investors secure online access to financial reports and other investor notices and communications.
It is the responsibility of each Investor to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his/her/its investment in the Fund. We strongly recommend that each prospective Investor consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each Investor to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it.
Fiscal Year of the Fund
The Fund’s fiscal year is the 12-month period ending on March 31. The Fund’s taxable year is the 12-month period ending on September 30.
Independent Registered Public Accounting Firm
KPMG LLP, whose principal business address is Two Financial Center, 60 South Street, Boston, MA 02111, serves as the independent registered public accounting firm of the Fund.
Legal Counsel
Proskauer Rose LLP, Eleven Times Square, New York, NY 10036, serves as legal counsel to the Fund and the Master Fund. No attorney-client relationship exists, however, between Proskauer and any other person solely by reason of such other person investing in the Fund.
Financial Statements
The Fund will issue a complete set of financial statements on a semi-annual basis prepared in accordance with generally accepted accounting principles.

APPENDIX A
Related Performance Information For Related Accounts
The performance information below (the “PI”) represents the performance of all private equity fund vehicles and managed accounts (the “NB Related Fund Accounts”) managed by the Sub-Adviser with substantially similar investment objectives, policies and strategies to those of the Fund and the Master Fund. The PI does not include NB private equity vehicles and managed accounts that focus principally on secondary private equity investments or co-investments. Furthermore, the PI does not include dedicated commingled co-investment funds, dedicated commingled secondary funds, and certain specialty funds which focus primarily on private debt investments, healthcare income generating strategies, brand licensing, emerging managers, purchasing minority interests in hedge and private equity fund managers, or “outsourced CIO” programs. The PI also does not include the performance of recent fund accounts that commenced their investment operations after January 1, 2021, as these fund accounts are too early in their investment cycle to have meaningful performance information. Certain NB Related Fund Accounts included in the PI consist of capital contributed by the Sub-Adviser’s employees and affiliates and do not have fees, expenses, or carried interest. In addition, the PI does not include the private debt portfolio within NB’s evergreen public investment vehicle. The PI presented below differs from the standardized SEC performance required of registered investment companies.
The PI below does not represent the performance of the Fund or the Master Fund (which have not commenced investment operations as of the date hereof).
Past performance of the NB Related Fund Accounts is not indicative of future results, and there can be no assurance that the Fund will achieve comparable results or that the returns generated by the Fund or the Master Fund will equal or exceed those of the NB Related Fund Accounts or that the Fund or the Master Fund will be able to implement its investment strategy or achieve its investment objectives. Future investments will be made under different economic conditions and will include different underlying investments.
Investors should recognize the limitations of performance information for private equity fund investments due to a variety of factors including the valuation, cash flow, investment seasoning and accounting dynamics outlined in Section XI — “Risk Factors and Potential Conflicts of Interest – Limitations on Performance Information.”

The following table presents the performance of the NB Related Fund Accounts managed by the Sub-Adviser with substantially similar investment objectives, policies and strategies to those of the Fund and the Master Fund on a total return basis for a period of one, five and ten years. Performance for the NB Related Fund Accounts represent a time-weighted rate of return based on the beginning and ending market values of each quarter during the relevant period and are adjusted for cash flows. Performance data for periods greater than one year have been annualized. The performance information in the following table represents the PI of the NB Related Fund Accounts that were in existence during each of the relevant periods and not all NB Related Fund Accounts were in existence during all periods. The table presents returns net of all fees, including sales loads.
Please see important disclosures below the table.
Total Return (as of June 30, 2021)
	NB Related Fund Accounts	S&P 500	MSCI World
1 Year	57.0%	40.8%	39.7%
5 Year	21.1%	17.6%	15.4%
10 Year	18.5%	14.8%	11.3%
Performance Measurement for Private Equity Vehicles. Traditional approaches to the presentation of performance, such as average annual total return, have limitations when applied to private equity. The Adviser believes that reviewing the performance of a pool of private equity investments over a period of time that more closely equates to the long term cycle of private equity investments is a more effective measure of historic investment returns. Unlike mutual funds or private investment funds that invest primarily in the public securities markets (e.g., hedge funds), performance of private equity funds generally is not measured on the basis of annual total return calculations. Rather, most private equity funds use the “internal rate of return” or “IRR” as a measure of fund performance. This is because most private equity funds invest capital over several years by calling capital from investors, and make distributions to investors periodically, generally in connection with realization of one or more underlying investments. Therefore, the timing and amount of cash flows are more significant in measuring the performance of a private equity fund because, unlike most mutual funds or hedge funds, the timing and amount of cash flows to and from a private equity fund generally are determined by the fund’s investment manager or affiliated general partner, rather than the investor. IRR is a measurement of the average annual return earned on an investment since the investment’s inception. More specifically, IRR measures the internal rate of return on the present value of all capital called from investors, by calculating a rate of return on such capital contributions based on (i) all distributions made to investors and (ii) the value of residual unrealized investments in the applicable fund’s portfolio. The “net” IRR takes into account the management fees, expenses and carried interest paid by the applicable private equity fund-of-funds vehicle.

The chart below shows the annual compounded aggregate net IRR (after all fees and expenses), since inception through June 30, 2021 for the Sub-Adviser’s NB Related Fund Accounts with a principal investment strategy of making primary investments in Portfolio Funds and investing on an opportunistic basis in Secondary Investments and Co-Investments.
SINCE INCEPTION ANNUALIZED NET IRR (01/1987 – 06/2021)

Note: As of June 30, 2021. Past performance is not indicative of future results. Refer to “—Important Performance Information” below for certain important information related to the track record calculations. The performance information above represents performance of all private investment vehicles and managed accounts managed by NB Alternatives Advisers LLC with substantially similar investment policies, objectives and strategies to that of NB Crossroads Private Markets Fund VII. Please refer to“—Important Performance Information – Indices” for definitions of indices.
1.	Annual compounded aggregate internal rate of return (“IRR”), net of all NB fees and expenses, and net of underlying investment fees and expenses.
2.	Please refer to “—Important Performance Information” for more information regarding the public market returns calculation.
Important Performance Information
Past performance is not an indicator, guarantee or projection of future performance. The PI presented is derived from the financial statements of NB Related Fund Accounts. Unless otherwise noted, the PI presented is based upon the most recent net asset value of each NB Related Fund Account as of June 30, 2021. The PI is net of the Sub-Adviser’s fees, expenses and carried interest, is a composite, does not represent the performance of any one NB Related Fund Account, is based on realized investments and the value of unrealized investments, and does not equate with the returns experienced by an investor in any particular NB Related Fund Account as a result of differences in the nature, timing and terms of investments.
As noted on Page A-1, the PI also does not include the performance of recent fund accounts that commenced their investment operations after January 2021, as these fund accounts are too early in their investment cycle to have meaningful performance information. Certain NB Related Fund Accounts included in the PI consist of capital contributed by the Sub-Adviser’s employees and affiliates and do not incur fees, expenses, or carried interest.
Predecessors. The PI includes all NB Related Fund Account managed by the Sub-Adviser and its predecessor entities (the “Predecessors”), the oldest of which was founded in 1981. As of September 16, 2003, Crossroads Investment Advisers, L.P. transferred all of its business to Lehman Maverick Advisors I LLC (“LMAI”), which included its assets and employees. On October 3, 2003, LMAI changed its name to Lehman Crossroads Investment Advisers, LP (“LCIA”), and on July 22, 2005, LCIA changed its name to Lehman Brothers Private Fund Advisers, LP (“LBPFA”). On May 4, 2009, the majority of the assets and all of the employees of LBPFA were transferred, through a series of transactions, to the Sub-Adviser. The PI is presented since January 1, 1987, which reflects the first full-year period for which the relevant Predecessor provided private equity fund of funds discretionary investment advice. The Sub-Adviser and its affiliates are the successor to all of the Predecessors’ operational assets and employed at the time of the succession substantially all of their key personnel, and the Sub-Adviser became either the adviser or sub-adviser to all then-existing NB Related Fund Accounts previously advised by the Predecessors. References to the Sub-Adviser include the Predecessors.
Investment decisions for NB Related Fund Accounts are made by the Investment Committee on a majority vote basis. Any changes in personnel participating on the Investment Committee have occurred over a period of time and, with respect to each Predecessor, the members of the Investment Committee at the time of the relevant succession continued to serve as members of the Investment Committee immediately following the succession. Consequently, the Sub-Adviser continues to determine its investment advice with respect to NB Related Fund Accounts through the same decision-making process that was utilized by each of the Predecessors. The Investment Committee currently consists of fifteen voting members.
Indices. Each of the presented indices (the “Indices”) are unmanaged and have no expenses, and the investment attributes of the PI differ materially from those of the Indices, and therefore, NB Related Fund Accounts and the Indices should not be considered equivalent in respect of potential investment returns or risks. The Indices are presented to show general trends in the markets for the period or year presented.
The Standard & Poor’s 500 Index is a basket of 500 widely-held stocks that is weighted by market value. The MSCI World Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets.
Returns for the public stock indices are based upon simple quarterly market price appreciation of an investment in the index beginning on December 31, 1986 (or other relevant period) calculated on an annualized basis. Public market returns, other than MSCI World, exclude all dividends including both payment of dividends to an investor in the index and reinvestment of dividends in the index. Public market returns for MSCI World include all dividend payments to an investor in the index and exclude reinvestment of dividends in the index.
Returns for the public stock indices are calculated as follows: when a contribution is made by NB Private Equity to an underlying investment (the “Investment”), the same amount is represented as a negative cash flow (an outflow). The outflow purchases a number of hypothetical index shares at the price of the index on the date of the cash flow. When a distribution is made by an Investment to NB Private Equity, the hypothetical index shares are treated as sold, with the number of shares sold calculated as the percent of total Investment value that is distributed on that date multiplied by the number of index shares held on the date of the Distribution. A Distribution for that date is then calculated by taking the index shares sold on that date multiplied by the price of the index on that date. Thus, if 5% of the NAV is distributed by the Investment in a quarter, 5% of the hypothetical index shares are deemed sold. Since NAV is calculated at quarter end, the deemed NAV on any distribution date will be derived by assuming a level increase/decrease from the beginning of the quarter to the end of the quarter. The terminal NAV calculated at quarter end is estimated using the number of index shares deemed to be held by the Investment at quarter end, multiplied by the price of the index on the quarter end date.

PART C
OTHER INFORMATION
Part C of this Registration Statement should be read in conjunction with Parts A and B. Capitalized terms used in this Part C and not otherwise defined have the meanings given them in Parts A and B of this Registration Statement.
ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS
(1)	Registrant has no assets and financial statements are omitted.
(2)	Exhibits:
	(a)(1)	Certificate of Limited Partnership.(1)
	(a)(2)	Limited Partnership Agreement.(1)
	(b)	Not Applicable.
	(c)	Not Applicable.
	(d)	See Item 25(2)(a)(2).
	(e)	Not Applicable.
	(f)	Not Applicable.
	(g)	Not Applicable.
	(h)	Form of Placement Agency Agreement.(1)
	(i)	Not Applicable.
	(j)	Form of Custody Agreement.(1)
	(k)(1)	Form of Administration and Accounting Services Agreement.(1)
	(k)(2)	Form of Subscription Agreement.(1)
	(l)	Not Applicable.
	(m)	Not Applicable.
	(n)	Not Applicable.
	(o)	Not Applicable.
	(p)	Not Applicable.
	(q)	Not Applicable.
	(r)	Code of Ethics of Registrant and its Placement Agent, Investment Adviser and Sub-Adviser.(1)
(1)	Incorporated by reference to the corresponding exhibit of the Registrant’s Registration Statement on Form N-2 filed on November 16, 2021.
ITEM 26.	MARKETING ARRANGEMENTS
Not Applicable.
ITEM 27.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*
Legal fees
Blue Sky fees
Printing
Miscellaneous
Total
*	Incorporated by reference to Registrant’s Registration Statement on Form N-2 filed on November 16, 2021.
C-1

ITEM 28.	PERSONS CONTROLLED BY OR UNDER COMMON CONTROL
After completion of the private offering of Interests, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by the Investment Adviser. Information regarding the ownership of the Investment Adviser is set forth in its Form ADV as filed with the SEC (File No. 801-61757). Information regarding the ownership of the Sub-Adviser is set forth in its Form ADV as filed with the SEC (File No. 801-70009).
ITEM 29.	NUMBER OF HOLDERS OF SECURITIES
Set forth below is the number of record holders as of December 28, 2021, of each class of securities of the Registrant:
Title of Class: Limited Partnership Interests
Number of Record Holders: None
ITEM 30.	INDEMNIFICATION
Registrant’s Partnership Agreement contains provisions limiting the liability, and providing for indemnification, of the Registrant’s Directors and officers under certain circumstances. The Registrant hereby undertakes that it will apply the indemnification provision of the Partnership Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of the 1940 Act remains in effect.
Registrant, in conjunction with the Investment Adviser and Registrant’s Board, maintains insurance on behalf of any person who is an Independent Director, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. Registrant will not pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify.
ITEM 31.	BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Offering Memorandum in the section entitled “Management.”
ITEM 32.	LOCATION OF ACCOUNTS AND RECORDS
All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s administrator, UMB Fund Services, Inc., located at 235 W. Galena Street, Milwaukee, WI 53212, with the exception of certain documents which are in the possession and custody of the Investment Adviser, located at 1290 Avenue of the Americas, New York, NY 10104 and 53 State Street, 13th Floor, Boston, MA 02109. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Investment Adviser.
ITEM 33.	MANAGEMENT SERVICES
Not Applicable.
ITEM 34.	UNDERTAKINGS
Not Applicable.
C-2

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on the 28th day of December, 2021.
NB Crossroads Private Markets Fund VII Advisory LP

By:	NB Crossroads PMF VII GP LLC as its general partner

By:	/s/ James Bowden
Name:	James Bowden
Authorized Signatory

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, NB Crossroads Private Markets Fund VII Holdings LP has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York on the 28th day of December, 2021.
NB Crossroads Private Markets Fund VII Holdings LP

By:	NB Crossroads PMF VII GP LLC as its general partner

By:	/s/ James Bowden
Name:	James Bowden
Authorized Signatory